UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

IMAX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X ]	No fee required
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMAX Corporation 902 Broadway, 20th Floor New York, New York, U.S.A. 10010
April 26, 2024

Dear Fellow Shareholders:

2023 was an excellent year for IMAX — one in which the Company further established itself among the most consistent winners in global media and entertainment. Across our worldwide platform, IMAX opened its aperture to deliver a robust and diverse content portfolio — headlined by “Oppenheimer” and our outsized performance with the Hollywood slate, and expanding across local language releases, distinctive documentaries, and event content including “Taylor Swift: The ERAs Tour.”

As a result of our strategy, IMAX delivered one of the strongest years in its history in total revenue and global box office. It was our highest grossing year ever at the North American box office. It was our highest grossing year ever for local language films. We signed agreements for 129 new and upgraded IMAX systems worldwide—including our most signings ever outside of North America and China. Christopher Nolan’s Academy Award-winning “Oppenheimer”—shot with IMAX 70mm film cameras – vaulted into the top five IMAX releases of all time. The film earned Best Picture at the 2024 Academy Awards, and its producers thanked IMAX on-stage at the Oscars for making its historic run possible.

We continue to be a leading global platform for entertainment and events thanks to our brand, unique technology, asset-lite business model, and our ever-evolving platform.

We’ve only grown our momentum in 2024, driving an outsized share of the global box office, ongoing system sales activity, and more titles in production with IMAX film and IMAX-certified digital cameras than any time in our history. “Dune: Part Two”, shot entirely in IMAX, has vastly over indexed in our network; we’ve delivered more than 20% of the film’s global box office to date and it is now one of the top ten highest grossing IMAX releases ever.

In 2024, we expect to program more than 100 unique and exciting IMAX experiences for the first time, pushing The IMAX Experience® further into local language blockbusters, IMAX Documentaries, and emerging verticals including music and gaming, live experiences, and recurring programming.

Increasingly, the IMAX value proposition is as much about content creation as it is content delivery. Our technology is embraced by more of the world’s top filmmakers than ever – including Christopher Nolan, James Cameron, and Denis Villeneuve. Filmmakers, studios, and artists recognize that creating with IMAX technology for the IMAX platform is an increasingly vital creative pathway to commercial success. This year, we’re rolling out prototypes of our next generation IMAX film cameras to meet growing filmmaker demand.

Overall, the year ahead holds great promise for IMAX, and we are focused on growing and evolving our global business while delivering strong returns for our shareholders. I invite you to attend our 2024 Annual General Meeting of Shareholders, scheduled to be on June 6, 2024 via live audio webcast. Shareholders will be asked to vote on several proposals, details of which are set forth in the accompanying Notice of Annual General Meeting and Proxy Circular and Proxy Statement. Your vote is important, and we encourage you to ensure your shares are represented. You may vote by completing and returning the accompanying Form of Proxy. You may also vote online or by phone. Please refer to the Proxy Circular and Proxy Statement for instructions and additional details.

I look forward to meeting with you.

Sincerely,

/s/ Richard L. Gelfond

Richard L. Gelfond

CEO, IMAX Corporation

IMAX Corporation 902 Broadway, 20th Floor New York, New York, U.S.A. 10010	April 26, 2024

NOTICE of ANNUAL GENERAL MEETING of SHAREHOLDERS

to be held on

Thursday, June 6, 2024

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of IMAX Corporation (the “Company”) will be conducted as a virtual meeting via live audio webcast at: meetnow.global/MUPPDUQ on Thursday, June 6, 2024 at 10:00 a.m. (Eastern Time) (the “Meeting”), for the following purposes:

(1)
to receive the consolidated financial statements for the fiscal year ended December 31, 2023, together with the auditors’ report thereon;
(2)
to elect the ten individuals nominated to serve as directors until the close of the next annual general meeting of shareholders or until their successors are elected or appointed;
(3)
to appoint auditors and authorize the directors to fix the auditors’ remuneration;
(4)
to conduct an advisory vote on the compensation of the Company’s Named Executive Officers; and
(5)
to transact such other business as may properly be brought before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Circular and Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders.

Only shareholders of record as of the close of business on April 8, 2024 are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

/s/ Kenneth I. Weissman

KENNETH I. WEISSMAN

Deputy General Counsel & Corporate Secretary

Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, by going to meetnow.global/MUPPDUQ, provided they are connected to the Internet and comply with all of the requirements set out in the Proxy Circular and Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Responses to questions received during the Meeting will be provided in a format that is accessible by all meeting attendees. Beneficial shareholders who have not duly appointed themselves as a proxyholder will be able to attend the Meeting as guests provided they are connected to the Internet. Guests will be able to listen to the meeting, but will not be able to vote or submit questions at the Meeting.

Shareholders who wish to appoint a person other than the management nominees identified in the accompanying Form of Proxy or Voting Instruction Form (including beneficial shareholders who wish to appoint themselves to attend) must carefully follow the instructions in the accompanying Proxy Circular and Proxy Statement and on their Form of Proxy or Voting Instruction Form. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Investor Services Inc., after submitting their Form of Proxy or Voting Instruction Form. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving an invite code to participate and vote at the Meeting and only being able to attend as a guest.

1

YOUR VOTE IS IMPORTANT.

Shareholders who are unable to attend the Meeting online are requested to complete and return the accompanying Form of Proxy in the envelope provided for that purpose. Proxies must be deposited with Computershare Investor Services Inc., c/o Proxy Unit, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1 or at the Company’s address noted above on or before 10:00 a.m. (Eastern Time) on Tuesday, June 4, 2024. Shareholders may also vote in advance of the Meeting by following the instructions for voting by telephone or over the Internet in the accompanying Proxy Circular and Proxy Statement.

2

PROXY CIRCULAR

AND

PROXY STATEMENT

IMAX CORPORATION

902 Broadway, 20th Floor, New York, New York, U.S.A. 10010

tel: 212-821-0100

www.imax.com

(i)

Cautionary Note Regarding Forward-Looking Statements

This Proxy Circular and Proxy Statement contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks, market share, technology transitions, strategies and financial performance, our development of new products, technologies and capabilities, and other statements that are not historical fact, and actual results could differ materially. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our annual report for the fiscal year ended December 31, 2023 on Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and the Company undertakes no obligation to update any such statements.

(ii)

IMAX Corporation

902 Broadway, 20th Floor

New York, New York, U.S.A. 10010

GENERAL INFORMATION

This Proxy Circular and Proxy Statement (the “Circular”) is furnished in connection with the solicitation by the management of IMAX Corporation (the “Company,” “we” or “us”) of proxies to be used at our Annual General Meeting of Shareholders, which will be conducted as a virtual meeting to be held via live audio webcast online at: meetnow.global/MUPPDUQ on Thursday, June 6, 2024 at 10:00 a.m. (Eastern Time) (the “Meeting”), or at any continuation, postponement or adjournment thereof.

The Notice of Annual General Meeting of Shareholders, the Circular and the form of proxy (the “Form of Proxy”) are intended to be released on or about April 26, 2024 to holders of our common shares, no par value (the “Common Shares”).

Registered shareholders and duly appointed proxyholders who participate in the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time, provided they are connected to the Internet and comply with all the requirements set out below under “Voting at the Meeting.” Beneficial holders who have not duly appointed themselves as proxyholders may still attend the Meeting as guests, provided they are connected to the Internet. Guests will be able to listen to the Meeting but will not be able to vote or submit questions at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on June 6, 2024

Pursuant to the requirement promulgated by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a Form of Proxy or Voting Instruction Form. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Meeting.

The definitive proxy materials will also be available on the Internet at http://www.imax.com/Proxy.

Regardless of the number of Common Shares you hold, your role as a shareholder is very important, and the Board of Directors strongly encourages you to exercise your right to vote.

INFORMATION ON VOTING

Who Can Vote?

The Company's Board of Directors (the “Board of Directors” or the “Board”) has fixed April 8, 2024 as the record date for the Meeting. As of April 8, 2024, we had 52,624,944 Common Shares issued and outstanding. You are entitled to vote at the Meeting if you were a holder of record of Common Shares as of the close of business on April 8, 2024. You are entitled to one vote on each proposal for each Common Share you held on the record date. The holders of record of Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company.

None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Meeting.

Difference Between a Shareholder of Record and a Beneficial Holder

If your Common Shares are registered directly in your name on a share certificate or a direct registration system statement, you are considered the shareholder of record with respect to those Common Shares. If you are a shareholder of record, you will receive a Form of Proxy for this Meeting.

If your Common Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those Common Shares. However, you are still considered the beneficial owner of those Common Shares, and your Common Shares are said to be held in “street name.” Beneficial holders generally cannot submit a proxy or vote their Common Shares directly and must instead instruct the broker, bank, trust or other nominee on how to vote their Common Shares using the methods described below in “Voting by Beneficial Holders” on page 4.

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VOTING IN ADVANCE OF THE MEETING

SHAREHOLDERS OF RECORD

The following instructions for voting before the Meeting are for shareholders of record only. If you are a beneficial holder (meaning that your Common Shares are held in “street name”), please follow your broker’s instructions on how to vote your Common Shares. See the description in “Voting by Beneficial Holders” on page 4.

Voting in Person

See below under “Voting at the Meeting” on page 5.

Voting by Proxy

If you are a shareholder of record but do not plan to attend the Meeting, you may vote by proxy. There are three ways to vote by proxy.

Mail – You may vote by completing, dating and signing the enclosed Form of Proxy and promptly returning it, in the pre-addressed envelope provided to you, to Computershare Investor Services Inc. (“Computershare”), for receipt no later than 10:00 a.m. (Eastern Time) on Tuesday, June 4, 2024, or on the second to last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Form of Proxy no later than 10:00 a.m. (Eastern Time) Tuesday, June 4, 2024, or on the second to last business day prior to any postponed or adjourned meeting. Please refer to the holder account number and 15-digit control number provided on the Form of Proxy.

Internet – You may vote over the Internet by following the login and voting procedures described on the Form of Proxy. Please refer to the holder account number and 15-digit control number provided on the Form of Proxy. Detailed voting instructions will then be provided via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time until 10:00 a.m. (Eastern Time) on Tuesday, June 4, 2024, or on the second to last business day prior to any postponed or adjourned meeting.

The Internet voting procedure is designed to authenticate shareholders’ identities, to allow shareholders to vote their Common Shares and to confirm that shareholders’ votes have been recorded properly. Shareholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from Internet service providers, and that these costs must be borne by the shareholder. Also, please be aware that we are not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies or erroneous or incomplete information that may appear.

If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. Your previously submitted proxies will be revoked if you vote at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not vote at the Meeting.

What is a Proxy?

A proxy is a document that authorizes another person to attend the Meeting and cast votes on behalf of a shareholder of record at the Meeting. If you are a shareholder of record, you can use the accompanying Form of Proxy. You may also use any other legal form of proxy.

How do you Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the Meeting. The persons named in the enclosed Form of Proxy are directors and officers of the Company. You have the right to appoint one of the persons designated as proxyholders in the accompanying Form of Proxy. In the alternative, you have the right to appoint any other person, who need not be a shareholder of the Company, to attend and act on your behalf at the Meeting, and such right may be exercised by inserting such person’s name in the blank space provided in the enclosed Form of Proxy or by completing another proper form of proxy. The additional registration step outlined below under “Voting at the Meeting” must also be followed.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the Meeting, including any continuation of the Meeting if it is adjourned.

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How will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST, WITHHOLD, or ABSTAIN), your proxyholder must cast your votes as instructed. If you vote “WITHHOLD” on the proxy it is the equivalent to voting “ABSTAIN,” and you will be abstaining from voting, though you will be treated as present for the purposes of determining a quorum.

The person appointed as proxyholder has discretionary authority and may vote the Common Shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Annual General Meeting, and with respect to any other matter that may properly come before the Meeting. As of the date of this Circular, we are not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. If any amendments are proposed to these matters, or if any other matters properly arise at the Meeting, your proxyholder can generally vote your Common Shares as the proxyholder sees fit.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your proxyholder is entitled to vote your Common Shares as the proxyholder sees fit. If your proxy does not specify how you intend to vote on any particular matter, and if you have authorized a director or officer of the Company to act as your proxyholder, your Common Shares will be voted at the Meeting as follows:

•
FOR the election of the ten nominees for the Board of Directors named in this Circular as directors;
•
FOR the appointment of PricewaterhouseCoopers LLP as our independent auditors and authorizing the directors to fix the auditors’ remuneration; and
•
FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

For more information about these matters, please see “Item No. 1 - Election of Directors” on page 9, “Item No. 2 - Appointment of Auditors” on page 15, and “Item No. 3 – Advisory Vote on Named Executive Officer Compensation” on page 16.

How do you Revoke your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Meeting by depositing an instrument in writing (including another proxy) executed by the shareholder or the shareholder’s attorney authorized in writing: (i) at IMAX Corporation at 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary, at any time up to and including 10:00 a.m. (Eastern Time) on the last business day prior to the date of the Meeting or any adjournment or postponement thereof; or (ii) in any other manner permitted by law. If you revoke your proxy and do not replace it with another form of proxy that has been properly deposited, you may still vote Common Shares registered in your name at the Meeting. If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. Your previously submitted proxies will be revoked if you vote at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not vote at the Meeting.

Confidentiality of Voting

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•
there is a proxy contest;
•
the proxy contains comments clearly intended for management; or
•
it is necessary to determine a proxy’s validity or to enable management and/or the Board to meet their legal obligations to shareholders or to discharge their legal duties to the Company.

Solicitation of Proxies

While we intend to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by our directors, officers or employees. Directors, officers and employees will not receive any additional compensation for such activity. We will, upon request, pay brokers and certain other persons who hold our Common Shares for others their reasonable expenses for sending proxy materials to the beneficial owners of our Common Shares. The cost of solicitation will be borne by us. While we have chosen not to engage the services of a proxy solicitor to aid in the solicitation of proxies and verify records relating to the solicitation at this time, should we decide to do so, we will bear all costs of such solicitation.

(3)

VOTING BY BENEFICIAL HOLDERS

For beneficial holders of our Common Shares, copies of this solicitation have been distributed to your broker, bank or other intermediary who are required to deliver them to, and seek voting instructions from, beneficial holders (meaning shareholders who hold Common Shares in “street name”). Intermediaries often use a service company such as Broadridge Investor Communications (“Broadridge”) to forward meeting materials to beneficial holders. If you are a beneficial holder, you can vote your Common Shares at the Meeting through your intermediary by following the instructions your intermediary provides to you. As a beneficial holder, while you are invited to attend the Meeting, you will not be entitled to vote at the Meeting unless you make the necessary arrangements with your intermediary to do so, in addition, if applicable, to following the procedures set out below under “Voting at the Meeting” on page 5.

For the purposes of Canadian securities laws, beneficial holders fall into two categories – those who object to their identity being made known to the issuers of securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“NOBOs”). Subject to the provisions of Canadian National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, issuers may request and obtain a list of their NOBOs from intermediaries and may use the NOBO list in connection with any matters relating to the affairs of the issuer, including the distribution of proxy-related materials directly to NOBOs. We are not sending Meeting materials directly to NOBOs; instead, we use and pay intermediaries and agents to send the Meeting materials.

Voting Through an Intermediary

As a beneficial holder, you will be given a Voting Instruction Form by your intermediary, which must be submitted in accordance with the instructions provided by the intermediary. You must follow the intermediary’s instructions (which allow the completion of the Voting Instruction Form by mail, telephone or Internet). Occasionally, as a beneficial holder you may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of Common Shares owned by you as the beneficial holder but that is otherwise not completed. This form of proxy does not need to be signed by you. In this case, you can complete the form of proxy and vote by following the instructions provided by the intermediary.

Mail – You may vote by completing, dating and signing the Voting Instruction Form and promptly returning it in the pre-addressed envelope provided to you for receipt by no later than 10:00 a.m. (Eastern Time) on Monday, June 3, 2024, or on the third to last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Monday, June 3, 2024, or on the third to last business day prior to any postponed or adjourned meeting. Please refer to the 16-digit control number provided on the Voting Instruction Form.

Internet – If your intermediary is registered with Broadridge, you may vote over the Internet by following the login and voting instructions on your Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Monday, June 3, 2024, or on the third to last business day prior to any postponed or adjourned meeting. Please refer to the 16-digit control number provided on the Voting Instruction Form.

U.S. Householding

Some brokers, banks or other intermediaries may participate in the practice of “householding” proxy circulars and annual reports. This means that only one copy of the Circular and the annual report may have been sent to multiple shareholders in the same household. Each shareholder will continue to receive a separate Voting Instruction Form. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: IMAX Corporation, 902 Broadway, Floor 20, New York, New York, USA 10010, Attention: Investor Relations, 212-821-0154. If you would like to receive separate copies of the proxy circular and proxy statement and the annual report in the future, or if you are receiving multiple copies and want to receive only one copy for your household, you should contact your intermediary.

Information for U.S. Beneficial Holders

If you are a United States (“U.S.”) beneficial holder with an intermediary, you must instruct your U.S. intermediary how to vote your Common Shares. If you do not provide voting instructions, your Common Shares will not be voted on any proposal on which the U.S. intermediary does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your Common Shares as being present at the Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

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If you do not mark on the Voting Instruction Form how you intend to vote on a particular matter, your broker is entitled to vote your Common Shares as the broker sees fit with respect to “routine” matters such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors. However, your intermediary does not have discretionary authority to vote on the election of the nominees for the Board named in this Circular as directors, on the advisory vote on Named Executive Officer compensation, or with respect to other matters which may properly be brought before the Meeting, if your proxy does not specify how you intend to vote on those particular matters. Accordingly, if you are a U.S. beneficial holder, it is particularly important that you instruct your U.S. intermediary how you wish to vote your Common Shares on each matter.

VOTING AT THE MEETING

General

Shareholders of record may vote at the Meeting by completing a ballot online during the Meeting, as further described below under “How Do I Attend and Participate at the Meeting?” on page 6.

Beneficial holders who have not duly appointed themselves as proxyholder and do not have a 15-digit control number or an invite code will not be able to vote or submit questions at the Meeting but will be able to listen to the Meeting. This is because the Company and Computershare do not have a record of the beneficial holders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder.

If you are a beneficial holder and wish to vote at the Meeting, you must appoint yourself as proxyholder by inserting your own name in the space provided on the Voting Instruction Form sent to you and you must follow all of the applicable instructions, including the deadline, provided by your Intermediary. See “Appointment of a Third Party as Proxy” and “How Do I Attend and Participate at the Meeting?” below.

If you are a U.S. beneficial holder, to attend and vote at the Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, you must submit a copy of your legal proxy to Computershare in order to register to attend the meeting. Requests for registration should be directed by mail to the attention of Computershare at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 or by email at USLegalProxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than Monday, June 3, 2024 by 10:00 a.m. (Eastern Time). You will receive a confirmation of your registration by email after Computershare receives your registration materials. You may attend the virtual meeting and vote your shares at meetnow.global/MUPPDUQ during the Meeting. Please note that you are required to register your appointment at https://www.computershare.com/IMAX.

Appointment of a Third Party as Proxy

The following applies to shareholders who wish to appoint someone as their proxyholder other than the management nominees named in the Form of Proxy or Voting Instruction Form. This includes beneficial holders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint someone other than the management nominees as their proxyholder to attend and participate at the Meeting as their proxy and vote their Common Shares MUST submit their Form of Proxy or Voting Instruction Form, as applicable, appointing that person as proxyholder prior to registering their proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your Form of Proxy or Voting Instruction Form. Failure to register a duly appointed proxyholder will result in the proxyholder not receiving an invite code to participate in the Meeting and only being able to attend as a guest.

Step 1: Submit your Form of Proxy or Voting Instruction Form

To appoint someone other than the management nominees as proxyholder, insert that person’s name in the blank space provided in the Form of Proxy or Voting Instruction Form (if permitted) and follow the instructions for submitting such Form of Proxy or Voting Instruction Form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your Form of Proxy or Voting Instruction Form.

If you are a beneficial holder and wish to vote at the Meeting, you have to insert your own name in the space provided on the Voting Instruction Form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described below. By doing so, you are instructing your intermediary to appoint you as

(5)

proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please also see further instructions below under the heading “How Do I Attend and Participate at the Meeting?”.

Step 2: Register your proxyholder

To register a third party proxyholder, shareholders must visit http://www.computershare.com/IMAX by 10:00 a.m. (Eastern Time) on Monday, June 3, 2024 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with an invite code via email to participate in the Meeting. Without an invite code, proxyholders will not be able to vote at the Meeting and will only be able to attend as a guest.

How Do I Attend and Participate at the Meeting?

The Company is holding the Meeting in a virtual-only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person.

Attending the Meeting online enables shareholders of record and duly appointed proxyholders, including beneficial holders who have duly appointed themselves as proxyholder, to vote at the Meeting and ask questions at the appropriate times during the Meeting, all in real time. In order to participate online, shareholders must have a valid 15-digit control number and duly appointed proxyholders must have received an email from Computershare containing an invite code. A shareholder of record or a duly appointed proxyholder will appear on a list of proxyholders prepared by Computershare, who is appointed to review and tabulate proxies for this Meeting. To be able to vote their shares at the Meeting, each shareholder of record or duly appointed proxyholder will be required to enter their 15-digit control number or invite code provided by Computershare at meetnow.global/MUPPDUQ prior to the start of the Meeting.

Log in online at: meetnow.global/MUPPDUQ on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Edge or Firefox. We recommend that you log in at least 15 minutes before the Meeting starts.

If you are a shareholder of record, click “Shareholder” and then enter your 15-digit control number, which is the control number located on your Form of Proxy or in the email notification you received from Computershare.

OR

If you are a duly appointed proxyholder click “Invitation” and then enter the invite code that was provided to you by Computershare. In order to be a duly appointed proxyholder, the proxyholder must be registered as described in “Appointment of a Third Party as Proxy” above.

If you are a beneficial holder and have not appointed yourself as a proxyholder (as described above), click “Guest” and then complete the online form. Guests can listen to the Meeting but are not able to vote or submit questions.

The virtual meeting platform is fully supported across most commonly used web browsers (note: Internet Explorer is not a supported browser). If you attend the Meeting, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedures outlined above.

If you are using a 15-digit control number to login to the Meeting and you accept the terms and conditions, you will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. Your previously submitted proxies will be revoked if you vote at the Meeting. If you DO NOT wish to revoke all previously submitted proxies, do not vote at the Meeting. Responses to questions received during the Meeting will be provided in a format that is accessible by all Meeting attendees.

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VOTING REQUIREMENTS TO APPROVE MATTERS TO BE DISCUSSED AT THE 2024 ANNUAL GENERAL MEETING

Item No.	Vote Required	Broker Discretionary Voting Allowed
1. Election of the Ten Nominees for the Board of Directors	Majority of Votes Cast at the Meeting	No
2. Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	Majority of Votes Cast at the Meeting	Yes
3. Advisory Vote on Named Executive Officer Compensation	Majority of Votes Cast at the Meeting	No

Withheld/Abstentions or broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Quorum

The Meeting requires a quorum, which for the purposes of the Meeting means:

•
at least two persons present or connected by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the Meeting, each being a shareholder entitled to vote at the Meeting or a duly appointed proxyholder for a shareholder; and
•
persons owning or representing by proxy not less than 33⅓% of the total number of Common Shares entitled to vote at the Meeting.

As of April 8, 2024, we had 52,624,944 Common Shares issued and outstanding, each carrying the right to one vote at all meetings of our shareholders.

PROCEDURE FOR CONSIDERING SHAREHOLDER PROPOSALS FOR OUR 2025 ANNUAL GENERAL MEETING

IMAX is subject to both the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act"), and the provisions of the Canada Business Corporations Act (“CBCA”) with respect to shareholder proposals. To be included in next year’s proxy circular and proxy statement, a shareholder proposal must comply with the Exchange Act and the CBCA.

Shareholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2025 Annual General Meeting of Shareholders must submit their proposals to the Corporate Secretary of the Company by December 27, 2024, and must otherwise comply with the requirements of Rule 14a-8. Under the CBCA, shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with our 2025 Annual General Meeting must submit their proposals between January 7, 2025 and March 8, 2025. A proposal submitted to the Corporate Secretary should be submitted in writing to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary.

A shareholder wishing to nominate an individual to be a director, other than pursuant to a shareholder proposal, is required to comply with the advance notice procedures set forth in the Second Amended and Restated By-Law No. 1 of the Company. See “Nomination Process” on page 72.

SHAREHOLDER COMMUNICATION

Shareholders or other interested parties wishing to communicate with the Board, or any individual director, may do so by sending a written communication to IMAX Corporation, 902 Broadway, Floor 20, New York, New York, USA 10010, addressed to the Board or any individual director, Attention: Corporate Secretary. The Secretary forwards all such communications to the Board.

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FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The Board will submit to the shareholders at the Meeting the consolidated financial statements for the fiscal year ended December 31, 2023, and the auditors’ report thereon. A copy of these financial statements and the auditors’ report are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”), which is being mailed to our shareholders together with this Circular.

MATTERS TO BE CONSIDERED AT THE 2024 ANNUAL GENERAL MEETING

BOARD OF DIRECTORS’ RECOMMENDATIONS FOR YOUR VOTE

The following is a summary of matters to be considered at the Meeting together with the Board of Directors’ unanimous recommendations for your votes.

Item No.	Board Recommendation
1. Election of the Ten Nominees for the Board of Directors	FOR
2. Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	FOR
3. Advisory Vote on Named Executive Officer Compensation	FOR

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Item No. 1 - ELECTION OF DIRECTORS

Our articles provide that the Board of Directors may be comprised of a minimum of one and a maximum of 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. As of the date of this Circular, the size of the Board of Directors has been set at ten directors.

The Board of Directors is currently composed of Gail Berman, Eric A. Demirian, Kevin Douglas, Richard L. Gelfond, David W. Leebron, Michael MacMillan, Steve Pamon, Dana Settle, Darren Throop, and Jennifer Wong. The term of each director will expire at the close of the Meeting. Upon the recommendation of the Governance Committee, our Board of Directors has nominated the ten individuals identified on the following pages 10-14 for election at the Meeting. All of the nominees are currently serving as our directors. Shareholders are not permitted to vote for more than ten nominees.

Nominees for Election

Shareholders who wish to have the Board of Directors consider the nomination of any person for director at the 2025 Annual General Meeting of Shareholders should communicate with the Corporate Secretary. See the description in “Nomination Process” on page 72 for more information.

At the Meeting, shareholders will be asked to approve the election of directors by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. Shareholders will be allowed to vote “for” or “against” each nominee for the Board of Directors and, each nominee will be elected only if the number of votes cast in their favor represents a majority of the votes cast for and against them at the Meeting. The CBCA provides for a transitional period for any incumbent director who is not re-elected at the Meeting as a result of not receiving a majority of the votes in his or her favor, which permits such director to continue in office until the earlier of: (a) the 90th day after the day of the election; and (b) the day on which a successor is appointed or elected.

In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the proxy in favor of the resolution. If any of the nominees is for any reason unable to serve as a director, proxies in favor of management will be voted for another nominee in their discretion.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

The nominees for election as directors have indicated to us that they will serve if elected. Each director elected will hold office until the earlier of the close of the 2025 Annual General Meeting of Shareholders, until his or her successor is elected or appointed, or until the date of his or her resignation or termination.

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The following section lists certain information concerning the persons to be nominated for election to our Board of Directors.

Nominees for Election as Directors for the Term Expiring in 2025

RICHARD L. GELFOND Director (since March 1994) and Chief Executive Officer Age: 68 New York, New York, U.S.A.

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009. Mr. Gelfond served as Co-Chairman of the Company from June 1999 to March 2009 and served as Co-Chief Executive Officer from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc. (“IMAX China”), since May 27, 2015, and has been a director of IMAX China since 2010.

Mr. Gelfond serves as chairman of the board of trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts and Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Key Skills and Experience:

Mr. Gelfond’s long service as Chief Executive Officer of the Company, as well as his marketing, financial, legal and capital markets expertise, combined with his extensive knowledge of the business, operations and domestic and international markets of the Company and his formidable relationships with studios, exhibitors, directors, talent, and other partners and stakeholders of the Company, are valuable assets to the Board.

DARREN THROOP Chairman of the Board of Directors (since June 2021) and Director (since June 2015) Age: 59 Toronto, Ontario, Canada

Darren Throop has over 20 years of executive management experience in the entertainment industry. From 1999 to 2003, Mr. Throop was CEO of Records on Wheels, and prior to that, Mr. Throop owned and operated Canadian music retail chain Urban Sound Exchange. He served as President and CEO of Entertainment One, Ltd. (eOne), a leading entertainment company that specializes in the production and distribution of film, television and family content, from July 2003 to December 2022. In December 2020, Mr. Throop joined diversified play and entertainment company Hasbro, Inc., through its acquisition of eOne. Mr. Throop led eOne as its President & CEO and he was also an executive officer of Hasbro Inc. until 2022. He served on the board of eOne from 2003 to 2020.

Mr. Throop was appointed to The Order of Canada in 2020 for his innovative leadership in the entertainment and film industry. He is a member of the International Academy of Motion Pictures Arts & Sciences and has been inducted into the Canadian Music Hall of Fame, and was recognized as Entrepreneur of the Year by Grant Thornton.

Key Skills and Experience:

Mr. Throop’s experience in the growth of an entrepreneurial and international entertainment and content brand company engaged in television, film and music production, distribution, merchandising and licensing further strengthens the Board’s expertise in these areas.

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GAIL BERMAN Director (since March 2023) Age: 67 Pacific Palisades, California, U.S.A.

Gail Berman founded The Jackal Group, a content production studio creating scripted and unscripted television, feature films, and commercial theatre, in 2014 and has been the Chairman and the Chief Executive Officer of The Jackal Group from 2014 to 2018 and from 2020 to present. From 2019 to 2020, Ms. Berman served as the Chairperson and Chief Executive Officer of Sidecar Content Accelerator, an in-house production studio for Fox Entertainment. Ms. Berman also co-founded BermanBraun, a media company, in 2014. Her previous positions include President of Paramount Pictures (2005-2007), Entertainment President of Fox Broadcasting (2000-2005), and President of Regency Television (1998-2000).

Ms. Berman serves on the board of the Center Theatre Group, a Los Angeles’ non-profit theatre company, and as President of the Producers Guild of America. She is a member of the Academy of Motion Picture Arts and Sciences and the Television Academy.

Key Skills and Experience:

Ms. Berman’s extensive experience in the entertainment industry and the operation of an entrepreneurial content production company further strengthens the Board’s expertise in these areas and brings a valuable perspective to alternative content and live experiences.

ERIC A. DEMIRIAN Director (since September 2010) Age: 65 Toronto, Ontario, Canada Committee Memberships: Audit Committee (Chair)

Eric Demirian has been President of Parklea Capital Inc., a boutique financial advisory and strategy firm, since 2003, and is President of Demicap Inc., a private investment firm. Prior to Mr. Demirian’s position at Parklea Capital, he held the position of Executive Vice President of Group Telecom, Inc. from 2000 to 2003. Mr. Demirian’s previous positions include partner and head of Information and Communication Practice at PricewaterhouseCoopers (1983 - 2000).

Mr. Demirian serves as non-executive Chair of the board of Descartes Systems Group. He also serves on the board of Enghouse Systems Ltd. Mr. Demirian has served on the boards of numerous public and private companies. Mr. Demirian has previously served as a member of the Advisory Council for the School of Accounting & Finance at Ted Rogers School of Management at Ryerson University (renamed Toronto Metropolitan University in 2022), advisor to the Accounting Standards Board of CPA (Canada) and as Director and Treasurer for the Parkinson Foundation of Canada. He is a Chartered Professional Accountant and holds a Bachelor of Business Management from Toronto Metropolitan University.

Key Skills and Experience:

Mr. Demirian’s accounting experience combined with his substantial business and transaction experience makes him well suited to assist the Board in its assessment of financial and accounting matters. With his strong financial background, Mr. Demirian meets the SEC definition of an Audit Committee financial expert.

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KEVIN DOUGLAS Director (since October 2016) Age: 61 Greenbrae, California, U.S.A. Committee Memberships: Compensation Committee (Chair)

Kevin Douglas has been the Chairman and Founder of Douglas Telecommunications, a family investment office through which Mr. Douglas manages the Douglas family investment portfolio, since 1995. Prior to Douglas Telecommunications, he was Chairman of the board at Rural Cellular Management Corporation. Mr. Douglas has served on the board of Quantum Fuel Systems, LLC, since 2018. Mr. Douglas also has served on the board of KSR International Co. since 1985 and was formerly on the board of Stamps.com from 2003 to 2009. Mr. Douglas is IMAX Corporation’s largest individual investor and has been a shareholder since 2007. In 2014, the Company partnered with Mr. Douglas and his spouse, Michelle Douglas, to donate an IMAX® theatre to the University of Southern California’s School of Cinematic Arts. The Michelle and Kevin Douglas IMAX Theatre and Immersive Media Lab serves as a research and teaching facility for students to learn IMAX filmmaking as well as other immersive entertainment experiences.

Key Skills and Experience:

Mr. Douglas’ long association with the Company has given him a broad understanding of the Company’s business, its products and the markets in which it operates. Mr. Douglas’ investment and business experience with technology and other companies, together with his expertise in identifying new opportunities for investment and growth, are valuable resources for the Board.

DAVID W. LEEBRON Director (since September 2003) Age: 69 Houston, Texas, U.S.A. Committee Memberships: Governance Committee (Chair) Audit Committee

David Leebron served as President of Rice University from July 2004 to June 2022. In the fall of 2022 he was a visiting professor at Columbia Law School and Harvard Law School. Mr. Leebron is currently University Professor and President Emeritus at Rice University. In February 2024, Mr. Leebron was named President and CEO of Texas 2036, a non-partisan policy institute. He will retain his position at Rice University. Prior to July 2004, Mr. Leebron held the position of Dean of Columbia Law School since 1996 and Professor of Law since 1989.

Mr. Leebron is on the Council on Foreign Relations and is a member of the American Academy of Arts and Sciences. He served as Chair of the Association of American Universities (AAU) from 2016 to 2017. He currently serves on the boards of the Universities Research Association and Fulbright Canada.

Key Skills and Experience:

Mr. Leebron brings his broad legal experience, leadership, strategic and management skills as former President of Rice University and former Dean of Columbia Law School to the Board, which make him well suited to assess legal risks and other challenges faced by the Company, as well as to apply his experience to governance issues faced by the Company and the Board.

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MICHAEL MACMILLAN Director (since June 2013) Age: 67 Toronto, Ontario, Canada Committee Memberships: Audit Committee Governance Committee

Michael MacMillan is Chief Executive Officer of Blue Ant Media, a Canadian-based media company which he co-founded in 2011. Blue Ant is a producer, distributor and broadcaster with active operations in Toronto, Los Angeles, London and elsewhere internationally. Mr. MacMillan was Chairman and/or CEO of Alliance Atlantis Communications from 1998 to 2007. Mr. MacMillan co-founded Atlantis Films Limited in 1978, which acquired Alliance Communications in a reverse takeover in 1998 and which subsequently became Alliance Atlantis Communications. Mr. MacMillan retired from Alliance Atlantis in 2007 after selling the company to Canwest Communications and Goldman Sachs. In 2007, he co-founded Samara, a think tank that works to strengthen political engagement in Canada through innovative research and educational programs, and serves as Chair.

Mr. MacMillan is co-founder and co-owner of Closson Chase, a vineyard and winery in Prince Edward County, Ontario, Canada. A member of the Order of Canada, Mr. MacMillan has volunteered with numerous community and industry organizations over many years.

Key Skills and Experience:

Mr. MacMillan’s extensive experience in the entertainment industry as well as his ownership interests in various private companies and involvement with charitable organizations gives him a broad expertise in film and television production, digital publishing and other media, thus bringing additional expertise to the Board in these areas.

STEVE R. PAMON Director (since June 2021) Age: 53 South Orange, New Jersey, U.S.A. Committee Memberships: Compensation Committee Governance Committee

Steve Pamon is the President of VERZUZ, a digital media production company co-founded by GRAMMY® award-winning producers Swizz Beatz and Timbaland. His leadership spans talent, programming, production, finance, business affairs, and strategic partnerships. Prior to his role at VERZUZ, Mr. Pamon served as President and Chief Operating Officer of Parkwood Entertainment, global entertainer Beyoncé's multifaceted enterprise, encompassing oversight of music, touring, artist management, business ventures, and TV/film production. During his time leading Parkwood Entertainment, the team achieved a historic level of critical and commercial success, as evident in the Super Bowl 50 Halftime Show, “Lemonade” visual album, The “Formation World Tour,” “Homecoming”/Coachella Music Festival performance, “On the Run II” world tour, “Everything is Love” album, Global Citizen Africa festival, Adidas/Ivy Park products, and Disney's “Black Is King” movie, among many others. In addition, his team managed the careers of Grammy nominated musicians/actresses Chloe x Halle.

Prior to Mr. Pamon’s position at Parkwood Entertainment, he served as Head of Sports and Entertainment Marketing for JPMorgan Chase from 2011 to 2015 and was the Vice President of Strategy and New Business Development for the National Football League from 2008 to 2011. Mr. Pamon’s career journey also includes executive leadership and operating roles with HBO and Time Warner from 2001 to 2008 and McKinsey & Company from 1995-2000.

In addition to his executive roles, Mr. Pamon holds positions on the board of Herschend Family Entertainment (home to Dollywood® Parks & Resorts, Silver Dollar City® Attractions, Adventure Aquarium®, and the Harlem Globetrotters), and New York Road Runners (organizers of The New York City Marathon). His past board service included a seat on the board of World Wrestling Entertainment (“WWE”) from 2020 through 2024, that tenure culminated in a historic $21 billion merger with UFC/Endeavor, becoming one of the largest transactions in sports history.

Key Skills and Experience:

Mr. Pamon’s deep relationships with the creative community, as well as his broad experience as a senior executive within some of the leading players in media and entertainment, provides a valuable perspective to the Board as it evaluates new product and service opportunities. He also has experience in management consulting and investment banking, which further strengthens the Board in the areas of corporate strategy and financial matters.

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DANA SETTLE Director (since July 2015) Age: 51 Los Angeles, California, U.S.A. Committee Memberships: Compensation Committee Governance Committee

Dana Settle has been a Partner and Co-Founder of Greycroft Partners, a venture capital fund based in New York City and Los Angeles focused on investments in the Internet and mobile markets, since March 2006. Throughout her career, Ms. Settle has played a key role in the success of many technology startups. Prior to Greycroft, where she heads the firm’s West Coast arm in Los Angeles, Ms. Settle spent several years as a venture capitalist and adviser to startup companies in the Bay Area.

Ms. Settle currently serves on the boards of Greycroft’s investments in AppAnnie, Anine Bing, EBTH.com, Thrive Market, Steelhouse, TheRealReal, Clique Media Group, RocketJump and WideOrbit. She also managed the firm’s investments in Maker Studios (sold to Disney), Trunk Club (sold to JWN), Viddy (sold to FullScreen), AwesomenessTV (sold to Dreamworks), Digisynd (sold to Disney), ContentNext (sold to Guardian Media), Pulse (sold to LinkedIn) and Sometrics (sold to American Express). Ms. Settle’s additional experience includes business development at Truveo (AOL), investment banking at Lehman Brothers and international business development at McCaw Cellular Communications (AT&T).

Key Skills and Experience:

Ms. Settle’s extensive experience in the private equity markets, as well as her board positions and ownership interests in various digital and other start-up companies, gives her a broad expertise in emerging technology and media markets which is beneficial to the Board as it examines new opportunities. Ms. Settle also has experience in business development and investment banking which is relevant to the Board’s oversight of the Company’s financial matters.

JENNIFER WONG Director (since March 2023) Age: 49 New York, New York, U.S.A. Committee Memberships: Audit Committee

Jennifer Wong has served as the Chief Operating Officer of Reddit, Inc. since April 2018. Prior to April 2018, Ms. Wong was the President of Digital and Chief Operating Officer of Time Inc. from January 2016 to February 2018. She was the Chief Business Officer of POPSUGAR from September 2011 to December 2015.

Ms. Wong currently serves on the boards of Discover Financial Services and Marfeel. She has a B.S. in Applied Mathematics from Yale University, M.B.A from Harvard Business School, and M.S. in Engineering Economic Systems and Operations Research from Stanford University.

Key Skills and Experience:

Ms. Wong’s extensive experience in digital media, technology, building global businesses, and marketing, as well as her role as chief operating executive in various companies brings valuable perspective to the Board as the Company evaluates its short-term and long-term operations and explores new business initiatives in the digital sphere.

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Item No. 2 - APPOINTMENT OF AUDITORS

At the Meeting, shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), as our independent auditors, until the close of the next annual general meeting of shareholders at a remuneration rate to be fixed by the Board of Directors.

Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN.”

Representatives of PwC are expected to participate in the Meeting online and to be available to respond to appropriate questions and to make a statement if they desire to do so.

PwC are our principal independent accountants. PwC have been our auditors for more than five years. The following table presents fees for professional services rendered by PwC for the audits of our annual financial statements for the years ended December 31, 2023 and December 31, 2022, and fees billed for other services rendered by PwC during those periods.

Type of Fees	2023 ($)	2022 ($)	Description of Fees
Audit Fees	2,033,000	1,782,000

For professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K and of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, various statutory audits and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The increase in the audit fees was primarily attributable to the additional $225,000 paid in connection with non-routine audit matters, including the SSIMWAVE acquisition and the Cineworld bankruptcy.

Audit-Related Fees	89,000	85,000

For professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which include consultations concerning financial accounting and reporting standards and review of regulatory matters. In 2023 and 2022, audit-related fees consisted primarily of fees for the audits of the Company’s pension plans; the reimbursement of Canadian Public Accountability Board fees, and various other smaller matters.

Tax Fees	588,000	330,000

For professional services rendered in connection with tax services. In 2023 and 2022, tax fees were comprised of two areas: tax compliance such as corporate and indirect tax compliance, and other tax services such as tax advice related to transfer pricing including advance pricing arrangement support and corporate tax consulting in multiple jurisdictions and audit defense. Tax compliance related fees represented $139,000 and $121,000 of the total tax fees in 2023 and 2022, respectively, while other tax services represented $449,000 and $209,000 of the total tax fees in 2023 and 2022, respectively. The primary increase in tax fees related to international tax audits within other tax services.

All Other Fees	31,000	29,000	For professional services rendered related to HKSE requirement - Environmental, Social and Governance and Corporate Governance Code reporting in 2023 and 2022.
Total	2,741,000	2,226,000

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services and all other permissible non-audit services provided by PwC were pre-approved by the Audit Committee, and the fees for each category are budgeted. The Audit Committee requires PwC and management to report actual fees versus the budget to the extent that actual fees exceed budgeted and approved fees. The Audit Committee reviews all actual fees at year-end. During the year, circumstances may arise when it may become necessary to engage PwC for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engagement of PwC. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

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Item No. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory (nonbinding) basis (“Say-on-Pay”), the compensation program for our Named Executive Officers (“NEOs”) as disclosed in this Circular.

As part of our ongoing evaluation of our corporate and compensation practices, the Company launched a shareholder outreach program in 2019 and has since then conducted an annual shareholder outreach (with the exception of 2020) ever since. Our annual shareholder outreach program is designed to solicit feedback on our executive compensation program and allow shareholders to speak to members of our Board of Directors, including members of our Compensation Committee, as well as senior management. The Compensation Committee regularly reviews and considers shareholder feedback in determining executive compensation.

In connection with the 2023 shareholder outreach, we contacted the holders of approximately 72% of our outstanding shares and engaged in active discussions with investors who accepted meetings, representing 48% of our outstanding shares, which are the highest percentages of share base we have contacted and engaged, respectively, in connection with our annual shareholder outreach. In 2023, in response to shareholder feedback, the Compensation Committee included Free Cash Flow as a performance metric in the formulaic scorecard for the NEO short-term incentive bonus and updated its compensation peer group. In addition, the Company provided additional disclosure in the proxy statements to provide greater transparency to its shareholders with respect to the Company's executive compensation program. In 2024, we contacted the holders of approximately 67% of our outstanding shares and engaged in active discussions with investors who accepted meetings, representing 45% of our outstanding shares, in connection with our annual shareholder outreach.

The vast majority of the shareholders who participated in both the 2023 and 2024 shareholder engagement meetings expressed support for our executive compensation program structure and conveyed that it aligned with their expectations. The following is a summary of the key shareholder feedback from the 2024 shareholder outreach and our responses to such feedback.

2024 SHAREHOLDER FEEDBACK
What We Heard	How We Responded
Strengthen financial resilience through succession and contingency plans for the executive team and the Board of Directors

The Governance Committee of the Board has an ongoing dialogue with senior management regarding succession planning for the CEO and NEOs, and succession and contingency planning will be an integral part of the Board's annual strategy meeting in June.

Increase executive compensation component based on market valuation

The Compensation Committee will review with an independent outside consultant the optimal ratio between RSUs and PSUs as well as the weight of market value-based PSUs to balance shareholder value creation and the ability to effectively recruit and retain executives.

Increase share ownership requirements for directors and executives

In 2023, we updated our Share Ownership Guidelines to increase the directors' minimum shareholding requirement from 300% to 400% of the annual retainer and the CEO's from four times to five times the base salary.

Our Compensation Committee will review and consider further increases in the share ownership requirements for our directors and executives. We would like to highlight that all of our directors and officers currently exceed the minimum share ownership requirement by significant margins.

Continued use of total shareholder return (“TSR”) based compensation and Free Cash Flow as a performance metric for the formulaic component of the NEO compensation

Shareholders expressed that our TSR based compensation and use of Free Cash Flow as a performance metric create direct alignment to shareholder value.

The Compensation Committee considers shareholder feedback in determining the performance metrics for future compensation cycles. We continue to include a Free Cash Flow performance metric in the formulaic component of the 2024 NEO compensation, and 40% of the 2024 PSU grant was subject to achievement of TSR conditions.

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Consider simplifying the list of most important performance measures in the pay versus performance section

The list of most important performance measures in the pay versus performance section reflects the suite of measures used in the executive compensation. Our Compensation Committee reviews the NEO compensation performance measures on an annual basis. The Compensation Committee will take the shareholder feedback into account in determining the performance measures for future NEO compensation.

Discuss how the discretionary components of the NEO short-term incentive are determined

The Compensation Committee actively discusses the NEOs' performance against the Company's key strategies as well as the industry developments and events.

In response to the shareholder feedback, the Company included additional disclosure regarding the discretionary components in the NEO compensation under “— Pay and Performance in 2023 — CEO Performance Assessment — Discretionary Component” and “— Other NEOs' Performance Assessments” on pages 41-43.

In response to the proxy advisory firms' concern regarding the legacy change-in-control provisions in Mr. Gelfond's employment agreement, the Company actively solicited shareholders' feedback during the annual shareholder outreach. Shareholders understood that the key legacy provision stemmed from Mr. Gelfond's role as an equity-holder pursuant to a shareholders agreement entered into in connection with his acquisition of IMAX in 1994.

For more discussion on our shareholder engagement past and ongoing efforts and our responses to concerns raised by shareholders and major proxy advisory firms, please see “Compensation Discussion and Analysis — Say-on-Pay and Shareholder Engagement” on page 37.

As discussed in this Circular, the objectives of our executive compensation program are to:

•
provide competitive total compensation packages that include short-term cash-based and long-term equity-based incentive components that appropriately encourage and reward performance and retention and that both align with and create enduring long-term shareholder value;
•
reward the NEOs for their relative individual contributions to our success;
•
link executive compensation to our long-term strategic objectives; and
•
align the NEOs’ interests with shareholders’ interests through an equity award framework that creates a sense of ownership, mutual goals and shared risk among executives.

Consistent with these goals and as discussed in “Compensation Discussion and Analysis” beginning on page 26, we have structured our overall executive compensation program, which includes annual short-term cash bonuses and long-term equity compensation plans, to motivate executives, particularly through the use of detailed quantitative metrics for the NEOs, to achieve results consistent with certain business and individual performance factors, to reward the executives for achieving or exceeding such results and to encourage retention of executives beyond the current year. The Compensation Committee believes that our compensation program promotes a performance-based culture and aligns the NEOs’ interests with those of our shareholders through a strong emphasis on at-risk compensation tied to the achievement of performance objectives and shareholder value. Our compensation program is also designed to attract and retain highly talented executives in an extremely competitive entertainment landscape who are critical to the successful implementation of the Company’s strategic plan, a plan which is increasingly connected to and reliant upon the rapid evolution of digital entertainment media. The execution of this strategic plan resulted in IMAX delivering one of the strongest year in our history in 2023.

We encourage you to carefully review the “Compensation Discussion and Analysis” section, the tabular compensation disclosures and the related narrative disclosures for additional information about our compensation programs.

We are asking our shareholders to indicate their support for the compensation program for our NEOs as described in this Circular, particularly in light of the numerous material changes made to such program recent years, in response to shareholder feedback. The Say-on-Pay vote gives our shareholders the opportunity to express their views on our NEOs’ compensation program. This Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation program for the NEOs and the philosophy, policies and practices described in this Circular.

Shareholders will be asked to indicate their support for the compensation program for our NEOs as discussed in this Circular by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. In the absence of any

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instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Meeting:

RESOLVED that the shareholders approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative disclosure set forth in the Circular dated April 26, 2024.

Although the vote is advisory and non-binding in nature, the Board of Directors and the Compensation Committee will review the voting results and will consider shareholder views in connection with our executive compensation program. If there are a significant number of negative votes, the Board of Directors and the Compensation Committee will continue to seek to understand and consider the concerns that influenced the vote in making future decisions about executive compensation programs.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 26, 2024.

Name	Age	Position
EXECUTIVE OFFICERS:
Richard L. Gelfond	68	Chief Executive Officer (“CEO”) and Director
Natasha Fernandes	43	Chief Financial Officer (“CFO”) and Executive Vice President
Daniel Manwaring	40	Chief Executive Officer, IMAX China
Robert D. Lister	55	Chief Legal Officer and Senior Executive Vice President
Mark Welton	60	President, IMAX Global Theatres
Anne Globe	61	Chief Marketing Officer
Michele Golden	56	Global Chief People Officer and Executive Vice President
Giovanni M. Dolci	39	Chief Sales Officer
Kenneth I. Weissman	52	Deputy General Counsel and Corporate Secretary
Elizabeth Gitajn	58	Senior Vice President, Finance and Controller
Pablo Calamera	61	Chief Technology Officer and Executive Vice President

RICHARD L. GELFOND Chief Executive Officer and Director

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009 and has been a director since March 1994. Mr. Gelfond served as Co-Chairman of the Company from June 1999 to March 2009 and served as Co-Chief Executive Officer from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China, since May 27, 2015, and has been a director of IMAX China since 2010.

Mr. Gelfond serves as chairman of the board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts and Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

NATASHA FERNANDES Chief Financial Officer and Executive Vice President

Natasha Fernandes has served as the Company’s Chief Financial Officer since May 2022. Prior to her appointment as Chief Financial Officer, Ms. Fernandes served as Deputy Chief Financial Officer and Senior Vice President and oversaw the accounting, treasury, forecasting, budgeting, and long-range planning of the Company's worldwide operations since 2021. Before that, Ms. Fernandes served as Vice President, Finance & Corporate Treasurer of the Company since May 2018. Ms. Fernandes has held various other positions within the Company, including Vice President, Finance & Assistant Controller; Senior Director, Finance; and Director, Financial Reporting. She joined the Company in September 2007 as Manager, Financial Reporting. Prior to joining the Company, Ms. Fernandes was a Manager at Deloitte Touche Tohmatsu Limited. Previous to that, Ms. Fernandes was an associate accountant at Hilborn Ellis Grant, LLP.

Ms. Fernandes also serves on the Board of Directors of IMAX Theatres International Limited, a wholly-owned subsidiary of IMAX Corporation.

Ms. Fernandes is a member of Chartered Professional Accountants Canada and holds a Bachelor of Business Administration, Honours with Co-Operative Option from the School of Business and Economics of Wilfrid Laurier University.

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DANIEL MANWARING Chief Executive Officer IMAX China

Daniel Manwaring joined the Company in January 2023 as Chief Executive Officer of IMAX China, a subsidiary of the Company. Prior to joining the Company, Mr. Manwaring spent nearly 10 years with Creative Artists Agency, a well-known talent agency, in various roles, including as Head of Media Finance (Asia) from January 2020 to December 2022, Head of Motion Pictures China from January 2018 to December 2020, and as an agent from January 2013 to December 2018. Mr. Manwaring was also a Senior Financial Analyst of China Hydroelectric Corporation (NYSE: CHC) from October 2008 to October 2011 and a Financial Analyst of Friedland Capital Inc. from May 2007 to October 2008.

Mr. Manwaring graduated from the University of Florida, with a Bachelor of Science in Finance and a Bachelor of Arts in Chinese Language and Culture, in May 2008. Mr. Manwaring has been based in China since 2006 and is fluent in Mandarin.

ROBERT D. LISTER Chief Legal Officer and Senior Executive Vice President

Robert Lister joined the Company in May 1999 as Senior Vice President, Legal Affairs and General Counsel, and currently serves as Chief Legal Officer and Senior Executive Vice President. Mr. Lister has held numerous positions at the Company, including Chief Legal Officer and Chief Business Development Officer, Senior Executive Vice President and General Counsel and Executive Vice President, Business & Legal Affairs, Corporate Communications and General Counsel. Prior to joining the Company, Mr. Lister was Vice President, General Counsel and Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with the Company. From 1996 to 1998, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company.

Mr. Lister serves on the Board of Directors of both IMAX China and IMAX Theatres International Limited. Mr. Lister is a member of the New York State Bar Association.

MARK WELTON President, IMAX Global Theatres

Mark Welton joined the Company in July 1997 as Director, Business Affairs and was appointed President, IMAX Global Theatres in October 2011. Previous to that, Mr. Welton held the position of Executive Vice President, Corporate and Digital Development & Theatre Operation since April 2007. Mr. Welton has held various other positions within the Company including: Senior Vice President, Business Affairs; Senior Vice President, Theatre Operations; and Executive Vice President, Theatre Operations & General Manager, Digital. Prior to joining the Company, Mr. Welton was an associate lawyer at the law firm Stikeman Elliot LLP from 1994 until his employment with the Company. Prior to that, Mr. Welton was an associate accountant at Ernst & Young.

Mr. Welton serves on the Board of Directors of IMAX Theatres International Limited. Mr. Welton is a member of the Ontario Bar Association and the Chartered Professional Accountants Canada.

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MICHELE GOLDEN Executive Vice President and Global Chief People Officer

Michele Golden serves as the Executive Vice President and Global Chief People Officer for IMAX. In this role, she leads all Human Resources functions for the Company. Ms. Golden joined the Company in September 2022. Ms. Golden has over 20 years of Human Resources experience at media and entertainment companies, launching and scaling some of the industry's most recognizable brands.

Prior to joining the Company, Ms. Golden served as the Chief Human Resources Officer for HBO Max, WarnerMedia's global streaming platform from September 2020 to August 2022. From September 2019 to September 2020, Ms. Golden was the Chief People Officer for AT&T's former adtech unit, Xandr, leading its integration into WarnerMedia. Before joining Xandr, and before its acquisition by AT&T, she served as Senior Vice President of Human Resources for WarnerMedia since 2013. She also led the Human Resources functions for many well-known media and entertainment brands including Turner Sports, TBS, TNT, Cartoon Network and Bleacher Report, as well as three professional sports team, the Atlanta Braves, the Atlanta Hawks, and the Atlanta Thrashers.

Ms. Golden graduated from the University of Texas with a Bachelor of Science in communication and from Vanderbilt University with a Master of Business Administration.

ANNE GLOBE Chief Marketing Officer

Anne Globe joined the Company in January 2024 as Chief Marketing Officer. In this role, she leads the Company's global marketing efforts and is responsible for the IMAX brand across 89 countries and territories.

From 2015 to 2020, Ms. Globe served as the Chief Marketing Officer at Skydance Media, where she was behind the marketing and distribution strategies for Skydance's major IP including “Mission: Impossible”, “Terminator”, and “Jack Reacher”. From 1996 to 2013, Ms. Globe was the Chief Marketing Officer at DreamWorks Animation, where she oversaw marketing, distribution, and licensing for iconic franchises such as “Kung Fu Panda”, “How to Train Your Dragon”, “Shrek” and “Madagascar”.

Ms. Globe has served as an adjunct professor for the University of Southern California's Business of Cinematic Arts program since 2018. She is also a member of the Academy of Motion Picture Arts and Sciences and the American Film Institute.

GIOVANNI M. DOLCI Chief Sales Officer

Giovanni Dolci joined the Company in October 2012 as Vice President, Theatre Development and was appointed Chief Sales Officer in April 2021. Previous to that, Mr. Dolci held the position of Head of Global Sales since January 2020. Mr. Dolci also held the position of Vice President, Theatre Development and Managing Director, Europe and Africa beginning in January 2017 and became Senior Vice President in March 2018. Prior to joining the Company, he was Director of Business Development and Commercial Operations at Arts Alliance Media. Before his time at Arts Alliance Media, Mr. Dolci worked in film financing focusing on several projects in New Zealand, Italy and the UK.

Mr. Dolci also serves on the Board of Directors of IMAX Theatres International Limited.

Mr. Dolci has a degree in Economics and Management from Bocconi University in Milan and an MSc in Management from Cass Business School in London. He is a former Junior Fellow of the Aspen Institute, Italy.

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KENNETH I. WEISSMAN Deputy General Counsel Corporate Secretary

Kenneth Weissman joined the Company in October 2011 as Vice President, Legal Affairs, and he has held the position of Deputy General Counsel and Corporate Secretary since July 2022. Mr. Weissman became Senior Vice President, Legal Affairs in 2015, and in December 2017, Mr. Weissman was appointed Corporate Secretary and Chief Compliance Officer. Prior to joining the Company, Mr. Weissman was Senior Corporate Counsel at Sony Corporation of America, where he held various positions from 2004 through 2011. Prior to that, Mr. Weissman was an associate lawyer at Skadden, Arps, Slate, Meagher & Flom in New York and Testa, Hurwitz & Thibeault in Boston, and served as a law clerk to the Hon. Judith S. Kaye, Chief Judge of the State of New York.

Mr. Weissman is a member of the American Bar Association and the Association of Corporate Counsel.

ELIZABETH GITAJN Senior Vice President, Finance and Controller

Elizabeth Gitajn joined the Company in March 2023 as Senior Vice President, Finance & Controller. Prior to joining the Company, Ms. Gitajn was Vice President, Risk Management for Hudbay Minerals Inc. from 2015 to February 2023, where she created and oversaw its enterprise risk management program, led the global insurance program, and built and managed the internal audit and Sarbanes-Oxley compliance programs. Previous to that, Ms. Gitajn served as Corporate Controller at IAMGOLD Corporation from 2012 to 2015, which entailed publicly reporting financial results, corporate accounting, accounting policy, and global financial systems, processes and controls. Before that, Ms. Gitajn held various management positions within Barrick Gold Corporation in the finance areas of risk management, financial reporting, and planning from 2007 to 2012. Ms. Gitajn spent 14 years in public accounting, nine of which was with Arthur Andersen LLP and the last five years of which she spent with a large local Canadian firm where she held the position of Audit Partner.

Ms. Gitajn is a Certified Public Accountant (New Mexico), Certified Treasury Professional, Project Management Professional, Certified Internal Auditor, Certified Information Systems Auditor, and holds a B.A. in Accounting and Business Information Systems from the University of New Mexico Anderson School of Management.

PABLO CALAMERA Chief Technology Officer and Executive Vice President

Pablo Calamera joined the Company in February 2020 as Chief Technology Officer and Executive Vice President. Prior to joining the Company, Mr. Calamera was Chief Technology Officer for several pioneering start-ups and public companies, including JW Player from 2017 to 2019, where he oversaw all aspects of technology development and technical operations supporting small businesses to large global enterprises with the best video technology and monetization capabilities on web, mobile and embedded devices. Previous to that, Mr. Calamera served as Chief Technology Officer at Vonage from 2014 to 2017 and at iHeartRadio from 2011 to 2014, where he led technology vision, architecture, R&D and technical operations. Mr. Calamera also held technology leadership roles such as Director at Apple Inc. from 2006 to 2010 and Senior Director at Danger Inc. from 2001 to 2006.

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SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Shares as of April 8, 2024 or as otherwise indicated in the notes below, including: (i) all persons to be nominated for election to the Board of Directors, individually; (ii) all current directors and the NEOs, individually; and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner of Common Shares	Common Shares Beneficially Owned, Controlled or Directed (1)		Common Shares that can be Acquired within 60 days		Total	Percentage of Outstanding Common Shares (2)
Richard L. Gelfond	535,609		2,286,320	(3)	2,821,929	5.14%
Gail Berman(4)	6,778		—		6,778	*
Eric A. Demirian	54,409		—		54,409	*
Kevin Douglas	8,935,311	(5)	—		8,935,311	16.98%
David W. Leebron	116,579	(6)	—		116,579	*
Michael MacMillan	32,374		—		32,374	*
Steve Pamon	19,711		—		19,711	*
Dana Settle	53,286		—		53,286	*
Darren Throop	28,208		—		28,208	*
Jennifer Wong(4)	6,778		—		6,778	*
Natasha Fernandes	14,883		5,609	(3)	20,492	*
Daniel Manwaring	—		—		—	*
Robert D. Lister	138,889		106,053	(3)	244,942	*
Mark Welton	111,315		88,936	(3)	200,251	*
All directors and executive officers (20 persons)	10,164,122		2,506,487		12,670,609	*

* Less than 1%

(1)
Statements as to securities beneficially owned by directors and executive officers, or as to securities over which they exercise control or direction, are based upon information obtained from such directors and executive officers and from records available to us. The person named in the table has sole voting and investment power with respect to all of their Common Shares unless indicated otherwise.
(2)
The percent of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by the individual by 52,624,944 Common Shares outstanding as of April 8, 2024, adjusted for the number of Common Shares that such person or group had the right to acquire within 60 days of that date.
(3)
Reflects Common Shares issuable through the exercise of vested stock options.
(4)
Mses. Berman and Wong joined the Board on March 6, 2023.
(5)
Mr. Douglas has shared voting power with respect to 7,949,014 Common Shares and shared investment power with respect to 8,872,659 Common Shares. 8,935,311 Common Shares reflect (i) Mr. Douglas' shared investment power with respect to 8,872,659 Common Shares and (ii) Mr. Douglas' beneficial ownership of 62,652 Common Shares held by the MMD IDGT Trust.
(6)
Mr. Leebron has sole voting and investment power with respect to 115,279 Common Shares and shared voting and investment power with respect to 1,300 Common Shares.

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PRINCIPAL SHAREHOLDERS OF VOTING SHARES

We are not aware of any persons who as of April 8, 2024 beneficially owned or exercised control or direction over more than 5% of our Common Shares other than:

	Amount and Nature of		Percentage of
	Beneficial Ownership		Outstanding
Name and Address of Beneficial Owner of Common Shares	of Common Shares		Common Shares
Douglas Group	8,935,311	(1)	16.98%
Kevin and Michelle Douglas
K&M Douglas Trust
Celtic Financial LLC
Douglas Family Trust
James E. Douglas III
KGD IDGT
MMD IDGT
Irrevocable Descendants Trust FBO Alexander James Douglas Trust
Irrevocable Descendants Trust FBO Amanda Anne Douglas Trust
Irrevocable Descendants Trust FBO Jake Edward Douglas Trust
Irrevocable Descendants Trust FBO Summer Jean Douglas Trust
300A Drakes Landing Road, Suite 200, Greenbae, CA 94904
Macquarie Group Limited	4,797,682	(2)	9.12%
50 Martin Place, Sydney, New South Wales, Australia
Macquarie Management Holdings Inc.
Macquarie Investment Management Business Trust
610 Market Street, Philadelphia, PA 19106
Richard L. Gelfond	2,821,929	(3)	5.14%
902 Broadway, 20th Floor, New York, NY 10010
130 Main Street. 2nd Floor, New Canaan, CT 06840
BlackRock, Inc.	2,721,097	(4)	5.17%
50 Hudson Yards, New York, NY 10001
Nantahala Capital Management, LLC	2,658,753	(5)	5.05%
Messrs. Harkey and Mack
130 Main Street. 2nd Floor, New Canaan, CT 06840

The percentage of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by such person by 52,624,944 Common Shares outstanding as of April 8, 2024.

(1)
Based solely on information reported in a Schedule 13D/A filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, Irrevocable Descendant's Trust FBO Alexander James Douglas, Irrevocable Descendant's Trust FBO Amanda Anne Douglas, Irrevocable Descendant's Trust FBO Jake Edward Douglas, Irrevocable Descendant's Trust FBO Summer Jean Douglas, Douglas Survivors Trust Dated 1-29-1990, Kevin Douglas, Trustee, Celtic Financial LLC on January 25, 2024 with the SEC. As reported in such filing, Kevin Douglas has shared voting power with respect to 7,949,014 Common Shares. Kevin Douglas and his wife, Michelle Douglas, hold 3,843,154 Common Shares jointly as the beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust which holds 3,849,932 Common Shares. Kevin Douglas is the Manager of Celtic Financial LLC, which holds 571,989 Common Shares. Kevin Douglas may be deemed to have shared voting and dispositive power over the 62,652 Common Shares held by the KGD IDGT Trust. Michelle Douglas may be deemed to have shared voting and dispositive power over the 62,652 Common Shares held by the MMD IDGT Trust. Kevin Douglas also has shared dispositive power with respect to 923,645 Common Shares held by James E. Douglas, III and 880,000 Common Shares held by the Douglas Family Trust.
(2)
Based solely on information reported in a Schedule 13G filed by Macquarie Group Limited, Macquarie Management Holdings, Inc., and Macquarie Investment Management Business Trust (“Macquarie”) on February 14, 2024 with the SEC. As reported in such filing, Macquarie may be deemed to beneficially own 4,797,682 Common Shares, which are held by funds and separately managed accounts under its control. As the managing members of Macquarie, each of Messrs. Wolin, Connor, Speacht, Ciavarelli, Alexander and Glorioso may be deemed to be a beneficial owner of those Common Shares. Macquarie and Messrs. Wolin, Connor, Speacht, Ciavarelli, Alexander and Glorioso each had shared voting and dispositive power over 4,797,682 Common Shares.
(3)
Mr. Gelfond has sole voting and investment power with respect to 535,609 Common Shares and 2,286,320 Common Shares issuable upon the exercise of vested stock options.
(4)
Based solely on information reported in a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 7, 2024 with the SEC. As reported in such filing, BlackRock may be deemed to beneficially own 2,721,097 Common Shares, which are held by its subsidiaries. BlackRock had sole voting over 2,657,144 Common Shares and dispositive power over 2,721,097 Common Shares.
(5)
Based solely on information reported in a Schedule 13G filed by Nantahala Capital Management, LLC (“Nantahala”) on February 14, 2024 with the SEC. As reported in such filing, Nantahala may be deemed to beneficially own 2,658,753 Common Shares, which are held by funds

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and separately managed accounts under its control. As the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those Common Shares. Nantahala. Mr. Harkey and Mr. Mack each had sole voting over 2,658,753 Common Shares and dispositive power over 2,658,753 Common Shares.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary	Page 26
Overview of our Executive Compensation Program	Page 31
Executive Compensation Processes	Page 35
Pay and Performance in 2023	Page 41
Additional Information	Page 49

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation program for our Named Executive Officers (“NEOs”), the associated rationale, and key decisions and activities for the year ended December 31, 2023. For 2023, our NEOs were as follows:

Name	Role
Richard L. Gelfond	Chief Executive Officer
Natasha Fernandes	Chief Financial Officer and Executive Vice President
Daniel Manwaring (1)	Chief Executive Officer, IMAX China
Robert D. Lister	Chief Legal Officer and Senior Executive Vice President
Mark Welton	President, IMAX Global Theatres

(1) Mr. Manwaring was appointed as Chief Executive Officer, IMAX China on January 9, 2023.

Executive Summary

2023 was one of the best years on record for IMAX, with strong results across virtually every key financial and operational metric, highlighted by the increase of $0.88 in full-year adjusted earnings per share (“EPS”) versus 2022. The Company grew Global Box Office to nearly $1.1 billion – our second highest grossing year in our history, reflecting a rebound far stronger than that of the conventional cinema industry.

As a result, NEO compensation reflected leadership’s contributions to the success of the Company. The formulaic component payouts of the annual cash bonus for 2023 were above target, with aggregate enterprise-wide Company and IMAX China performance for NEOs resulting in a payout of 152.6% and 105.2% of target, respectively, with respect to the formulaic component. Total bonus payouts, including the individual performance component, for NEOs ranged from 113%-163% of target.

The performance period for our 2021 PSUs concluded on December 31, 2023, and based on our average three-year Adjusted EBITDA growth and three-year total shareholder return (“TSR”), awards were earned at 105% of target, reflecting in part our strong recovery from the COVID-19 pandemic.

During the Company's annual shareholder outreach, shareholders generally expressed satisfaction with the Company's overall executive compensation structure. The Compensation Committee regularly reviews shareholder feedback and continuously seeks to align executive compensation with shareholder expectations.

IMAX continued to provide a compensation mix heavily weighted towards performance-based and equity-based pay.

Annual cash bonus payouts are determined based on a formulaic component with quantifiable measures of Company performance (80% for the CEO, 50% for other NEOs) and an individual performance component focused on a discretionary assessment of individual contributions (20% for the CEO, 50% for other NEOs).

 In 2023, NEOs other than Mr. Manwaring received their equity in an equal mix of PSUs and RSUs, with PSUs earned based on achievement of Adjusted EBIDTA and TSR relative to the Company’s compensation peer group.

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IMAX utilizes non-GAAP measures in the performance-based elements of our compensation program. See “Non-GAAP Financial Measures” on page 82 for a reconciliation of all non-GAAP measurements to the most directly comparable U.S. generally accepted accounting principles (“U.S. GAAP”) measures in this CD&A and a description of how the non-GAAP numbers are calculated from our audited financial statements. In addition to the non-GAAP financial measures discussed below, management also uses “EBITDA”, as such term is defined in IMAX’s Credit Agreement dated as of March 25, 2022, and which is referred to herein as “Adjusted EBITDA per Credit Facility” or “Adjusted EBITDA”.

Performance in 2023

2023 was a year of notable achievements for IMAX, led by a strong box office recovery, which resulted in significant growth across financial and operational metrics. Below are significant highlights of our 2023 performance.

•
Our full-year Adjusted EPS grew nearly a dollar to 94 cents in 2023, up from 6 cents the year prior.
•
We achieved growth of 25% or greater across Revenue, Gross Margin, and Adjusted EBITDA.
•
Our operating cash flow more than tripled to $59 million, up from $17 million the year prior.
•
We installed 128 IMAX systems worldwide, — up 40% over 2022.
o
IMAX System installations were weighted to top markets with higher Per Screen Averages approximately 20% above our network average – examples include Japan, South Korea and France as well as United States and Canada.
•
We signed 129 systems for the full year — more than two and a half times the year prior.
o
IMAX System installations and signings remain key drivers of our long-term growth.
•
We grew Global Box Office to nearly $1.1 billion — our second-highest grossing year in our history.
•
The year was highlighted by the $180.4 million in IMAX Global Box Office generated by Oppenheimer, and strong indexing across titles including Super Mario Bros., Guardians of the Galaxy Vol. 3, Spider-Man: Across the Spider-Verse, and Mission Impossible: Dead Reckoning.
•
We have more “Filmed For IMAX®” titles in production with IMAX film and IMAX-certified digital cameras than any time in our history, with many of the industry's most prominent filmmakers embracing IMAX for their latest releases.
o
“Filmed For IMAX” releases traditionally over-perform in IMAX® theaters by significant margins.
o
We've expanded our “Film for IMAX” projects to markets like China, Japan, and Indonesia.
•
Despite industry strikes impacting the fourth quarter, IMAX Global Box Office in 2023 increased 2% over its pre-pandemic, 2017 to 2019 average. This compares to a -21% decline in box office for exhibitors worldwide over the same period.*
•
We achieved $227 million for local language box office, which far exceeded our prior record, from films in countries such as China, India, France and Japan as well as Malaysia and Thailand.

*Based on estimates by Gower Street Analytics.

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The table below highlights the Company's significant improvements across various key performance indicators in fiscal 2023.

(In thousands of U.S. dollars, except percentages and per share amounts)

Key Performance Indicator	Fiscal 2023 Performance	Fiscal 2022 Performance
Global Box Office	$1,059,000	$849,700
Revenue	$374,839	$300,805
Gross Margin	$214,341	$156,355
Gross Margin Percentage	57.2%	52.0%
U.S. GAAP Net Income (Loss) / Net Income (Loss) per Share (1)	$25,335 / $0.46	$(22,800) / $(0.40)
Adjusted Net Income / Adjusted Net Income per Share (1)(2)	$52,079 / $0.94	$3,207 / $0.06
Adjusted EBITDA per Credit Facility (1)(2)	$128,159	$84,458
Net Cash Provided by Operating Activities	$58,615	$17,321
(1)
Attributable to common shareholders.
(2)
See “Non-GAAP Financial Measures” on page 82 for a reconciliation of all non-GAAP measurements to the most directly comparable U.S. GAAP measure and a description of how the non-GAAP numbers are calculated from our audited consolidated financial statements.

Named Executive Officer Pay in 2023

The following summarizes some key highlights of NEO compensation in 2023, with additional information detailed in the balance of the CD&A.

•
CEO target compensation (the combination of base salary, target annual incentive and target annual equity grant value) was unchanged in 2023. This is the 6th consecutive year that Mr. Gelfond's target compensation has remained unchanged. His actual compensation was 9.6% higher due to the annual cash bonus being earned at 163% of target (versus 105% of target for 2022 performance).
•
For other constant NEOs (Ms. Fernandes and Messrs. Lister and Welton), target compensation on a constant currency basis increased by an average of 6.9% as a result of salary, target annual short-term incentive and target annual equity grant value increases. Actual compensation increased by an average of 10.0% as a result of an increase in the annual cash bonus outcomes and, where relevant, the target annual equity grant values.
•
While the general infrastructure of the annual cash bonus plan was unchanged (80% quantitative non-discretionary Company performance and 20% discretionary for the CEO, with an equal split for the other NEOs), the quantitative performance metrics were updated to be responsive to shareholder feedback and better align with 2023 priorities:
o
For the first time, in 2023 Free Cash Flow replaced liquidity, with the weighting reduced from 15% to 10%;
o
Installations and Signings replaced Connected Systems, with the aggregate weighting increased from 10% to 30%;
o
Adjusted EBITDA Margin replaced Adjusted EBITDA, with the weighting reduced from 25% to 15%; and
o
IMAX Global Box Office and Adjusted EPS were retained, with the weighting reduced from 25% to 15% and increased from 5% to 10%, respectively. For 2023, despite the challenges presented by the Hollywood writers and actors strikes throughout the year, the Compensation Committee used a higher number for the IMAX Global Box Office metric than the one in the Company's annual budget due to the Company's strong performance in the first quarter prior to formal adoption of the year's bonus metrics.
•
Mr. Manwaring’s quantitative company performance element was based on the performance of IMAX China and assessed relative to a scorecard similar to that used for IMAX globally.
•
Equity grants awarded to NEOs (other than Mr. Manwaring) were an equally weighted mix of PSUs and RSUs, with 60% of PSUs contingent on average adjusted annual EBITDA growth and 40% of PSUs contingent on relative TSR performance. Mr. Manwaring’s grant was 75% RSUs and 25% PSUs, with PSUs subject to the average adjusted annual EBITDA growth of IMAX China.

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•
For 2023, in response to shareholder feedback, the relative TSR performance goals applicable to PSUs were simplified and updated to better align with typical market practices. The threshold performance requirement was lowered from ranking at or above the 40th percentile to ranking at or above the 25th percentile, with a reduction in the level of vesting from 37.5% to 30% of the target award. The required level of performance to achieve 100% vesting was reduced from ranking at the 70th percentile to ranking at the 50th percentile. The level of performance to achieve maximum vesting was maintained at the 90th percentile or higher, but the associated payout was reduced from 175% of target to 150% of target.
•
The PSUs awarded in 2021 concluded their performance period at the end of 2023. The EBITDA PSUs and TSR PSUs vested at 175% and 0%, respectively. The aggregate PSU payout was at 105% of target, reflecting in part the Company’s strong financial growth over the three-year period ended December 31, 2023.

Other Committee Items of Note During 2023

•
The Company has an annual shareholder outreach program to solicit shareholder feedback on the Company's executive compensation. The program was established in 2019 and provides a platform for investors to directly engage with members of the Board of Directors. In 2024, the Company reached out to approximately 67% and held meetings with approximately 45% of our shareholder base. For detailed discussion of the Company's outreach program and the shareholder feedback received in 2024, please see “Executive Compensation Processes— Say-on-Pay and Shareholder Engagement” on page 37.
•
The Company entered into an amendment to Mr. Lister’s employment agreement as of October 20, 2023. Mr. Lister’s employment term was extended to December 31, 2026, subject to the terms and conditions of the employment agreement. Mr. Lister’s compensation terms remain the same as those previously disclosed.

Additional information regarding the terms of Mr. Lister’s employment agreement can be found in “Potential Payments Upon Termination or Change in Control” on page 59. A copy of the agreement was filed as an exhibit to the Company’s 2023 Form 10-K.

•
Based on the shareholder feedback received in the Company's annual shareholder outreach, the Compensation Committee updated the compensation peer group for 2023 compensation.
•
The Committee approved a new Clawback Policy, replacing the prior policy adopted in February 2020. The new policy, which complies with the applicable listing standards, applies to current and former executive officers and requires the Company to claw back awards of cash and equity incentive compensation that is earned, granted or vested based on the attainment of a financial reporting measure, which includes TSR.
•
We updated the Share Ownership Guidelines, increasing the directors' minimum shareholding requirement from 300% to 400% of the annual retainer and the CEO's from 400% to 500% of base salary.

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CEO Realizable Compensation and Performance

A central tenet of our compensation philosophy is a pay-for-performance culture that rewards superior performance. The following chart compares IMAX’s CEO three-year realizable compensation and TSR performance to our compensation comparator group, as illustrated in the table below.

Potential misalignment:
Low performance/ high pay
IMAX
Potential misalignment:
High performance/ low pay
Compensation %ile
3-Yr CEO Realizable Pay
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
TSR Performance %ile

Realizable pay reflects actual cash compensation earned and the intrinsic value of equity grants from the three most recent fiscal years for which the data was available, which for most of our peers reflects fiscal years 2020-2022. Total Shareholder Return represents the three-year compound annual growth rate in dividend-adjusted close price, using the close price on the last day of the period for which pay was collected. Financial data was sourced from S&P’s Capital IQ financial database and compensation data was sourced from applicable proxy filings.

IMAX reviews this analysis to understand how realizable pay aligns with stock price performance, which is a comparison used to assess relative performance externally. Historically IMAX has fallen inside the zone of alignment. For 2023, IMAX fell slightly outside the zone of alignment, which largely reflects the impact on our stock price resulting from: (i) the disproportionate effect of the global COVID-19 pandemic on the out-of-home entertainment industry, particularly in Greater China, and (ii) the delay in the release of several highly-anticipated film titles as a result of the Hollywood writers and actors strikes throughout 2023 coupled with an uncertainty regarding production delays impacting 2024, relative to other peers. The Compensation Committee is confident that IMAXs programs continue to be effective, align with shareholder interests, and suitably reflect our relative and absolute TSR performance, as evidenced by the 0% payout in respect of the TSR-based PSUs granted to NEOs in each of 2020 and 2021. This analysis will continue to be monitored for longer-term trends.

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Overview of Our Executive Compensation Program

Our Purpose and Compensation Philosophy

IMAX is a world leader in entertainment technology with a goal of creating awe-inspiring entertainment experiences that exceed all expectations. The IMAX® brand represents a promise to deliver what audiences crave — a memorable, more emotionally engaging, more thrilling and shareable experience. To achieve these goals, we rely on the knowledge, skills, expertise and experience of our leadership team, including our NEOs. Our overarching compensation philosophy is to pay-for-performance. We endeavor to attract and retain the necessary talent to deliver on our strategic objectives, to motivate performance achievement by promoting a pay-for-performance culture, to align executives’ interests to those of our shareholders by having a significant portion of total compensation tied to Company performance and to reward superior performance. The following principles have guided us in developing our compensation programs and in determining the total compensation for our NEOs.

Our business is unique, dynamic, fast-growing and complex given our increasingly global footprint and critical relationships within the worldwide entertainment industry.	Our NEOs should act in a manner that balances short-term growth and investments with sustainable long-term value creation for our shareholders, without creating undue risk.

We are taking the next evolutionary step for our business, growing beyond blockbusters to deliver unique events and awe-inspiring experiences globally. IMAX's box office recovery from the COVID-19 pandemic has significantly outpaced that of conventional cinema.

Our compensation program is also designed to attract and retain highly talented, experienced executives in an extremely competitive entertainment landscape who are critical to the successful implementation of the Company’s strategic plan, a plan which is increasingly connected to and reliant upon the rapid evolution of digital entertainment media.

Aligning Compensation with our Strategic Objectives

In assessing an individual executive’s performance and aligning it to his or her compensation, the achievement of individual, department and corporate strategic objectives are taken into consideration. Below are the metrics that were applicable to the assessment of 2023 performance. Mr. Manwaring's performance was assessed based on comparable measures for IMAX China.

Performance Metric	Where It Is Used	Why It Matters to IMAX
Adjusted EBITDA	• PSUs	Used by investors to evaluate the Company’s operating and cash flow performance
Adjusted EBITDA Margin	• Annual Cash Bonus	Used by investors to evaluate the Company's profitability and operating performance
IMAX Global Box Office	• Annual Cash Bonus	Reflects most significant driver of revenue from IMAX films and profit participation arrangements with both studio and exhibitors
Free Cash Flow	• Annual Cash Bonus	Demonstrates our ability to cover expenditures, meet debt obligations, repurchase stock and facilitate the growth of the business
Installations	• Annual Cash Bonus	Creates growth of the IMAX System network leading to further market share and operating performance gains
Signings	• Annual Cash Bonus	Solidifies further expansion for the IMAX System network and growth in the Company's operating performance
Adjusted EPS	• Annual Cash Bonus	Measures our success in delivering bottom-line profitable growth for shareholders and is used by investors to evaluate the Company’s performance
Relative TSR	• PSUs	Ensures that long-term compensation payouts are aligned with our shareholders’ experience of investing in our stock relative to other companies

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Compensation Elements

Core Compensation Elements

The IMAX executive compensation program consists of three core elements. Depending on an individual’s role, the individual may be eligible to participate in other plans either in addition to or instead of one or more of the elements detailed below.

Element	Purpose	Key Features
Base Salary	Compensate for services during the year Provide a base level of income and cash flow Take into consideration the competition for top talent in the industry
•
Specified within an NEO’s employment agreement and/or reviewed and amended during the Company’s annual review period. In all cases, the Compensation Committee reviews and approves all NEO base salaries
•
Takes account of a number of factors including:
▪
the role and its associated responsibilities
▪
the NEO’s capability, knowledge, skills and experience within the context of the role requirements
▪
market data for similar roles
▪
actual and relative individual performance and contributions
▪
the overall total compensation for the role

Annual Cash Bonus

Link annual incentive compensation to the achievement of specific performance metrics that are consistent with corporate strategic priorities and objectives

Recognize and reward individual performance and relative contribution, in addition to rewarding Company performance

•
No guaranteed bonuses
•
Target bonuses specified within an NEO’s employment agreement and range from 40% to 100% of salary for NEOs other than the CEO
•
CEO bonus capped at two times salary
•
Performance assessment equally weighs both Company and individual performance for NEOs other than the CEO; for the CEO, quantifiable, non-discretionary Company performance metrics account for 80% of his annual bonus calculation
•
Company performance based on formulaic scorecard for all NEOs
•
Subject to Clawback Policy

Long-Term Incentives	Create alignment between NEOs and shareholders Recognize scope of responsibilities Reward demonstrated performance Encourage retention
•
The NEOs were granted an equally weighted combination of PSUs and RSUs in 2023 (with the exception of Mr. Manwaring, who was granted a mix of 75% RSUs and 25% PSUs)
•
Award values specified within an NEO’s employment agreement or determined during the annual performance review and equity grant process are based on factors such as Company and individual performance, total compensation, scope of responsibility, importance of retention, market data and internal relativities
•
PSUs vest after a performance period of three years
•
With the exception of Mr. Manwaring, 60% of PSUs vest subject to achievement of Adjusted EBITDA and 40% of PSUs vest subject to achievement of relative TSR vs. the compensation peer group
•
RSUs vest in equal thirds over three years
•
Mr. Manwaring's long-term incentive awards were granted under IMAX China's long-term incentive plan (the “IMAX China LTIP”) and are weighted 75% in RSUs and 25% PSUs, the latter vesting subject to the achievement of three-year Adjusted EBITDA performance of IMAX China
•
Subject to Clawback Policy

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Other Compensation Elements

These three elements are supplemented by additional benefits that include retirement and pension plans, and perquisites.

Element	Purpose	Key Features
Retirement and Pension Plans	Provide for long-term financial security Encourage retention
•
All employees are offered the opportunity to participate in a plan, based on their role and country of residence, including (i) defined contribution employee retirement plans under Section 401(k) of the Internal Revenue Code in the United States (the “401(k) Plan”) and (ii) defined contribution plan in Canada (the “DC Plan”)
o
All Canadian employees are offered the opportunity to participate in a supplemental non-registered contribution plan for amounts in excess of the contribution limit under the Income Tax Act (Canada) (the “Non-registered Plan”)
•
Additionally, the CEO participates in the Supplemental Executive Retirement Plan (“SERP”) and is the beneficiary of an unfunded retiree health benefit plan

Perquisites and Other Benefits	Enable an NEO to focus fully on their role Provide for well‐being and security Contribute to competitive overall pay practice
•
Executive supplemental health plan
•
Executive wellness program
•
Car‐related benefits (Company car or car allowance) and the ability to be reimbursed for reasonable car‐related expenses
•
For certain NEOs, and outlined in their employment agreement, death in service benefits (lump sum payment under Company life insurance policies), premiums on supplemental life insurance policies and reimbursement of qualifying expenses related to tax, financial and estate planning services, charitable giving, business club memberships and incidentals
•
Relocation related support, including moving costs when employees are required to relocate at the request of the Company
•
Certain senior executives are eligible to receive allowances for certain housing and education-related costs that are customary in their specific jurisdiction.

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Target Compensation Mix

The three core elements of an NEO’s target compensation are assessed separately and in combination relative to the market, typically upon entry into or the renewal of an employment agreement, or in association with a promotion or change in role scope or during the Company’s annual performance review and compensation review process. The Compensation Committee believes that an NEO’s compensation levels and mix should reflect the scope and impact of his or her role in contributing to Company performance. As the scope and impact of an individual role increases, the following principles take hold:

A higher percentage of short-term and long-term compensation should be variable and at risk and based on specific metrics of Company performance, as well as individual performance and contribution.

A higher percentage of total compensation should be long-term in nature, to motivate actions conducive to long-term growth and success aligned to shareholder interests and tied to increasing shareholder value in a sustainable manner.

Equity compensation should increase as a percentage of total compensation, to further align an NEO’s interests with those of our shareholders, encouraging sustainable growth, long-term profits and an ownership mentality.

We annually determine the appropriate level of incentive compensation based on an NEO’s performance, relative contribution and Company performance. Other factors we consider in determining the appropriate mix of an NEO’s incentive compensation include the ability of the executive to further corporate business objectives, particularly key strategic and operational initiatives, his or her management and budgetary responsibility, the importance of retention and his or her level of seniority and experience.

The Compensation Committee views equity compensation as an important way of aligning NEOs to our long‐term growth and success, through exposure to our share price performance generally and, in the case of PSUs, our Adjusted EBITDA and relative TSR performance. In 2023, each NEO, other than Mr. Manwaring, received 50% of his or her equity awards in the form of PSUs and 50% in the form of RSUs. Given his role as the Chief Executive Officer of IMAX China, a publicly-traded company on the Hong Kong Stock Exchange, Mr. Manwaring received his equity compensation under IMAX China LTIP in the form of restricted share units (“China RSUs”) weighted at 75%, and performance stock units (“China PSUs”) weighted at 25%. In 2024, Mr. Manwaring's equity compensation was granted under the IMAX Corporation Long-Term Incentive Plan (the “LTIP” or “IMAX LTIP”) in the forms of IMAX Corporation RSUs and PSUs and had an equal weighting 50% for each type of equity award, consistent with our other NEOs.

Other NEOs(2)
Salary
31%
Target Bonus
17%
Target LTI
52%

(1)
Reflects target compensation mix for 2023 – comprises base salary, target annual bonus and target equity awards.
(2)
Average mix for non-CEO NEOs. Reflects target compensation mix for 2023 - comprises base salary (converted into USD at $1.3226 for Ms. Fernandes and Mr. Welton), target annual bonus and target annual equity award values.

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Good Governance Policies and Practices

There are several policies and practices that the Compensation Committee has approved or avoided, to reflect the best interests of our shareholders and take account of the high governance standards to which we hold ourselves accountable. These are summarized below.

What We Do	What We Avoid
✓ Link executive pay to IMAX performance and shareholder interests through our annual and long-term incentive plans	No single-trigger change-in-control provisions for long-term incentive awards
✓ Balance short- and long-term incentives, cash and equity, and fixed and variable pay appropriately	No evergreen share reserves
✓ Deliver the majority of target compensation based on direct and/or indirect (stock price exposure) performance	No hedging or pledging of equity holdings
✓ Deliver long-term equity compensation in a combination of time-based RSUs and performance-based PSUs	No re-pricing of underwater stock options without shareholder approval
✓ Use performance metrics that clearly align with our business strategy and key strategic drivers and are directly correlated to shareholder feedback	No tax gross-ups on perquisites
✓ Compare compensation and performance to a relevant group of comparator companies	No 280G excise tax gross-ups
✓ Conduct an annual “Say-on-Pay” vote	No guaranteed bonuses
✓ Require NEOs, a broader group of our executives, and outside directors to meet designated share ownership requirements
✓ Maintain a Clawback Policy and clawback provisions in employment and incentive agreements to provide the ability to recoup incentive compensation
✓ Provide only limited and reasonable perquisites
✓ Engage an outside independent compensation consultant

Executive Compensation Processes

Compensation Committee Oversight

The Compensation Committee is comprised solely of independent directors who, at the end of 2023, were Kevin Douglas (Chair), Steve Pamon, and Dana Settle.

Details of the Compensation Committee’s duties are summarized in “Corporate Governance” on page 69 and are fully documented in the Compensation Committee’s written charter which can be found on the Company’s corporate website – www.imax.com.

The overarching purposes of the Compensation Committee are to discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers and to administer the Company’s Management Bonus Plan and long-term incentive plans. Specifically, the Compensation Committee:

•
reviews and approves the compensation package of the CEO;
•
reviews and approves factors relevant to the compensation of the CEO and evaluates the performance of the CEO against these factors;

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•
reviews all new employment, consulting, retirement and severance arrangements for the CEO;
•
participates in calls with shareholders to solicit feedback and reviews and discusses such shareholder and/or proxy advisor feedback relating to compensation matters;
•
reviews and approves annually the components and the amount of compensation paid to potential NEOs;
•
evaluates and makes recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs;
•
performs the functions required of it under the Company’s equity incentive plans, such as approvals for the granting of awards to the Company's employees;
•
publishes disclosure required by regulations, including the annual Compensation Committee Report to shareholders on the Company’s executive compensation policies and programs;
•
periodically assesses the adequacy of the Compensation Committee Charter and recommends changes to the Board;
•
conducts a review and evaluation of the Compensation Committee’s operating effectiveness and reports to the Board the results of the evaluation; and
•
reviews this CD&A and recommends to the Board of Directors its inclusion in this Circular.

Role of Outside Consultants

As set out in its Charter, the Compensation Committee has the authority to retain outside consultants to provide independent advice to the Compensation Committee. The Compensation Committee did not engage any outside consultants in 2023.

In 2022, the Compensation Committee engaged Willis Towers Watson to conclude work initiated in 2021 with management on developing an updated peer group for compensation purposes, reflecting factors such as continuing consolidation within our industry and IMAX’s expanding focus into events and experiences, and streaming and consumer technology.

Role of Management

The Compensation Committee is accountable for any changes in compensation or employment terms for the CEO, who is not included in any committee discussions or decisions regarding changes to his own compensation.

The Board of Directors has determined that to best align executive compensation with our shareholders’ interests and the Company’s business strategy, the CEO should make recommendations to the Compensation Committee with respect to the compensation of the other NEOs, given his familiarity with day-to-day operations and insight into executive performance. Accordingly, for the other NEOs, recommendations are made by the CEO and subsequently reviewed and approved by the Compensation Committee.

Each year, the CEO reviews the performance of each of the senior executives, in consultation with the Global Chief People Officer and other supervising executives as applicable, and makes recommendations on all elements of compensation, except for those components of compensation already set out in an NEO’s employment agreement. In such situations, the CEO makes recommendations on the relevant elements of compensation at the time the employment agreement is being negotiated.

Evaluating Compensation

In evaluating the compensation for an NEO, the Compensation Committee or the CEO, as applicable, considers the following:

•
the individual’s experience, skill set, historical performance and expected future contribution, and the impact, including direct and indirect financial and non-financial costs to the Company if the individual were to depart from employment;
•
actual and relative individual performance and contribution;
•
the level of total compensation for our other senior executives; and
•
general market references in the form of pay information from other companies, published surveys and other public compensation disclosures that are related to the NEO's experience and skill-set.

In the case of compensation packages for the NEOs other than the CEO, the Compensation Committee reviews and determines whether to approve the components and amount of compensation recommended by the CEO, and the compensation packages are then implemented by the Company. The Board of Directors or the Compensation Committee must approve all equity award grants to NEOs.

Our compensation program is also designed to attract and retain highly talented and experienced executives in an extremely competitive entertainment landscape who are critical to the successful implementation of the Company’s strategic plan, a plan which

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is increasingly connected to and reliant upon the rapid evolution of digital entertainment media. The execution of this strategic plan resulted in IMAX delivering one of the strongest year in our history in 2023.

Say-on-Pay and Shareholder Engagement

As part of our ongoing evaluation of our corporate and compensation practices, the Company launched a shareholder outreach program in 2019 and has since then conducted an annual shareholder outreach (with the exception of 2020) ever since. Our annual shareholder outreach program is designed to solicit feedback on our executive compensation program and allow shareholders to speak to members of our Board of Directors, including members of our Compensation Committee, as well as senior management. The Compensation Committee regularly reviews and considers shareholder feedback in determining executive compensation.

In 2019 and 2020, the Compensation Committee overhauled the Company's executive compensation program in response to shareholder feedback. Among other things, the Compensation Committee significantly reduced the discretionary portion of the CEO short-term incentive bonus by adopting a pre-determined formulaic quantitative scorecard, removed all front-loaded equity awards and all stock option awards from the program and introduced PSU awards. In 2021 and 2022, shareholders generally expressed strong support for the changes made in 2019 and 2020 and noted that the revised compensation program was aligned with their expectations. As part of the Company's continued effort to improve its compensation program, the Compensation Committee made further improvements in 2021 and 2022 by increasing the proportion of PSUs in the equity mix for the non-CEO NEOs and adopting the same formulaic scorecard in determining non-CEO NEO short-term incentive bonuses. In 2023, in response to shareholder feedback, the Compensation Committee included Free Cash Flow as a performance metric in the formulaic scorecard for the NEO short-term incentive bonus and updated its compensation peer group. In addition, the Company provided additional disclosure in the proxy statements to provide greater transparency to its shareholders with respect to the Company's executive compensation program.

In 2024, we contacted the holders of approximately 67% of our outstanding shares and engaged in active discussions with investors who accepted meetings, representing 45% of our outstanding shares, in connection with our annual shareholder outreach.

The vast majority of the shareholders who participated in both the 2023 and 2024 shareholder engagement meetings expressed support for our executive compensation program structure and conveyed that it aligned with their expectations. The following is a summary of the key shareholder feedback from our 2024 shareholder outreach and our responses to such feedback.

2024 SHAREHOLDER FEEDBACK
What We Heard	How We Responded
Strengthen financial resilience through succession and contingency plans for the executive team and the Board of Directors.

The Governance Committee of the Board has an ongoing dialogue with senior management regarding succession planning for the CEO and NEOs, and succession and contingency planning will be an integral part of the Board's annual strategy meeting in June.

Increase executive compensation component based on market valuation

The Compensation Committee will review with an independent outside consultant the optimal ratio between RSUs and PSUs as well as the weight of market value-based PSUs to balance shareholder value creation and the ability to effectively recruit and retain executives.

Increase share ownership requirements for directors and executives

In 2023, we updated our Share Ownership Guidelines to increase the directors' minimum shareholding requirement from 300% to 400% of the annual retainer and the CEO's from four times to five times the base salary.

Our Compensation Committee will review and consider further increases in the share ownership requirements for our directors and executives. We would like to highlight that all of our directors and officers currently exceed the minimum share ownership requirement by significant margins.

Continued use of TSR based compensation and Free Cash Flow as a performance metric for the formulaic component of the NEO compensation

Shareholders expressed that our TSR based compensation and use of Free Cash Flow as a performance metric create direct alignment to shareholder value.

The Compensation Committee considers shareholder feedback in determining the performance metrics for future compensation cycles. We continue to include a Free Cash Flow performance

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metric in the formulaic component of the 2024 NEO compensation, and 40% of the 2024 PSU grant was subject to achievement of TSR conditions.
Consider simplifying the list of most important performance measures in the pay versus performance section

The list of most important performance measures in the pay versus performance section reflects the suite of measures used in the executive compensation. Our Compensation Committee reviews the NEO compensation performance measures on an annual basis. The Compensation Committee will take the shareholder feedback into account in determining the performance measures for future NEO compensation.

Discuss how the discretionary components of the NEO short-term incentive are determined

The Compensation Committee actively discusses the NEOs' performance against the Company's key strategies as well as the industry developments and events.

In response to the shareholder feedback, the Company included additional disclosure regarding the discretionary components in the NEO compensation under “— Pay and Performance in 2023 — CEO Performance Assessment — Discretionary Component” and “— Other NEOs' Performance Assessments” on pages 41-43.

The shareholders also appreciated the Company's ongoing efforts to improve corporate governance, including the formal adoption of cybersecurity and ESG-related oversight in the Audit and Governance Committee charters, respectively, in 2023.

In addition, major proxy advisory firms utilized by many of our shareholders raised the following point related to our executive compensation program.

Noted Proxy Advisory Concern	Change in Response to Feedback
Relative TSR target for PSU is set at the 50th percentile of a performance peer group
•
In 2023, the Compensation Committee made the following changes to the relative TSR performance conditions for the PSU awards granted in 2023: (1) the target amount is earned upon the Company's achievement of the 50th percentile of the new peer group (vs. 70th percentile of Russell 2000 prior to 2023), and (2) the maximum PSU payout is equal to 150% upon the Company's achievement of the 90th percentile of the peer group (vs. 175% at the 90th percentile prior to 2023).
•
The Compensation Committee believes that these adjustments to the TSR performance conditions is a better reflection of the Company's performance against its peers, better aligns with market normative practices, and creates a more competitive incentive tool for our executives.

Legacy Change-in-Control Provision for CEO
•
In response to the proxy advisory firms' concern regarding the legacy change-in-control provisions in Mr. Gelfond's employment agreement, the Company actively solicited shareholders' feedback during the annual shareholder outreach.
•
Shareholders understood that the key legacy provision stemmed from Mr. Gelfond's role as an equity-holder pursuant to a shareholders agreement entered into in connection with his acquisition of IMAX in 1994 (see “Potential Payments Upon Termination or Change-in-Control” on page 59).

Use of Market Data and Compensation Comparator Group

From time to time the Compensation Committee undertakes a review of the companies that are used to provide insight into market competitive compensation levels and practices, with the particular focus on the compensation of our CEO.

Defining a relevant compensation and performance peer group continues to be challenging, given IMAX's diversified and unique business, history of innovative technology and product offerings, broad success in the worldwide entertainment market (with heavy

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focus on Hollywood motion picture entertainment) and the highly global nature of our employee base and operations (for example, we own approximately 72% IMAX China, a publicly-traded company on the Hong Kong Stock Exchange). While identifying potentially relevant peers, the following criteria were considered.

Industry representation and operations related to entertainment and technology

IMAX is an entertainment technology company, with a strong focus on Hollywood and international motion picture entertainment, and other events and experiences. We require talent with deep and extensive experience in these areas, and we need to ensure we are competitive with other companies operating in these spaces. Industries covering media and entertainment were considered, in addition to technology companies focused on audio, video and or imaging solutions, as well as consumer streaming and technology companies.

Financial indicators within an appropriate range for market comparisons

We recognize that where possible, our comparator group should include companies of a generally similar size to IMAX, using financial indicators that provide a meaningful and consistent means of assessing size. Potential peers are assessed based on a revenue range of 0.5 – 3X IMAX, with gross margin and market capitalization considered as secondary reference points for informing how revenue is tracked and complexity of operations. Note that IMAX's high (50-60%) gross margins, licensing model and “asset-lite” business makes revenues an imperfect measure of comparison to other media and entertainment companies.

Global geographic footprints with exposure to growth markets outside North America	With IMAX China and the global nature of our operations, we require executives that have experience in multi-national companies, ideally including China.

Other factors related to our value proposition including the IMAX brand and the growing experience economy	Subjective consideration was given to the brand prominence and value of potential peers, along with their presence in emerging strategic areas for IMAX.

Based on the above considerations, in 2022, the Compensation Committee approved the following 14-company peer group for 2023 compensation.

Ambarella, Inc.	Dolby Laboratories, Inc.	The Marcus Corporation
Avid Technology, Inc.	fuboTV Inc.	WildBrain Ltd.
Cinemark Holdings, Inc.	Harmonic, Inc.	World Wrestling Entertainment, Inc.
Cineplex, Inc.	Knowles Corporation	Xperi Holding Corporation
Corsair Gaming, Inc.	Lions Gate Entertainment Corp.

When data for this group of companies is insufficient or inappropriate for the purpose of market comparisons, alternative references such as survey data are considered instead. The Compensation Committee reviews data for similarly situated roles when assessing and setting target total direct compensation for the NEOs. While comparator group and survey data are both useful tools in assessing compensation, it must ultimately be evaluated using sound business judgment based on specific knowledge of IMAX and its leaders. As such, both target and actual total direct compensation will depend on a variety of factors in addition to market data, including individual and Company performance, critical skills and capabilities, relative contribution, and retention.

Relative TSR Comparator Group

For PSUs granted in 2020, 2021, and 2022, relative TSR performance is assessed relative to the Russell 2000 constituents. For 2023 PSUs, relative TSR performance was assessed relative to the 2023 compensation peer group summarized above. Avid Technology, Inc.

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and World Wrestling Entertainment, Inc. were acquired in 2023 and were accordingly excluded from our relative TSR performance peer group.

Managing Compensation Risk

The Compensation Committee has determined, based on an assessment of the Company’s executive compensation programs completed by management, that our compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company. Central to that assessment is the fact that our compensation plans balance short-term and long-term incentives with the use of both cash and equity. This exposure to variable pay and the long-term sustainability of our stock price aligns our NEOs’ interests with those of our shareholders.

In addition, there are a number of additional policies that have been implemented with a view to further mitigating risks that may arise.

Share Ownership Guidelines
•
Require individuals to accumulate a significant ownership stake in IMAX so they are incentivized to maximize sustainable long-term returns for our shareholders
•
Apply to the CEO, current NEOs, other executives and members of the Board of Directors
•
Four-year time horizon to achieve ownership requirement, with annual milestones of 25% of the guideline
•
If an individual does not achieve the ownership guideline within the required time frame, the Company retains the ability to require 100% retention of awards granted under the equity programs or a reduction in incentive awards

Compliance with the Share Ownership Guidelines is assessed annually on April 1 based on a two-year average stock price. As at April 1, 2024, each NEO who is subject to the Share Ownership Guidelines met his or her respective share ownership requirement, either through full compliance or by progressing toward an increased guideline following a promotion.

Name	Guideline (% salary)		Current Ownership (% of salary)
Richard L Gelfond	500%		1,142%
Natasha Fernandes	50%	(1)	82%
Daniel Manwaring(2)	N/A		N/A
Robert D. Lister	100%		382%
Mark Welton	100%		399%

(1)
Ms. Fernandes became subject to the Share Ownership Guidelines in 2022 and is currently required to hold 50% of her salary in the equivalent of shares. She will be required to hold at least 100% of her salary in the equivalent of shares effective May 1, 2026.
(2)
Mr. Manwaring is not subject to the Share Ownership Guidelines given his role as Chief Executive Officer of IMAX China, a publicly traded company on the Hong Kong Stock Exchange.

Clawback Policy
•
In 2023, the Company revised the Clawback Policy that had been in effect since February 2020 to comply with New York Stock Exchange (“NYSE”) listing requirements
•
The Company’s Clawback Policy, which applies to current and former executive officers, requires the Company to claw back awards of cash and equity incentive compensation that is earned, granted or vested based on the attainment of a financial reporting measure (which includes TSR) when such payment was made as a result of achieving financial metrics that were subsequently amended due to an accounting treatment
•
Ability to seek recoupment is subject to the applicable laws, rules or regulations and Company policy

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•
The Clawback Policy is filed as an exhibit to the 2023 Form 10-K
•
The Gelfond Agreement (as defined in “Potential Payments Upon Termination or Change-in-Control” on page 59) contains provisions that allows the Company to clawback awards of cash and equity incentive payments in the case of no-fault or at-fault restatements

Hedging and Pledging
•
Pursuant to our Policy and Procedure on Insider Trading, executive officers, directors, employees and others subject to the policy are prohibited from hedging and pledging
•
Hedging includes trading in publicly-traded options, puts, calls or other derivative instruments that are designed to hedge or offset decreases and increases in the value of Company securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars and exchange funds
•
Pledging includes pledging Company securities as collateral for a loan, including through the use of margin accounts with a broker

Pay and Performance in 2023

Base Salary

NEOs’ base salaries are set out in their employment agreements, where applicable. The base salaries listed below were in place during 2023. The base salaries for Messrs. Lister and Welton were increased as part of the annual review process. In 2023, the Compensation Committee reviewed and increased Ms. Fernandes' salary by 8.7% to have her base compensation better align with her role and responsibilities and her achievements described in “Other NEOs' Performance Assessment” below.

Name	Currency	2022 Salary		2023 Salary	Change
Richard L. Gelfond	USD	1,200,000		1,200,000	0.0%
Natasha Fernandes(1)	CAD	460,161	(2)	500,000	8.7%
Daniel Manwaring (3)	USD	N/A		600,000	N/A
Robert D. Lister	USD	760,604		775,816	2.0%
Mark Welton(1)	CAD	773,273		800,000	3.5%
(1)
Ms. Fernandes and Mr. Welton are paid in Canadian dollars.
(2)
Ms. Fernandes was appointed Chief Financial Officer on May 1, 2022, and this represents her salary on the date of her appointment.
(3)
Mr. Manwaring was appointed as Chief Executive Officer, IMAX China on January 9, 2023, and this represents his salary on the date of his appointment.

Annual Cash Bonus Awards

In determining the annual cash bonus, the Compensation Committee assesses a combination of each NEO's performance and Company performance and the level of compensation that performance would deliver based on a pre-established target bonus opportunity. With the exception of Ms. Fernandes, NEO 2023 target bonuses as a percentage of base salary were unchanged relative to 2022: Mr. Gelfond's target was 100%, Mr. Lister's target was 60%, Mr. Welton's target was 70%, and Ms. Fernandes’ target bonus was increased from 50% to 55% effective June 1, 2023. Mr. Manwaring was appointed as the Chief Executive Officer of IMAX China in January 2023, and his target bonus was set at 40%.

CEO Performance Assessment

The CEO’s annual cash bonus is assessed based on two elements: (i) a formulaic component based on a scorecard of financial and operational metrics weighted at 80%, and (ii) a discretionary component based on an assessment by the Compensation Committee of key strategic achievements during the year weighted at 20%. The performance metrics used in the scorecard are pre-established by the Compensation Committee. In respect of the formulaic component, threshold performance equates to a payout of 50% of the weighted target bonus, target performance equates to a payout of 100% of the weighted target bonus, and maximum performance

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equates to a payout of 200% of weighted target bonus. Straight-line interpolation is used to calculate payouts between threshold and target, and target and maximum.

Formulaic Component (80%)

Performance Metric (1)	Weight (2)	Threshold	Target	Maximum	Actual Achievements	Actual % of Target	Payout
IMAX Global Box Office	15%	$828.8M	$1,100.0M	$1,320.0M	$1,059	96%	92%
Free Cash Flow	10%	$24.7M	$29.1M	$33.5M	$25.8	89%	62%
Installations	15%	94	110	132	128	116%	182%
Signings	15%	60	70	84	129	184%	200%
Adjusted EPS(3)	10%	$0.48	$0.57	$0.66	$0.95	167%	200%
Adjusted EBITDA Margin	15%	28.2%	33.2%	38.2%	36.7%	111%	170%
(1)
See “Non-GAAP Financial Measures” on page 82 for a reconciliation of all non-GAAP measurements to the most directly comparable U.S. GAAP measure and a description of how the non-GAAP numbers are calculated from our audited financial statements.
(2)
Together with the discretionary bonus of 20%, these components make up 100% of the CEO’s annual cash bonus award.
(3)
Includes a tax valuation allowance resulting in a positive impact of $0.7 million or $0.01 per share for the year ended December 31, 2023.

Each year the Committee reviews the performance metrics used in the scorecard to ensure such metrics align with the Company’s current financial and strategic goals. For 2023, shareholders suggested to the Company in our annual outreach regarding compensation that Free Cash Flow would provide strong alignment to shareholder value, so the Company adopted that metric (replacing a prior Liquidity metric). Similarly, a prior metric of Connected Systems was replaced by Signings and Installations of IMAX Systems, reflecting the increased importance of these metrics as the industry recovers from the pandemic and in the Company’s strategic efforts to increase the IMAX System Network globally. In 2023, the CEO’s performance based on the above scorecard resulted in an achievement of 153.6% of target bonus in respect of the formulaic component, or 122.9% of the overall target bonus.

Discretionary Component (20%)

The Compensation Committee believes it is important to also look at the CEO’s individual performance to incentivize and reward efforts in areas that are not necessarily quantifiable yet nonetheless integral to our continued success. Areas considered generally reflect key strategic achievements during the year that are leading indicators of our future performance. In 2023, the Company's key directional strategies included, but were not limited to, demonstration of IMAX's global brand power and leadership within the global film industry, continued expansion of the Company's local language film strategy, and diversification of the Company's alternative content portfolio.

In reviewing the CEO’s individual performance in 2023, the Compensation Committee noted the following achievements:

•
Demonstrated the global power of the IMAX brand, from the cultural phenomenon of seeing Oppenheimer in IMAX, a movie we associated our brand and technology within a material and highly visible way, to fans lining up to see Taylor Swift’s concert film in IMAX locations across the world.
•
Successfully managed all key functions of IMAX Entertainment with the departure of the Company’s former President, IMAX Entertainment, expanding our relationships with our studio clients globally and opening up new content markets in high-growth countries (resulting in a record-breaking $227 million of local language IMAX box office).
•
Traveled the globe to strengthen the Company's relationship with its worldwide exhibitor clients, resulting in 129 new signings, more than doubling our 2022 signings level and solidifying future network growth.
•
Successfully led the campaign to have many of the world's most prominent filmmakers use IMAX film and IMAX-certified digital cameras for their newest releases, resulting in more “Filmed For IMAX” projects in development—domestically and internationally—than at any time in our history.
•
Helped lead IMAX China in its continuing recovery from the COVID-19 pandemic, resulting in our exceeding budgeted gross office and in robust local language film performance; and

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•
Continued to use his platform as an experienced and globally successful leader in the media and entertainment industry to advocate the importance of the theatrical window to businesses and consumers, underscored by IMAX’s disproportionate box office recovery.

**Mr. Gelfond is Chairman of IMAX China but receives no incremental compensation in connection with that role.

In light of these achievements, the Compensation Committee scored the CEO a maximum in respect of the discretionary component, or 40% of the overall target bonus, with respect to the discretionary component.

Combining the formulaic component of $1,474,520.56 and discretionary component of $480,000.00 resulted in the Compensation Committee approving a total cash bonus for the CEO of $1,954,520.56 for 2023 (162.9% of the target bonus).

Other NEOs’ Performance Assessments

In 2023, the performance of the other NEOs, with the exception of Mr. Manwaring, was assessed based on (i) 50% related to the Company’s achievement of the same corporate objectives identified for the CEO as described above and (ii) 50% related to a qualitative evaluation of individual performance. The CEO evaluates the performance of the non-CEO NEOs and recommends the annual bonus level of such NEOs to the Compensation Committee. In assessing individual performance of other NEOs, the Compensation Committee considered the NEOs' contributions toward the Company's key directional strategies as well as their achievements in the divisional/functional goals and successful management of the respective function. The Compensation Committee noted the following achievements in determining the other NEOs' discretionary components:

Name	2023 Key Achievements
Natasha Fernandes
•
Spearheaded the investor relations efforts to increase shareholder base and to communicate IMAX's strategies, priorities, and growth opportunities
•
Streamlined the content approval process to ensure a higher return on the Company's entertainment investments
•
Revamped the budgeting process and strengthened the Company's forecasting abilities; virtually all financial and operational guidance we provided in 2023 was met or exceeded

Daniel Manwaring
•
Managed overall business strategy for IMAX China, exceeding the gross box office target for Greater China (which includes the mainland of the People’s Republic of China, Hong Kong, Macau, and Taiwan)
•
Guided IMAX China to 28 signings in Greater China
•
Oversaw significant cost-cutting efforts and streamlined operations, resulting in greater efficiencies and profitability

Robert D. Lister
•
Led the Company's successful responses to myriad of key business challenges, such as the Cineworld exhibitor bankruptcy, and multi-year film slate agreements with studios.
•
Provided counsel to the Board of Directors on all matters, including governance, disclosures and the onboarding of two new Board members.
•
Oversaw Human Resources during its transition to a new Chief People Officer and helped lead the operational transition of IMAX Entertainment after the departure of its President

Mark Welton
•
Successfully led the overall sales and theater operations teams, exceeding the 2023 targets and achieving 129 signings and 128 installations, both material increases versus 2022
•
Led the process of restructuring deals with the Company's exhibitor partners and key vendors, particularly in markets recovering more slowly from the pandemic
•
Improved efficiency in the Company's technology, maintenance, and tech services areas

Mr. Manwaring's annual cash bonus was assessed based on (i) 50% on IMAX China's achievements relative to a scorecard of similar objectives approved by both the Company's Board of Directors and the IMAX China Board and (ii) 50% on a qualitative assessment of individual performance by the CEO.

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Performance Metric	Weight(1)	Threshold	Target	Maximum	Actual Achievements	Actual % of Target	Payout
IMAX Global Box Office	25%	$203.1M	$270.8M	$324.9M	$298.4M	110%	151%
Installations	25%	34	40	48	26	65%	0%
Signings	25%	22	25	30	28	112%	160%
Adjusted EPS(2)	10%	$0.08	$0.09	$0.10	$0.08	94%	80%
Adjusted EBITDA Margin	15%	47.1%	55.4%	63.7%	57.9%	105%	130%
(1)
Together with the discretionary bonus of 50%, these components make up 100% of Mr. Manwaring's cash bonus award.
(2)
Calculated excluding the impact resulting from any tax valuation allowance.

The above scorecard resulted in an achievement of 105.2% of target bonus in respect of the formulaic component. Based on Mr. Manwaring’s individual performance described above, the CEO recommended and the Compensation Committee approved 113% of target bonus in respect of the qualitative component.

2023 Annual Cash Bonus Outcomes

The NEOs' performance described above resulted in the Compensation Committee approving the following annual bonus payments in respect of 2023:

Name	Currency	Target Bonus (% of salary)	Target Bonus ($)	Actual Bonus ($)	Actual Bonus (% of target)(1)
Richard L. Gelfond	USD	100%	$1,200,000	$1,954,521	163%
Natasha Fernandes (2)(3)	CAD	55%	$256,284	$403,443	157%
Daniel Manwaring	USD	40%	$240,000	$270,185	113%
Robert D. Lister	USD	60%	$465,490	$644,322	138%
Mark Welton	CAD	70%	$560,000	$806,885	144%
(1)
Expressed relative to eligible earnings for the year.
(2)
Ms. Fernandes and Mr. Welton are paid in Canadian dollars.
(3)
Ms. Fernandes' target bonus percentage increased from 50% to 55% effective June 1, 2023.

Long-Term Incentives Granted in 2023

Long-term incentive awards provide a direct alignment of interests with our shareholders given the exposure to movements in IMAX’s share price over a multi-year period. Such awards additionally recognize the scope of a role’s responsibility, rewards demonstrated performance, and encourages retention of talent and continuity in executive leadership. The level of value ultimately realized will largely reflect their successful execution of our strategy and ability to deliver long-term sustainable growth.

In 2023, with the exception of Mr. Manwaring, all eligible NEOs received an equally weighted mix of long-term incentives in the form of two types of equity-based awards that enable the Compensation Committee to achieve a combination of objectives.

•
PSUs enable the Compensation Committee to incentivize and reward performance over a multi-year period, with the level of payout directly contingent on the performance (long-term EBITDA growth, shareholder return) delivered; and
•
RSUs help retain senior leaders, whose experience and contributions are critical to the successful execution of our strategy.

Being equity-based, both RSUs and PSUs have a direct and inherent connection to the Common Share price performance and the direct interests of our shareholders. The Compensation Committee approves all long-term incentive awards to NEOs. In 2023, the CEO’s long-term incentive awards were granted on January 2, 2023 pursuant to the Gelfond Agreement. With the exception of Mr. Manwaring, all other NEOs’ long-term incentive awards were granted on March 7, 2023 in connection with their participation in the annual equity grant process as appropriate.

Given his role as the Chief Executive Officer of IMAX China, a publicly-traded company on the Hong Kong Stock Exchange, Mr. Manwaring received his equity compensation in the form of China RSUs and China PSUs. His China PSUs were subject to the average annual Adjusted EBITDA performance of IMAX China. In 2024, Mr. Manwaring's equity compensation was granted under the LTIP in the forms of IMAX Corporation RSUs and PSUs and had an equal weighting 50% for each type of equity award, consistent with our other NEOs.

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See “2023 Summary Compensation Table” on page 51 for additional information on the NEOs’ 2023 long-term incentive awards. All NEOs who are current employees are subject to Share Ownership Guidelines as discussed in further detail above. In determining the award values the Compensation Committee considers several factors:

Individual performance	Company performance	Role scope and responsibility	Salary	Internal relativities	Market Data and Practices	Equity availability

The key features of the awards made in 2023 were as follows:

PSUs
•
A PSU represents a contingent right to receive one Common Share of IMAX or IMAX China, as applicable
•
Represents 25% of the target award value for Mr. Manwaring and 50% of the target award value for all other NEOs
•
Award determined by dividing the target value by the fair market value on the date of grant, which for the relative TSR component is based on a Monte Carlo valuation
•
Performance is measured over three years starting on January 1 in the year of grant
•
For NEOs other than Mr. Manwaring, the PSUs were subject to average annual Adjusted EBITDA growth (60%) performance condition and relative TSR vs. the compensation peer group (40%) performance and market condition
•
For Mr. Manwaring, the China PSUs were subject to average annual Adjusted EBITDA growth for IMAX China

RSUs
•
An RSU represents a contingent right to receive one Common Share of IMAX or IMAX China, as applicable
•
Represents 75% of the target award value for Mr. Manwaring and 50% of the target award value for all other NEOs
•
Award determined by dividing the target value by the fair market value on the date of grant
•
Awards vest in three tranches on the first (33%), second (33%) and third (34%) anniversary of the date of grant

In 2023, the following awards were granted to NEOs. The size and mix of annual equity grants are determined in the relevant provision of each NEO’s employment agreement as guided by the factors above. All values below are shown in USD.

Name	Target Grant Value ($)	Total Actual Grant Date Value ($)	2023 PSU Award (#)	2023 PSU Award Grant Date Value ($)	2023 RSU Award (#)	2023 RSU Award Grant Date Value ($)
Richard L. Gelfond	5,500,000	5,499,992	173,730	2,749,996	187,585	2,749,996
Natasha Fernandes	600,000	774,964	19,181	387,473	20,777	387,491
Daniel Manwaring(1)	725,000	724,998	151,515	181,250	454,546	543,749
Robert D. Lister	1,450,000	1,449,951	35,888	724,970	38,873	724,981
Mark Welton	1,450,000	1,449,951	35,888	724,970	38,873	724,981

(1) Given his role as the Chief Executive Officer of IMAX China, a publicly-traded company on the Hong Kong Stock Exchange, Mr. Manwaring received his equity compensation in the form of China RSUs and China PSUs.

The 2023 PSU awards were granted subject to the following performance goals. For 2023, after the Company worked with an outside compensation consultant to update its TSR peer group, the relative TSR performance goals were simplified and updated to better align with typical market practices. The threshold performance requirement was lowered from ranking at or above the 40thpercentile to ranking at or above the 25th percentile, with a reduction in the level of vesting from 37.5% to 30% of the target award. The required level of performance to achieve 100% vesting was reduced from ranking at the 70th percentile to ranking at the 50th percentile. The level of performance to achieve maximum vesting was maintained at the 90thpercentile or higher, but the associated

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payout was reduced from 175% of target to 150% of target. Finally, the comparator group was changed from the broader Russell 2000 to the Company's more targeted compensation peer group.

Average Annual Adjusted EBITDA Growth Over the Performance Period	PSU Vesting (% of Target)		Relative TSR Percentile vs. Peer Group Over the Performance Period	PSU Vesting (% of Target)
<5.0%	0%		<25%	0%
5.0%	50%	Threshold	25%	30%
10.0%	75%	Target	50%	100%
12.5%	100%	Maximum	≥90%	150%
15.0%	125%			100%
17.5%	150%
≥20.0%	175%

Mr. Manwaring's China PSUs were granted subject to the IMAX China's achievement of the above average annual Adjusted EBITDA performance goals.

The PSU awards granted in 2021 and 2022 were subject to the same Adjusted EBITDA performance conditions summarized above and the following relative TSR conditions.

Relative TSR Percentile Rank vs. Russell 2000 Over the Performance Period	PSU Vesting (% of Target)
< 40th	0%
40th	37.5%
50th	50%
60th	75%
70 th	100%
80th	125%
≥90th	175%

Additional information regarding the treatment of the long-term incentives upon an NEO's termination of employment can be found in “Potential Payments upon Termination or Change-in-Control” on page 59, which provides details on the NEOs’ employment and change-in-control agreements.

Performance Stock Units Vesting

In 2021, NEOs were granted PSU awards (the “2021 PSU Awards”) subject to the Adjusted EBITDA and relative TSR goals vs. Russell 2000 summarized above. The three-year performance period (2021-2023) for these awards concluded on December 31, 2023, with awards vesting in the first quarter of 2024. The PSU awards granted to NEOs in 2022, which will vest in the first quarter of 2025, are subject to the same performance measures.

•
60% of the 2021 PSU Awards were subject to the Adjusted EBITDA goals. Based on the Company's average annual Adjusted EBITDA growth of over 20% over the three-year performance period, the 2021 PSU Awards subject to the Adjusted EBITDA metrics were scored at 175% in accordance with the pre-determined Adjusted EBITDA performance goals.
•
40% of the 2021 PSU Awards were subject to the relative TSR goals. IMAX ranked below the 40th percentile of the Russell 2000 TSR over the three-year period, resulting in no vesting in respect of the 2021 PSU Awards subject to the TSR metrics.

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In combination, these achievements resulted in the awards vesting at 105% of target PSU awards. As was the case with the 2020 PSUs, the above vesting conditions were approved prior to the onset of COVID-19, with no adjustments made to account for the impact of COVID-19 on the Company's business and financial performance. The Compensation Committee believes that the Company surpassing the Adjusted EBITDA goals for 2021 – 2023 reflects IMAX's successful performance in the face of the unprecedented challenges stemming from the COVID-19 pandemic, which significantly exceeded the recovery of the conventional exhibition industry by virtually every measure, and underscored the NEOs' strong performance in managing the Company through the pandemic and the recovery period. The Compensation Committee further believes that subjecting the PSU awards to a multiyear performance period furthers the Company’s objective of retaining key members of senior management.

Other Elements of Compensation

Retirement and Pension Plans

All employees are offered the opportunity to participate in at least one capital accumulation plan, to aid them in preparation for their future retirement. The exact nature of the plans offered for which an employee is eligible, including our NEOs, varies based on both their country of residence and level of seniority.

Retirement Plans
•
Available to eligible employees, which we believe allows our employees to benefit from tax-advantaged savings plans and is part of providing a competitive compensation package to retain talent
•
Defined contribution employee retirement plans in various jurisdictions, including under the 401(k) Plan in the United States and the DC Plan and the Non-registered Plan in Canada
•
Contributions are made to the plan based on a fixed percentage of each employee’s earnings
•
NEOs participate on terms consistent with all other eligible employees

Arrangements for our CEO
•
The Company provides supplemental benefits for the CEO, which we believe is a way to help retain our CEO by contributing to a competitive overall compensation package
•
SERP
o
Unfunded defined benefit arrangement
o
The value of the SERP is fixed at the amount of $20.3 million pursuant to the Gelfond Agreement
o
Benefits are 100% vested such that in the event of his termination of employment, other than for cause (as defined in the Gelfond Agreement), and our CEO is entitled to receive the benefits as a lump sum
•
Unfunded Retiree Medical Benefit Plan
o
Covers Mr. Gelfond and his eligible dependents
o
Provides that the Company will maintain retiree health benefits until Mr. Gelfond becomes eligible for Medicare
o
Thereafter, the Company will provide Medicare supplemental coverage, as selected by Mr. Gelfond. If such supplemental coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage
o
Mr. Gelfond is fully vested in this plan

For more information on the SERP and the retiree medical benefit plan, please see “2023 Pension Benefits” on page 58.

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Other Benefits

We periodically review the levels of personal benefits and perquisites provided to the NEOs to ensure competitiveness and value to the employees and to promote their health and wellness. The benefits provided are intended to be market competitive, with the goal of ensuring that our senior executives are focused on their health and well-being which we hope will better enable them to discharge their duties and effectively focus on their contributions to IMAX.

The supplemental health plan and executive wellness allowance exist to ensure that our medical benefits remain competitive in the market, and to ensure that our most senior executives are focused on health and well-being.

•
Executive Supplemental Health Plan: This plan, which covers certain of our senior executives located in the United States including our NEOs, provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans.
•
Executive Wellness Allowance: Certain senior executives, including all of our NEOs, can submit for reimbursement up to $2,500 in qualifying wellness costs each year.
•
Car Benefits: Certain senior executives are provided either with use of Company car or a car allowance, along with the opportunity to submit reasonable car-related expenses for reimbursement.
•
Relocation-related allowances: Mr. Manwaring was entitled to one-time costs associated with his relocation to Shanghai, which included moving costs in 2023.
•
Local allowances: Certain senior executives are eligible to receive allowances that are customary in their specific jurisdiction. Mr. Manwaring is entitled to an allowance for certain housing and education-related costs under his employment agreement.
•
Death-in-Service Benefit: Certain senior executives are entitled to receive a cash death benefit through our life insurance policies. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive a lump sum payment amount equal to two times the executive’s base salary, subject to prescribed maximums. In addition to our broader policy covering all executives, we have agreed to reimburse Mr. Gelfond for the costs of premiums associated with additional life insurance policies.
•
Reimbursement of Qualifying Expenses: Certain senior executives are eligible to submit for reimbursement qualifying expenses related to tax, financial and estate planning services, charitable giving, as well as business club memberships and incidentals.

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Additional Information

Employment and Change-In-Control Agreements

Currently, we have written employment agreements or offer letters with all of our NEOs, which are described in detail below in “Potential Payments upon Termination or Change-in-Control” on page 59. We believe that these agreements are critical to attract and retain experienced talent and to motivate and properly incentivize our NEOs, while still allowing the Compensation Committee and the CEO requisite discretion to determine overall compensation in a given year. These employment agreements specify details of the approach to salary, bonus, equity awards, and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Generally, the agreements are established at the time of hire and are amended from time to time to extend or modify the terms of employment, including to reflect compensation decisions resulting from a promotion or other change in job responsibility.

Each NEO’s employment arrangement requires that we make certain payments to the relevant NEO in the event of a termination of employment for various reasons. The NEOs are also entitled to certain payments in the event of a termination of employment in connection with a change-in-control of the Company. The provisions are designed to promote stability and continuity of senior management in the event of a transaction involving a change in control. Our severance and change-in-control benefits were determined on the basis of market practices to provide this stability as well as competitive overall compensation packages to the NEOs. No NEO has a “single-trigger” change-in-control benefit; all such provisions require a qualifying termination of employment following a change-in-control event.

Mr. Gelfond’s agreement includes provisions originally negotiated in connection with his role as an equity-holder pursuant to a shareholders agreement entered into as part of the acquisition of IMAX in 1994 by Mr. Gelfond and the Company's former co-CEO and Chairman, Bradley J. Wechsler, as well as an incentive bonus granted in 2006 (see “Potential Payments Upon Termination or Change-in-Control” on page 59). These legacy provisions provide Messrs. Gelfond and Wechsler with the opportunity to earn two payments on a change-in-control, based on the value of the Company. Mr. Wechsler's employment with the Company ended in 2009, though he still retains his rights to receive such payments. The Compensation Committee has reviewed these provisions and believes that renegotiating legacy agreements at this time with Mr. Gelfond and/or Mr. Wechsler would be both impracticable for the Company and damaging to shareholders. The Compensation Committee also continues to believe that these legacy provisions align with shareholders' interests, while not creating undue risk.

For a description of these agreements and terms, please see “Potential Payments upon Termination or Change-in-Control” on page 59.

Tax and Accounting Considerations

To the extent that any compensation paid to the NEOs constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, we intend to cause the compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award. In determining the form and amount of compensation awarded we look mainly to the compensation principles and objectives outlined above while also considering the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation”.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation paid to certain top executives to $1.0 million per taxable year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), there was an exemption from this $1.0 million deduction limit for compensation payments that qualified as “performance-based” under applicable regulations. In 2017, we modified our annual bonus program to comply with the requirements of Section 162(m), including Compensation Committee approval of metrics and targets at the beginning of the fiscal year. However, the enactment of the Tax Act eliminated the performance-based compensation exemption, except with respect to certain grandfathered arrangements.

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COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee hereby state that they have reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2023, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

April 26, 2024	Respectfully submitted,

Kevin Douglas (Chair)
Steve Pamon Dana Settle

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2023 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by the NEOs during the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)			Total ($)
Richard L. Gelfond	2023	1,200,000	-		5,499,992	(2)	1,954,521	-	(3)	74,122	(4)	8,728,635
Chief Executive Officer	2022	1,200,000	-		5,499,961		1,258,243	-		79,800		8,038,004
and Director	2021	1,200,000	-		5,899,985		1,900,000	-		81,457		9,081,442
Natasha Fernandes(5)	2023	370,513	-		774,964	(6)	300,000	-		44,041	(7)	1,489,518
Chief Financial Officer and	2022	336,032	-		599,994		250,000	-		38,352		1,224,377
Executive Vice President	2021	-	-		-		-	-		-		-
Daniel Manwaring(8)	2023	589,080	75,000	(9)	724,998	(10)	270,185	-		267,835	(11)	1,927,099
Chief Executive Officer, IMAX China	2022	-	-		-		-	-		-		-
	2021	-	-		-		-	-		-		-
Robert D. Lister	2023	772,013			1,449,951	(12)	644,322			136,911	(13)	3,003,197
Chief Legal Officer and	2022	755,065			1,449,973		500,000			67,496		2,772,534
Senior Executive Vice President	2021	738,450	-		1,760,093		500,000	-		63,620		3,062,163
Mark Welton (14)	2023	599,817	-		1,449,951	(15)	600,000	-		71,389	(16)	2,721,157
President, IMAX Global Theatres	2022	566,777			1,449,973		500,000	-		59,151		2,575,900
	2021	592,168	-		1,750,685		500,000	-		63,473		2,906,326
(1)
As required by SEC rules, the “Option Awards” and “Stock Awards” columns in this Summary Compensation Table reflect the aggregate grant date fair values of stock options, PSUs and RSUs, respectively, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (with no reductions for forfeitures). See Note 17(c) of Notes to Consolidated Financial Statements in Item 8 of the 2023 Form 10-K, for the assumptions used to calculate the fair value of the stock options, PSUs and RSUs. Whether, and to what extent, an NEO realizes value with respect to stock option, PSU or RSU awards will depend on our actual operating performance, stock price fluctuations relative to a peer group and the NEO’s continued employment.
(2)
This amount represents the grant date fair value of 187,585 RSUs and 173,730 PSUs granted on January 2, 2023 pursuant to the Gelfond Agreement.
(3)
The carrying value of Mr. Gelfond’s pension benefits under the SERP increased due to changes in actuarial assumptions. The total benefit payable to Mr. Gelfond under the SERP is fixed at $20.3 million. See Note 23(a) of Notes to Consolidated Financial Statements in Item 8 of the 2023 Form 10-K, for more information related to the SERP.
(4)
This amount reflects: (i) $8,250 for contributions to his 401(k) retirement plan; (ii) $14,835 for the supplemental health reimbursement premiums; (iii) $43,155 for allowance for personal automobile use; (iv) $5,382 for perks and other incidentals; and (v) $2,500 reimbursement under the Executive Wellness Plan.
(5)
Ms. Fernandes' salary, bonus, non-equity incentive plan compensation and all other compensation are paid in Canadian dollars. Exchange rates of US$1.00 = CAD$1.3226 in 2023, and US$1.00 = CAD$1.3544 in 2022 have been applied to convert such amounts from Canadian dollars to U.S. dollars. The exchange rates were as of the last trading date in the relevant year.
(6)
This amount represents the grant date fair value of 20,777 RSUs and 19,181 PSUs granted on March 7, 2023 pursuant to Ms. Fernandes' employment agreement.
(7)
This amount reflects: (i) $18,526 for contributions to her retirement plan; (ii) $23, 015 for allowance for personal automobile use; and (iii) $2,500 reimbursement for the Executive Wellness Plan.
(8)
Mr. Manwaring was appointed as Chief Executive Officer of IMAX China effective January 9, 2023.
(9)
This amount represents the one-time signing bonus Mr. Manwaring received upon joining the Company.
(10)
This amount represents the grant date fair value of 454,546 IMAX China RSUs and 151,515 IMAX China PSUs granted on March 7, 2023 pursuant to Mr. Manwaring's employment agreement. An exchange rate of US$1.00=HKD$7.8495557 has been applied to convert the grant date fair values of IMAX China RSUs/PSUs from Hong Kong dollars to U.S. dollars.
(11)
Mr. Manwaring's salary, bonus and non-equity incentive plan compensation are paid in US dollars and all other compensation are paid in RMB. An exchange rate of US$1.00 = 7.10RMB as of December 29, 2023 have been applied to convert such amounts from RMB to U.S. dollars. This amount reflects: (i) $16,033 for one-time relocation costs; (ii) $137,696 for housing related expenses; (iii) $29,607 reimbursement for the supplemental health reimbursement premiums; (iv) $83,499 for education allowance; and (v) $1,000 reimbursement for the Executive Wellness Plan.
(12)
This amount represents the grant date fair value of 38,873 RSUs and 35,888 PSUs granted on March 7, 2023 pursuant to Mr. Lister's employment agreement.

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(13)
This amount reflects: (i) $16,404 for the supplemental health reimbursement premiums; (ii) $37,022 for allowance for personal automobile use; (iii) $8,250 for contributions to his 401(k) retirement plan; (iv) $72,735 for a taxable benefit in relation to the achievement of the Service Factor; and (v) $2,500 reimbursement for the Executive Wellness Plan.
(14)
Mr. Welton’s salary, bonus, non-equity incentive plan compensation and all other compensation are paid in Canadian dollars. Exchange rates of US$1.00 = CAD$1.3226 in 2023, US$1.00= CAD$1.3544 in 2022, and US$1.00= CAD$1.2678 in 2021 have been applied to convert such amounts from Canadian dollars to U.S. dollars. The exchange rates were as of the last trading date in the relevant year.
(15)
This amount reflects the grant date fair value of 38,873 RSUs and 35,888 PSUs granted on March 7, 2023 pursuant to Mr. Welton's employment agreement.
(16)
This amount reflects: (i) $33,117 for contributions to his retirement plan including the Non-registered Plan; (ii) $24,469 for allowance for personal automobile use; (iii) $11,303 for life insurance payments and other taxable benefit reimbursements; and (iv) $2,500 reimbursement for the Executive Wellness Plan.

The material terms of the NEOs’ employment agreements are described below in “Potential Payments upon Termination or Change-in-Control” and such summaries are qualified in their entirety by the full text of such agreement.

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2023 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to grants of PSUs and RSUs made to NEOs during the fiscal year ended December 31, 2023 under any plan, including awards that subsequently have been transferred.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)(3)		Maximum (#)(4)	All Other Stock Awards: Number of Shares or Stock or Units (5) (#)		Grant Date Fair Value of Stock and Option Awards (6) ($)
Richard L. Gelfond		-	1,200,000		2,400,000	-	-		-	-		-
	Jan 2, 2023	-	-		-	-	173,730		288,732	-		2,749,996
	Jan 2, 2023	-	-		-	-	-		-	187,585	(7)	2,749,996
Natasha Fernandes(8)		-	193,773	(9)	-	-	-		-	-		-
	Mar 7, 2023	-	-				19,181		31,887	-		387,473
	Mar 7, 2023	-	-		-	-	-		-	20,777	(10)	387,491
Daniel Manwaring		-	240,000		-	-	-		-	-		-
	Mar 7, 2023	-	-		-	-	151,515	(11)	265,151	-		181,250
	Mar 7, 2023	-	-		-	-	-		-	454,546	(12)	543,749
Robert D. Lister		-	465,490		-	-	-		-	-		-
	Mar 7, 2023	-	-		-	-	35,888		59,663	-		724,970
	Mar 7, 2023	-	-		-	-	-		-	38,873	(13)	724,981
Mark Welton(14)		-	423,409		-	-	-		-	-		-
	Mar 7, 2023	-	-		-	-	35,888		59,663	-		724,970
	Mar 7, 2023	-	-		-	-	-		-	38,873	(15)	724,981
(1)
Represents annual cash bonus awards. The Target column reflects the award granted had we achieved all of our 2023 performance measures at target. See “Compensation Discussion and Analysis — Pay and Performance in 2023 — Annual Cash Bonus Awards” on page 41. Mr. Gelfond has a maximum annual bonus opportunity pursuant to his employment agreement of 200% of his salary. Actual payouts are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”.
(2)
Each PSU represents a contingent right to receive one Common Share (in the case of Mr. Manwaring, one common share of IMAX China). The number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial Adjusted EBITDA award and 150% of the initial TSR award, depending upon actual performance versus the established Adjusted EBITDA and TSR targets. All PSUs were awarded under the IMAX LTIP.
(3)
This amount represents the PSUs granted in 2023.
(4)
This amount represents the maximum vesting opportunity available for the PSUs granted in 2023, which will be evaluated at the conclusion of the three-year performance period depending upon actual performance versus the established Adjusted EBITDA and TSR targets.
(5)
Each RSU represents a contingent right to receive one Common Share (in the case of Mr. Manwaring, one common share of IMAX China). All RSUs were awarded under the IMAX LTIP.
(6)
This amount represents the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 (with no reductions for expected forfeitures). See Note 17(c) of Notes to Consolidated Financial Statements in Item 8 of the 2023 Form 10-K, for the assumptions used to calculate the fair value of the RSUs and PSUs. Whether, and to what extent, an NEO realizes value with respect to stock option, RSU or PSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.
(7)
These RSUs represent 187,585 RSUs granted on January 2, 2023 pursuant to the Gelfond Agreement. These RSUs will vest and convert to Common Shares in three installments: 62,528 on each of January 2, 2024 and January 2, 2025 and 62,529 January 2, 2026.
(8)
Ms. Fernandes' estimated future payouts under non-equity incentive plan awards are paid in Canadian dollars. An exchange rate of US$1.00= CAD$1.3226 in 2023 has been applied to convert such amounts from Canadian dollars to U.S. dollars.
(9)
Ms. Fernandes' target bonus percentage increased from 50% to 55% effective June 1, 2023.
(10)
These RSUs represent 20,777 RSUs granted on March 7, 2023 pursuant to Ms. Fernandes' employment agreement. The RSUs will vest and convert to Common Shares in three installments: 6,925 on each of March 7, 2024, March 7, 2025 and 6,927 on March 7, 2026.
(11)
These represent 151,515 IMAX China PSUs granted on March 7, 2023 pursuant to Mr. Manwaring's employment agreement. If the performance targets are met, the IMAX China PSUs will vest and convert to common shares of IMAX China. An exchange rate of US$1.00=HKD$7.8495557 has been applied to convert the grant date fair value of IMAX China PSU from Hong Kong dollars to U.S. dollars.
(12)
These represent 454,546 IMAX China RSUs granted on March 7, 2023 pursuant to Mr. Manwaring's employment agreement. Common shares of IMAX China are underlying Mr. Manwaring's RSUs. These IMAX China RSUs vest and convert to common shares of IMAX China in three

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installments: 151,500 on each of March 7, 2024 and March 7, 2025 and 151,546 on March 7, 2026. An exchange rate of US$1.00=HKD$7.84954 has been applied to convert the grant date fair value of IMAX China RSU from Hong Kong dollars to U.S. dollars.
(13)
These RSUs represent 38,873 RSUs granted on March 7, 2023 pursuant to Mr. Lister's employment agreement. These RSUs vest and will convert to Common Shares in three installments: 12,957 on each of March 7, 2024 and March 7, 2025 and 12,959 on March 7, 2026.
(14)
Mr. Welton's estimated future payouts under non-equity incentive plan awards are paid in Canadian dollars. An exchange rate of US$1.00= CAD$1.3226 in 2023 has been applied to convert such amounts from Canadian dollars to U.S. dollars.
(15)
These RSUs represent 38,873 RSUs granted on March 7, 2023 pursuant to Mr. Welton's employment agreement. These RSUs will vest and convert to Common Shares in three installments: 12,957 on each of March 7, 2024 and March 7, 2025 and 12,959 on March 7, 2026.

Additional terms and conditions of the PSUs and RSUs granted listed above are described below in “Potential Payments upon Termination or Change-in-Control” and such summaries are qualified in their entirety by the full text of such agreement.

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OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table sets forth information relating to unexercised equity awards for each NEO outstanding as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard L. Gelfond	426,695	—	27.20	February 21, 2024	—		—		—		—
	467,625	—	29.58	January 5, 2025
	486,284	—	31.40	June 7, 2026	—		—		—		—
	356,757	—	31.90	January 3, 2027	—		—		—		—
	452,675	—	23.20	January 2, 2028	—		—		—		—
	522,979	—	18.75	January 2, 2029	—		—		—		—
	—	—	—	—	52,084	(1)	782,302	(4)	—		—
	—	—	—	—	102,765	(2)	1,543,530	(4)	—		—
	—	—	—	—	187,585	(3)	2,817,527	(4)	—		—
	—	—	—	—	—		—		54,428	(5)	817,509	(4)
	—	—	—	—	—		—		93,750	(6)	1,408,125	(4)
	—	—	—	—	—		—		52,083	(7)	782,287	(4)
	—	—	—	—	—		—		92,488	(8)	1,389,170	(4)
	—	—	—	—	—		—		61,179	(9)	918,909	(4)
	—	—	—	—	—		—		112,551	(10)	1,690,516	(4)
Natasha Fernandes	2,957	—	20.85	March 7, 2025	—		—		—		—
	2,652		22.49	March 7, 2026	—		—		—		—
	—	—	—	—	871	(11)	13,082	(4)	—		—
	—	—	—	—	14,844	(!2)	222,957	(4)	—		—
	—	—	—	—	20,777	(13)	312,071	(4)	—		—
	—	—	—	—	—		—		853	(6)	12,812	(4)
									7,422	(8)	111,478	(4)
	—	—	—	—	—		—		6,715	(9)	100,859	(4)
	—	—	—	—	—		—		12,466	(10)	187,239	(4)
Daniel Manwaring	—	—	—	—	454,546	(14)	389,850	(15)	—		—
	—	—	—	—	—		—		151,515	(16)	129,950	(!5)
Robert D. Lister	39,909	—	32.45	March 7, 2024	—		—		—		—
	55,910		20.85	March 7, 2025	—		—		—		—
	50,143		22.49	March 7, 2026	—		—		—		—
	—	—	—	—	14,733	(17)	221,290	(4)	—		—
	—	—	—	—	23,916	(18)	359,218	(4)	—		—
	—	—	—	—	38,873	(!9)	583,872	(4)	—		—
	—	—	—	—	—		—		7,211	(5)	108,309	(4)
	—	—	—	—	—		—		13,061	(6)	196,176	(4)
	—	—	—	—	—		—		10,931	(7)	164,184	(4)
	—	—	—	—	—		—		21,523	(8)	323,275	(4)
	—	—	—	—	—		—		12,564	(9)	188,711	(4)
	—	—	—	—	—		—		23,324	(10)	350,326	(4)
Mark Welton	21,020	—	32.45	March 7, 2024	—		—		—		—
	39,432	—	20.85	March 7, 2025	—		—		—		—
	49,504	—	22.49	March 7, 2026	—		—		—		—
	—	—	—	—	14,734	(20)	221,305	(4)	—		—
	—	—	—	—	23,916	(18)	359,218	(4)	—		—
	—	—	—	—	38,873	(19)	583,872	(4)	—		—
	—	—	—	—	—				7,211	(5)	108,309	(4)
	—	—	—	—	—		—		13,061	(6)	196,176	(4)
	—	—	—	—	—		—		10,931	(7)	164,184	(4)
	—	—	—	—	—		—		21,523	(8)	323,275	(4)
	—	—	—	—	—		—		12,564	(9)	188,711	(4)
	—	—	—	—	—		—		23,324	(10)	350,326	(4)

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(1)
52,084 of the RSUs will vest and convert to Common Shares on January 4, 2024.
(2)
51,382 of the RSUs will vest and convert to Common Shares on January 2, 2024 and 51,383 on January 2, 2025.
(3)
62,528 of the RSUs will vest and convert to Common Shares on each of January 2, 2024 and January 2, 2025 and 62,529 on January 2, 2026.
(4)
Market value is based on the closing price of the Common Shares on the NYSE on December 29, 2023 ($15.02). These amounts assume achievement of performance at target.
(5)
These PSU units will vest and convert to Common Shares in the first quarter of 2024. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established TSR target.
(6)
These PSU units will vest and convert to Common Shares in the first quarter of 2024. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA target.
(7)
These PSU units will vest and convert to Common Shares in the first quarter of 2025. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established TSR target.
(8)
These PSU units will vest and convert to Common Shares in the first quarter of 2025. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA target.
(9)
These PSU units will vest and convert to Common Shares in the first quarter of 2026. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 150% of the initial award, depending upon actual performance vs. the established TSR target.
(10)
These PSU units will vest and convert to Common Shares in the first quarter of 2026. At the conclusion of the three-year performance period, the number of PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA target.
(11)
871 of the RSUs will vest and convert to Common Shares on March 7, 2024.
(12)
7,422 of the RSUs will vest and convert into common shares on each of March 7, 2024 and March 7, 2025.
(13)
6,925 of the RSUs will vest and convert into common shares on each of March 7, 2024 and March 7, 2025 and 6,927 on March 7, 2026.
(14)
151,500 of the IMAX China RSUs will vest and convert into common shares of IMAX China on each of March 7, 2024 and March 7, 2025 and 151,546 on March 7, 2026.
(15)
Market value is based on the closing price of the common shares of IMAX China on the HKSE on December 29, 2023. An exchange rate of US$1.00=HKD$7.8118624 has been applied to convert the grant date fair value of IMAX China grants from Hong Kong dollars to U.S. dollars. These amounts assume achievement of performance at target.
(16)
These IMAX China PSUs will vest and convert to Common Shares in the first quarter of 2026. At the conclusion of the three-year performance period, the number of IMAX China PSUs that ultimately vest can range from 0% to a maximum vesting opportunity of 175% of the initial award, depending upon actual performance vs. the established Adjusted EBITDA target.
(17)
14,733 of the RSUs will vest and convert to Common Shares on March 7, 2024.
(18)
11,957 of the RSUs will vest and convert into Common Shares on March 7, 2024 and 11,959 on March 7, 2025.
(19)
12,957 of the RSUs will vest and convert into Common Shares on each of March 7, 2024 and March 7, 2025 and 12,959 on March 7, 2026.
(20)
14,734 of the RSUs will vest and convert to Common Shares on March 7, 2024.

All stock options and RSUs in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table were granted under the Stock Option Plan or the IMAX LTIP as described above in “Compensation Discussion and Analysis.”

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OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2023

The following table sets forth all stock awards that vested and the value realized upon vesting during the fiscal year ended December 31, 2023 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Option Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Richard L. Gelfond	—	—	300,397	(2)	4,965,921
Natasha Fernandes	—	—	11,740	(3)	216,368
Daniel Manwaring(4)	—	—	—		—
Robert D. Lister	—	—	93,769	(5)	1,728,163
Mark Welton	—	—	81,881	(6)	1,509,067
(1)
Represents the aggregate dollar amount realized upon the vesting of stock award based on the closing price of the Common Shares on the NYSE on the respective vesting date.
(2)
Represents (i) 96,098 RSUs vested and converted into 96,098 Common Shares on January 2, 2023, (ii) 63,447 RSUs vested and converted into 63,447 Common Shares on January 4, 2023, and (iii) 140,825 PSUs vested and converted into 140,825 Common Shares on March 7, 2023.
(3)
Represents (i) 9,530 RSUs vested and converted into 9,530 Common Shares and (ii) 2,210 PSUs vested and converted into 2,210 Common Shares on March 7, 2023.
(4)
Mr. Manwaring was appointed as Chief Executive Officer of IMAX China effective January 9, 2023. He did not have any stock awards that vested during the fiscal year ended December 31, 2023.
(5)
Represents (i) 69,005 RSUs vested and converted into 69,005 Common Shares and (ii) 24,764 PSUs vested and converted into 24,764 Common Shares on March 7, 2023.
(6)
Represents (i) 57,117 RSUs vested and converted into 57,117 Common Shares and (ii) 24,764 PSUs vested and converted into 24,764 Common Shares on March 7, 2023.

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2023 PENSION BENEFITS

The following table sets forth information relating to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement, as of December 31, 2023.

		Number of Years	Present Value of	Payments During
Name and Principal Position of Named Executive Officer	Plan Name	of Credited Service (#)	Accumulated Benefits (1) ($)	Last Fiscal Year ($)
Richard L. Gelfond	Supplemental Executive Retirement Plan	22.5	18,178,392	—
	Post-Retirement Medical Benefits	—	256,000	—
(1)
See Note 23(a) and (c) of Notes to Consolidated Financial Statements in Item 8 of the 2023 Form 10-K, for certain assumptions used to calculate the present value of accumulated benefits.

We have an unfunded U.S. defined benefit pension plan, the SERP, covering Mr. Gelfond, which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55. Under the terms of the SERP, if Mr. Gelfond’s employment is terminated other than for Cause (as defined in the Gelfond Agreement), he is entitled to receive SERP benefits in the form of a lump sum payment. SERP benefit payments to Mr. Gelfond are subject to a deferral for six months after the termination of his employment, at which time Mr. Gelfond will be entitled to receive interest on the deferred amount credited at the applicable federal rate for short-term obligations. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Gelfond’s SERP benefits became 100% vested on July 10, 2010. Under the terms of the Gelfond Agreement, the total amount of benefit payable to Mr. Gelfond under the SERP has been fixed at $20.3 million. For more information regarding changes in the SERP value, see the “2023 Summary Compensation Table” on page 51. We are required to assume a retirement date of December 31, 2023 for Mr. Gelfond for purposes of the "2023 Pension Benefits" table, even though the Gelfond Agreement runs through December 31, 2025.

The value of Mr. Gelfond’s pension benefits under the SERP increased compared to December 31, 2022 value. See Note 23(a) of Notes to Consolidated Financial Statements in Item 8 of the 2023 Form 10-K for more information related to this calculation.

We also maintain an unfunded post-retirement medical benefits plan covering Mr. Gelfond. This plan provides that we will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare and, thereafter, we will provide Medicare supplemental coverage as selected by Mr. Gelfond. If the foregoing coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage. Mr. Gelfond is fully vested in this plan.

Further descriptions of the SERP, the unfunded post-retirement medical benefits plan and our defined contribution plans are summarized above in “Compensation Discussion and Analysis – Retirement and Pension Plans.”

PAY RATIO DISCLOSURE

The Dodd-Frank Act requires us to disclose the ratio of the CEO’s annual total compensation to that of the Company’s global median employee (excluding the CEO). To determine the median employee, we prepared a list of our global employee population as of our December 31, 2023 determination date, including all employees, whether employed on a full-time, part-time, or seasonal basis. Based on this methodology, the total number of global employees was 697 as of December 31, 2023.

We established a consistently applied compensation measure of target total cash compensation (base salary plus the target annual incentive value), with amounts paid in foreign currencies converted to US dollars based on the U.S. Treasury rates as of December 31, 2023. We annualized compensation for employees newly hired in 2023. We applied a valid statistical sampling technique to identify the population of employees with compensation within five percent of the median. We selected an employee that was from within that range as our median employee. We then determined that employee’s annual total compensation as determined under the Summary Compensation Table requirements was $93,614 for 2023. The CEO’s annual total compensation was $8,728,635 for 2023, resulting in an estimated ratio of 93:1 for CEO pay to median employee pay. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from its peers, so the ratios may not be comparable.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

While we have no formal severance plans, we have entered into written employment agreements or offer letters with certain of our executive officers, including each of the NEOs, which require us to make payments to the NEOs in the event of the termination of their employment in various circumstances, including in the event of a change-in-control, as further described below. These employment agreement provisions are intended to attract, retain and motivate employees, provide stability and continuity among our senior executives, and ensure that our executive officers are able to devote their full time and attention to our operations in the event of an actual or potential change-in-control.

Equity Provisions. In addition to the contractual rights of the NEOs described below, all of the NEOs hold equity awards granted under our equity compensation plans, including the IMAX LTIP and IMAX China LTIP, as applicable, which describe the impact of certain separation events on equity awards granted, unless provisions in the individual NEO’s employment arrangement override the terms of the relevant plan. These generally applicable termination-related provisions are as follows:

•
Termination generally: The Compensation Committee or the IMAX China Board of Directors, as applicable, will determine the disposition of an award, including the acceleration of vesting, exercisability or settlement of, elimination of restrictions or conditions applicable to, or extension of exercise period, in the event of a participant’s termination of employment.
•
Termination upon change-in-control: A change-in-control of the Company in and of itself will have no effect; however, all outstanding unvested equity awards will immediately vest and become fully exercisable in the event that the participant’s employment is terminated by the Company without cause or by the participant for good reason within 24 months of the change-in-control. In addition, all outstanding unvested equity awards granted under the IMAX LTIP and IMAX China LTIP will immediately vest and become fully exercisable in the event that, following a change-in-control, the successor entity does not assume or provide a substitute for such equity awards on substantially the same terms and conditions.

For purposes of the IMAX LTIP, the following are considered to be a change-in-control: (i) any person becoming the beneficial owner of 35% or more of the Company’s securities; (ii) a change in the majority of the Board of Directors; (iii) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation or dissolution of the Company.

For purposes of the IMAX China LTIP, change of control means a sale (whether by merger, consolidation, recapitalization, reorganization, sale of securities or otherwise) in one transaction or a series of related transactions upon completion of which a person or a group of persons acting in concert acquires directly or indirectly IMAX China shares representing more than 50% of the voting power of IMAX China or all or substantially all of the assets of IMAX China, in each case, other than a “Change in Control” is defined under the IMAX LTIP.

•
Service Factor: After achieving the “Service Factor” a Participant resigns or is terminated without cause, his or her outstanding equity awards will continue to vest in accordance with the applicable vesting schedule of the equity award and retain the other terms of the award. The “Service Factor” is defined as (i) attaining the age of at least 55 and (ii) continuous service with the Company or any of its Subsidiaries and Affiliates for at least 10 years, or such other criteria that are deemed by the Compensation Committee to be an achievement of the Service Factor; provided, however, that, in the case of a resignation, the Participant must provide the Company with a written notice of intent to resign at least six (6) months prior to the final day of employment with the Company.

In certain cases, an NEO’s equity awards are controlled by the terms of his or her employment agreement; in the event of a conflict between such employment agreement and the terms of our equity compensation plans, the terms of the employment agreement will prevail.

Employment Agreement Provisions

The narrative description below reflects potential payments to each of the NEOs in various termination and change-in-control scenarios based on employment agreements and arrangements, compensation, benefits and equity levels in effect on December 31, 2023.

Payments upon Termination Generally

Regardless of the termination scenario, each NEO will receive earned but unpaid base salary through the employment termination date, along with any other accrued or vested payments or benefits owed under any of our plans or agreements covering them as governed by the terms of those plans or agreements, including perquisites and business expenses (such payments, “Accrued Obligations”). Additionally, Mr. Gelfond would also be entitled to his benefits under the SERP (except in the event he is terminated for cause) and his retiree health benefits. Mr. Lister, Ms. Fernandes, and Mr. Welton would also be entitled to a prorated target bonus for the year of termination. Mr. Welton and Ms. Fernandes may also be entitled to certain compensation under applicable Canadian law.

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Payments upon Termination due to Death or Disability

In the event Mr. Gelfond’s employment is terminated due to death or disability, 100% of his outstanding unvested equity awards will vest immediately, and all vested options will remain exercisable until the shorter of (x) their original term and (y) 2 years from termination. In addition, Mr. Gelfond will be entitled to receive his target bonus, which is equal to 100% of his base salary.

If Messrs. Lister and Welton and Ms. Fernandes are terminated due to death or disability, each would be entitled to accelerated vesting for a portion of their outstanding equity that, when combined with those already vested, would total an aggregate of 50% of all of their equity granted. For Ms. Fernandes and Mr. Lister, any vested options would continue to be exercisable for a period of 180 days. In addition, Mr. Lister would be entitled to a prorated achieved bonus for the year of his death or disability.

Payment upon Termination without Cause or Resignation for Good Reason

In the event that Mr. Gelfond’s employment is terminated by the Company without cause or by him for good reason, Mr. Gelfond would be entitled to (i) 200% of his base salary for each remaining year or partial year remaining under the Gelfond Agreement but not to exceed 24 months and (ii) his prorated bonus for the year of termination based on the achievement of the performance goals. In addition, a portion of Mr. Gelfond’s unvested PSUs and RSUs, prorated based on the number of calendar days Mr. Gelfond was employed by the Company during the entire vesting period applicable to the award, would immediately vest, and all of his outstanding options will vest immediately and be exercisable subject to the terms set forth in the Gelfond Agreement.

In the event that Mr. Manwaring’s employment is terminated by the Company without cause, Mr. Manwaring would be entitled to a notice period of four months or severance pay equal to the lesser of (i) four months or (ii) the remaining term in his employment agreement of base salary and allowances.

In the event that Mr. Lister’s employment is terminated by the Company without cause or by him for good reason, Mr. Lister would be entitled to receive (i) his base salary, automobile allowance and benefits for the greater of (x) the remainder of his employment term and (y) 18 months, (ii) a cash payment equal to a prorated target bonus for the year in which Mr. Lister is terminated, and (iii) a cash payment equal to the target bonus for each full year remaining during the term. In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation for the severance period, payable in three semi-annual installments. Other than the equity awarded in 2022 and 2023, Mr. Lister also would be entitled to the accelerated vesting of all granted but unvested equity awards. Following a termination without cause or resignation for good reason, Mr. Lister would have 12 months to exercise any vested stock options. For the 2022 and 2023 annual grants, (x) all outstanding equity will, pursuant to the Service Factor, continue to vest in accordance with the original vesting schedule, and (y) all vested options will remain exercisable until the earlier of (i) 12 months beyond the end of the applicable severance period, and (ii) the original expiration date of the vested options.

In the event that Mr. Welton’s or Ms. Fernandes’ employment is terminated by the Company without cause, Mr. Welton or Ms. Fernandes, as applicable, would be entitled to the prorated target bonus for the year of the termination. Mr. Welton or Ms. Fernandes, as applicable would also be entitled to (i) one month’s salary for each year of service up to a maximum of 24 months, target bonus and automobile allowance and (ii) continued healthcare benefits for the duration of the salary continuation period (or earlier, upon obtainment of new employment). In addition, for Mr. Welton, all equity that remains unvested as of the date of the termination will continue to vest in accordance with the original vesting schedule (in the case of PSUs, subject to the achievement of the original performance conditions). For Ms. Fernandes, (i) all of her outstanding equity as of the date of the termination will continue to vest in accordance with the original vesting schedule during the salary continuation period and (ii) all vested options will remain exercisable until the earlier of (x) 6 months beyond the end of the salary continuation period and (y) the expiration of the remaining terms of the vested options.

Payment upon a Change-in-Control

In the event that the Company experiences a change-in-control, Mr. Gelfond would be entitled to a cash bonus (the “Sale Bonus”) in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of CAD$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding that were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Mr. Gelfond and the Company’s former co-CEO and Chairman, Bradley J. Wechsler). The Sale Bonus provisions date back to a shareholders agreement entered into by Mr. Gelfond and Mr. Wechsler in connection with their 1994 acquisition of the Company and would be paid as a result of the Company’s having reached an imputed equity value in excess of CAD$150,000,000. He would also be entitled to a cash incentive bonus (the “Incentive Bonus”) equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006,

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which was $10.67. The Incentive Bonus provision dates back to the extension of Mr. Gelfond’s employment pursuant to a March 8, 2006 amendment agreement, entered into when the Company did not have a sufficient number of shares to grant under its LTIP plan. In the event that the change-in-control is by way of a stock-for-stock merger, all of Mr. Gelfond’s outstanding unvested stock options will vest and be converted at the stock merger conversion ratio into stock options of the acquiring company (if it is public) or be cashed out (if the acquiring company is not public). Mr. Gelfond did not have any unvested, in-the-money stock options as of December 31, 2023. Additionally, in the event that Mr. Gelfond’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, Mr. Gelfond would also be entitled to his severance payments and benefits detailed under “Payment upon Termination without Cause or Resignation for Good Reason.” Also, all of Mr. Gelfond’s unvested equity awards will vest immediately, and he will be entitled to the vesting and settlement of unvested PSUs equal to the greater of (x) the Company’s performance as of the last trading day before the change-in-control event or (y) to the extent the performance conditions remain applicable, actual performance as of the end of the applicable performance period. Upon a change-in-control, Mr. Gelfond’s benefits under the SERP would be accelerated and become payable.

In the event that Ms. Fernandes' and Mr. Welton’s employment is terminated by the Company without cause in connection with a change-in-control, they would be entitled to the same severance payments and benefits as detailed under “Payment upon Termination without Cause or Resignation for Good Reason.” In addition, Mr. Welton’s and Ms. Fernandes' outstanding options and RSUs will accelerate and vest immediately. Mr. Welton and Ms. Fernandes will also be entitled to the vesting and settlement of unvested PSUs equal to the greater of (x) the Company’s performance as of the last trading day before the change-in-control event or (y) to the extent the performance conditions remain applicable, actual performance as of the end of the applicable performance period.

In the event that Mr. Lister’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, he would be entitled to receive his severance payments and benefits detailed under “Payments upon Termination without Cause or Resignation for Good Reason.” Mr. Lister would also be entitled to the accelerated vesting of his equity awards, subject to the terms of his employment agreement. Mr. Lister would also be entitled to an incentive payment of $107,500. Any requirement for continued service for his unvested PSUs will be waived.

In the event that Mr. Manwaring's employment is terminated by the Company without cause or by him for good reason within 24 months following a change-in-control, he would be entitled to receive his severance payments and benefits detailed under “Payments upon Termination without Cause or Resignation for Good Reason.”

The table below reflects potential payments to each of the NEOs in various termination and change-in-control scenarios based on compensation, benefits and equity levels in effect on December 31, 2023. The amounts shown assume that the termination or change-in-control event was effective as of December 31, 2023 and all Accrued Obligations up to this date have been paid. We caution that the actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such individual’s separation from the Company, and in certain cases would be determined under arrangements put in place after December 31, 2023. To the extent that the calculated amounts relate to awards of stock options, RSUs, or PSUs, we have assumed that the price per share is the fair market value of our Common Shares at December 29, 2023, which was $15.02, the closing price on the NYSE on the last trading date. The table below excludes any amounts payable to the NEOs to the extent that these amounts are available generally to all salaried employees and do not discriminate in favor of our NEOs. In addition to the amounts reflected below, Mr. Gelfond would be entitled to benefits under the SERP (except in the event his employment is terminated for cause) and retiree health benefits. For more information on these benefits, see “2023 Pension Benefits” on page 58.

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Name	Triggering Event	Cash Payments (1) ($)		Value of Accelerated Vesting of Equity Awards (2) ($)		Total ($)
Richard L. Gelfond	Death/Disability	6,054,243	(3)	12,149,873		18,204,116
	Termination Without Cause or Resignation for Good Reason	6,808,763	(4)	8,760,724		15,569,487
	Non-Renewal of Employment	2,008,763	(5)	10,214,410		12,223,173
	Termination Without Cause following a Change-in-Control	9,666,791	(6)	9,215,667		18,882,458
Natasha Fernandes (7)	Death/Disability	-		245,389		245,389
	Termination Without Cause or Resignation for Good Reason	1,112,736	(8)	453,379		1,566,115
	Involuntary Termination Within Two Years of Change-in-Control	1,112,736	(8)	629,886	(9)	1,742,622
Daniel Manwaring	Death/Disability	-		-		-
	Termination Without Cause or Resignation for Good Reason	553,897	(10)	-		553,897
	Involuntary Termination Within Two Years of Change-in-Control	-	(10)	519,800		519,800
Robert D. Lister	Death/Disability	644,322	(11)	1,142,804		1,787,126
	Termination Without Cause or Resignation for Good Reason	2,552,256	(12)	2,686,492		5,238,749
	Involuntary Termination Within Two Years of Change-in-Control	2,659,756	(13)	2,686,492	(9)	5,346,249
Mark Welton (13)	Death/Disability	-		952,884		952,884
	Termination Without Cause or Resignation for Good Reason	2,743,468	(15)	2,686,507		5,429,976
	Involuntary Termination Within Two Years of Change-in-Control	2,743,468	(15)	2,686,507	(9)	5,429,976
(1)
This value represents the estimated severance payments to each NEO.
(2)
The amounts represent the intrinsic value of the accelerated vesting of the NEO’s outstanding and unvested stock options, RSUs and PSUs calculated using the closing price of our Common Shares $15.02 and performance conditions as of December 31, 2023.
(3)
This value includes Mr. Gelfond's target bonus of $1,200,000.
(4)
This value includes Mr. Gelfond’s (i) severance payment of $4,854,243 and (ii) bonus of $1,954,520 earned in 2023 and paid in 2024.
(5)
This value includes Mr. Gelfond's (i) bonus of $1,954,521 earned in 2023 and paid in 2024 and (ii) automobile benefits of $54,243.
(6)
This value includes Mr. Gelfond's (i) severance payment of $4,854,243, (ii) bonus of $1,954,521 earned in 2023 and paid in 2024, (iii) the Incentive Bonus of $978,750 based on the closing price of our Common Shares on December 31, 2023 of $15.02, and (iv) $1,879,278, which is the average of a Sale Bonus that ranges from $1,172,769 to $2,585,786, depending on the equity assumptions used.
(7)
Ms. Fernandes' compensation is paid in Canadian dollars. An exchange rate of US$1.00= CAD$1.3226 has been applied to convert such amounts from Canadian dollars to U.S. dollars.
(8)
This value represents Ms. Fernandes' severance payments of $1,112,736, which is one month per year of service.
(9)
The amounts in this row are based on the assumption that the successor corporation does not assume or provide a substitute for the outstanding awards.
(10)
This value represents Mr. Manwaring’s severance payments of $553,897, which is four months of base salary and allowances.
(11)
This value represents Mr. Lister's bonus of $644,322 earned in 2023 and paid in 2024.
(12)
This value represents Mr. Lister’s severance payments of $2,552,256.
(13)
This value represents Mr. Lister’s severance payments of $2,552,256 and an incentive payment of $107,500. This value is based on the assumption that Mr. Lister was not entitled to an increase of his target bonus to 100% of his base salary in exchange for his contribution to the change of control transaction pursuant to his employment agreement.
(14)
Mr. Welton’s compensation is paid in Canadian dollars. An exchange rate of US$1.00= CAD$1.3226 has been applied to convert such amounts from Canadian dollars to U.S. dollars.
(15)
This value represents Mr. Welton’s severance payments of $2,743,468, which is the greater of 18 months and one month per year of service.

Summary of other employment agreement terms.

The summary below describes, for each of the NEOs, the material terms of their employment agreements other than with respect to the potential payments upon termination or change-in-control.

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Richard L. Gelfond, Chief Executive Officer and Director.

On September 19, 2022, the Company and Richard L. Gelfond entered into a second amendment to Mr. Gelfond’s existing employment agreement with the Company dated November 8, 2016, first amended effective January 1, 2020 (as amended, the “Gelfond Agreement”). The Gelfond Agreement expires on December 31, 2025.

Under the Gelfond Agreement, Mr. Gelfond’s annual base salary is $1,200,000, subject to increases at the discretion of the Board of Directors, and he is eligible to receive an annual cash bonus with a target equal to his base salary and a maximum equal to two times his base salary. The Compensation Committee reviews the annual cash bonus for Mr. Gelfond in the context of both Company and individual performance. Pursuant to the Gelfond Agreement, in January of each of 2023, 2024 and 2025, Mr. Gelfond was or will be, as applicable, granted RSUs having a grant date value of $2.75 million that vest in three equal installments on the first three anniversaries of the date of grant and PSUs having a grant date value of $2.75 million, subject to Mr. Gelfond’s continued employment. For more information, please see the “Compensation Discussion and Analysis” section above.

The Gelfond Agreement contains: (i) a customary non-competition provision; (ii) a provision requiring Mr. Gelfond to provide us with consulting services following the expiration of his employment; and (iii) a clawback provision.

If, following the expiration of the Mr. Gelfond’s employment term, we do not offer Mr. Gelfond continued employment on terms substantially similar to his employment agreement, or if Mr. Gelfond elects to retire at the end of the term, Mr. Gelfond will be entitled to a prorated bonus. Mr. Gelfond’s unvested RSUs and options will vest immediately and a prorated amount of unvested PSUs will vest upon the end of the applicable performance period, subject to the achievement of performance conditions. The remaining PSUs will be cancelled. In addition, his outstanding options will be exercisable as set forth in the Gelfond agreement. In addition, for a period of twelve months from the date of non‐renewal or retirement, we have agreed to provide Mr. Gelfond with office space, a full‐time assistant and continued automobile benefits.

In 2000, we created a defined benefit pension plan, the SERP, to provide benefits for Mr. Gelfond upon his retirement, resignation or termination other than with cause, and non-renewal of his employment agreement. Mr. Gelfond is fully vested in his benefits under the SERP. The Gelfond Agreement fixes the total amount of benefit payable to Mr. Gelfond under the SERP at $20,298,168. Mr. Gelfond is also entitled to retiree health benefits for himself and his eligible dependents until he becomes eligible for Medicare and, thereafter, Medicare supplemental coverage selected by Mr. Gelfond, or if such coverage is not permitted, an annual cash payment equal to the value of such coverage. See “Retirement and Pension Plans” on page 47 for a description of the SERP.

Natasha Fernandes, Chief Financial Officer and Executive Vice President

The details of Ms. Fernandes' employment terms are set forth in an employment agreement, dated as of April 25, 2022 (the “Fernandes Agreement”), which became effective as of May 1, 2022. Ms. Fernandes' employment term continues indefinitely until a termination of employment by the Company or resignation by Ms. Fernandes. Pursuant to the Fernandes Agreement, Ms. Fernandes’ initial annual base salary was CAD$460,161.37, which was increased to CAD$500,000 effective April 1, 2023. Ms. Fernandes is eligible for a target bonus of 50% of her base salary, which was increased to 55% effective June 1, 2023. An annual equity award with a minimum aggregate grant date fair value equal to USD$600,000, which will be comprised a mix of RSUs and PSUs consistent with grants given to other senior executives.

Ms. Fernandes is also subject to customary non-solicitation and non-competition provisions.

Daniel Manwaring, Chief Executive Officer, IMAX China Holding, Inc.

The details of Mr. Manwaring’s employment are set forth in an employment agreement dated November 14, 2022, which became effective on January 9, 2023 (the “Manwaring Agreement”). Mr. Manwaring's employment term extends through December 31, 2025. Under the Manwaring Agreement, Mr. Manwaring's annual base salary is $600,000, and he is eligible to receive annual cash incentive bonus with a target amount equal to 40% of his annual base salary.

In 2023, Mr. Manwaring was entitled to an annual equity award with an aggregate grant date fair market value of $725,000. For 2024, Mr. Manwaring received an annual equity award with an aggregate grant date fair market value of $750,000 in IMAX Corporation RSUs and PSUs. In 2025, Mr. Manwaring will be entitled to an annual equity award with an aggregate grant date fair market value of $700,000, which will be comprised a mix of RSUs and PSUs consistent with grants given to other senior executives. In 2023, he also received a signing bonus of $75,000.

Mr. Manwaring is also subject to customary non-solicitation and non-competition provisions.

Robert D. Lister, Chief Legal Officer & Senior Executive Vice President.

On October 20, 2023, the Company and Robert D. Lister entered into a second amendment to Mr. Lister’s existing employment agreement with the Company dated December 18, 2017, first amended effective March 11, 2020 (the “Lister Agreement”). Mr. Lister’s employment term extends through December 31, 2026. Under the terms of the Lister Agreement, Mr. Lister’s annual base salary is

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$775,816.08, subject to annual review, and he is eligible to receive annual cash incentive bonuses with a target amount equal to 60% of his base salary. In the event of a Change of Control (as defined therein) transaction to which Mr. Lister has meaningfully contributed, Mr. Lister's target cash bonus for that year will be increased 100% of his base salary. Subject to the approval of the Compensation Committee in its sole discretion, the total cash bonus for that year may be up to 200% of his base salary.

Mr. Lister is entitled to an annual equity award with an aggregate grant date fair market value of $1,450,000.

If, following the expiration of Mr. Lister’s employment term, we do not offer Mr. Lister continued employment on terms substantially similar to the Lister Agreement and Mr. Lister incurs a separation from service, then for the non‐renewal period described below, Mr. Lister would be entitled to receive: (i) his base salary, automobile allowance and benefits and (ii) a cash payment equal to Mr. Lister’s prorated target bonus for the length of the non‐renewal period. In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation, payable in three semi‐annual installments. The non‐renewal period is equal to 12 months, except if the non‐renewal occurs within 24 months following a change‐in‐control, then the non‐renewal period will be equal to 18 months. In addition, following a non‐renewal, any unvested equity as of December 31, 2026, will continue to vest in accordance with the original vesting schedule pursuant to the Service Factor provision in the IMAX LTIP.

Mr. Lister is also subject to customary non-solicitation and non-competition provisions.

Mark Welton, President, IMAX Global Theatres.

Under the terms of his employment arrangement with the Company in 2020, Mr. Welton was entitled to receive an annual base salary of CAD$750,750, which is subject to annual review, and he is eligible to receive cash bonuses with a target amount equal to 70% of his base salary. Mr. Welton is also eligible for an equity award with an aggregate grant date fair market value of at least $1,450,000, which will be comprised a mix of RSUs and PSUs consistent with grants given to other senior executives. Upon a termination without cause, Mr. Welton’s unvested equity awards will continue to vest in accordance with the original vesting schedule (in the case of PSUs, subject to the achievement of the original performance conditions).

Mr. Welton entered into a non-compete agreement with the Company which contains customary non-solicitation and non-competition provisions for periods of two years and one year, respectively, after the termination of his employment with the Company.

The terms of equity awards received by the NEOs are described in the “Compensation Discussion and Analysis” section on page 44. The NEOs' equity awards outstanding as of December 31, 2023 and their respective exercise prices and expiration dates are set forth in the “Outstanding Equity Awards at 2023 Fiscal Year-End” on page 55.

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PAY VERSUS PERFORMANCE

The following table summarizes compensation values reported in the Summary Compensation Table for our Chief Executive Officer, also known as principal executive officer (“PEO”), and the average of our other NEOs as compared to “compensation actually paid” during the years ended December 31, 2023, 2022, 2021, and 2020. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC's valuation methods for this section differ from those that are required to be applied in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid ("CAP") to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(4)	Adjusted EBITDA (millions)(5)
					TSR	Peer Group TSR(3)
2023	$8,728,635	$9,444,922	$2,285,243	$2,378,593	$73.52	$78.52	$25.34	$128.16
2022	$8,038,004	$5,845,194	$2,065,369	$1,578,025	$71.76	$119.49	($22.80)	$84.40
2021	$9,081,442	$9,581,484	$2,623,371	$1,838,719	$87.32	$145.37	($22.30)	$68.60
2020	$6,922,439	$7,069,638	$2,250,134	$2,516,577	$88.20	$110.56	($143.80)	($13.10)

(1) The PEO for the covered years is Richard L. Gelfond. Our non-PEO NEOs for the covered years are as follows:

2021	2022	2023
Patrick McClymont	Natasha Fernandes	Natasha Fernandes
Joseph Sparacio	Joseph Sparacio	Daniel Manwaring
Megan Colligan	Megan Colligan	Robert D. Lister
Robert D. Lister	Robert D. Lister	Mark Welton
Mark Welton	Mark Welton

(2) The following adjustments relating to equity awards were made to total compensation for each year to determine CAP:

Year	Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Change in Fair Value of Awards Granted in Prior Years Vesting During the Covered Year	Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments
2023
PEO	$(5,499,992)	$6,708,906	$(523,716)	$31,089	$0	$716,287
NEO	$(1,099,966)	$1,034,124	$(36,250)	$195,443	$0	$93,350

Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date.

(3) Represents the total cumulative shareholder return for $100 invested on December 31, 2019 (assuming that all dividends were reinvested) in common shares of the Company against the cumulative total return of the IMAX Peer Group to the end of the most recently completed fiscal year. IMAX’s 2023 peer group consists of Ambarella, Inc., Cinemark Holdings, Inc., Cineplex Inc., Dolby Laboratories, Inc., fuboTV Inc, Harmonic Inc., Knowles Corporation, Lions Gate Entertainment Corp., The Marcus Corporation, WildBrain Ltd., and Xperi Holding Corporation (the “2023 Peer Group”). IMAX's 2022 peer group consisted of Ambarella, Inc., Avid Technologies, Inc., Cinemark Holdings, Inc., Cineplex Inc., Dolby Laboratories, Inc., Harmonic Inc., Lions Gate Entertainment Corp., The Marcus Corporation, and World Wrestling Entertainment, Inc. (the “2022 Peer Group”). IMAX's 2021 peer group consisted of the 2022 Peer Group and Zynga Inc. IMAX's 2020 peer group consisted of the 2022 Peer Group, Glu Mobile Inc. and Zynga Inc. Avid Technologies, Inc and World Wrestling Entertainment, Inc. were excluded from the 2023 Peer Group, because they were acquired in 2023. Glu Mobile Inc. and Zynga Inc. were excluded from the peer group list, as applicable, because they were acquired in 2021 and 2022, respectively.

(4) The dollar amounts reported represent the amount of net income attributable to common shareholders reflected in the Company’s audited financial statements for the applicable year (U.S. GAAP Net Income).

(5) Based on the Company assessment, Adjusted EBITDA is the financial performance measure most closely linked to the calculation of CAP. Adjusted EBITDA is a non-GAAP Financial Measure. See “Non-GAAP Financial Measures” on page 82 for a reconciliation of all non-GAAP measurements to the most directly comparable U.S. GAAP measure and a description of how the non-GAAP numbers are calculated from our audited financial statements.

Analysis of Relationship Between Compensation Actually Paid and Performance Measures

The following graphs depict the relationship between CAP and IMAX TSR, Peer Group TSR, Adjusted EBITDA, and Net Income.

Cap v. IMAX group TSR

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CAP v. Adjusted EBITDA and GAAP Net income

List of Most Important Performance Measures for Fiscal Year 2023

The following list sets forth the performance measures (listed in alphabetical order) that the Company views as the “most important” measures for linking our NEOs' compensation to the Company's performance:

•
Adjusted EBITDA Margin
•
Adjusted EPS
•
Global Box Office
•
Free Cash Flow
•
Installations
•
Signing

Further details on how these measures are used can be found in the “Compensation Discussion And Analysis” section beginning on page 26.

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COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no additional fees for service on the Board of Directors.

Our independent directors receive an annual retainer of $50,000. The Chairman of the Board of Directors receives $62,500. In addition, Committee Chairs receive the following annual retainers: the Audit Committee Chair receives $15,000 and the Compensation Committee Chair and the Governance Committee Chair each receive $10,000. Committee members also receive the following yearly retainers: Audit Committee members receive $10,000; Compensation Committee members receive $7,500; the Company’s Lead Independent Director receives $15,000; and Governance Committee members receive $5,000. Committee retainers are in addition to any applicable retainer for being a Committee Chair.

Each year, independent directors are granted an annual grant of RSUs with a value of $125,000 on the date of grant, and the Chairman of the Board is granted an annual grant of RSUs with a value of $170,000 on the date of grant. These grants are made following the election of our independent directors at our annual general meeting of shareholders. The grants made in 2023 vested on the date of grant.

Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees of the Board of Directors. The Governance Committee reviews director compensation and benefits on a periodic basis.

The following table sets forth information relating to compensation of our non-executive directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		All Other Compensation ($)	Total ($)
Gail Berman	28,623		124,986	(2)	—	153,609
Eric A. Demirian	75,000		124,986	(2)	—	199,986
Kevin Douglas	66,667		124,986	(2)	—	191,653
David W. Leebron	75,000		124,986	(2)	—	199,986
Michael MacMillan	65,000		124,986	(2)	—	189,986
Steve Pamon	61,875		124,986	(2)		186,861
Dana Settle	62,500		124,986	(2)	—	187,486
Darren Throop (Board Chair)	113,958	(3)	169,998	(4)	—	283,956
Jennifer Wong	33,623		124,986	(2)	—	158,609
(1)
As required by SEC rules, the “Stock Awards” column in this table reflect the aggregate grant date fair values of the RSU awards computed in accordance with FASB ASC Topic 718 (with no reductions for expected forfeitures). See Note 17(c) of Notes to Consolidated Financial Statements in Item 8 of the 2023 Form 10-K, for the assumptions used to calculate the fair value of the RSUs.
(2)
The director received a grant of 6,778 on June 9, 2023. The RSUs vested on June 9, 2023.
(3)
In addition to the annual retainers paid for his role as the Chairman and an independent board member, Mr. Throop received payments in the amount of $833 and $625 for his role as the Chair and member of the Compensation Committee, respectively, during 2022, which was paid in January 2023. Mr. Throop stepped down from the Compensation Committee in 2022.
(4)
Mr. Throop received a grant of 9,219 RSUs on June 3, 2022 in recognition of his position as Chairman of the Board. The RSUs vested on June 9, 2023.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Douglas (Chair) and Pamon and Ms. Settle, each of whom is an independent director. All compensation decisions for Mr. Gelfond in 2023 were made by the Compensation Committee. None of the members of the Compensation Committee during 2023 is a current or former officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K.

During the fiscal year ended December 31, 2023, none of our executive officers served on compensation committees or boards of directors of any other entity that had or has had one or more of its executive officers serving as a member of our Compensation Committee or Board of Directors.

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2023 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our Equity Compensation Plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,538,873	15.77	4,895,941
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total(1)	5,538,873	15.77	4,895,941
(1)
The number of securities to be issued upon exercise of outstanding options, warrants, and rights excludes 668,639 common shares that may be issued with respect to PSUs outstanding, assuming full achievement of the Adjusted EBITDA and TSR targets.
(2)
The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account common shares that are subject to outstanding RSUs and PSUs, which do not have an exercise price.

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CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance is fundamental to our overall success. The Board has adopted the following key corporate policies and practices:

•
Nine out of ten director nominees are independent.
•
Annual election of all directors.
•
Annual Board and committee self-evaluations.
•
Board-level oversight of ESG and cybersecurity matters.
•
Regular executive sessions of independent directors.
•
The Board and committees hire outside advisors independently of management.
•
One class of common stock, with each share carrying equal voting rights (a “one-share, one-vote” standard).
•
Independent committee chairs and membership.
•
Clawback policy that applies to all executive officers.
•
Anti-hedging and anti-pledging provisions in our Corporate Policy and Procedure on Insider Trading (the “Insider Trading Policy”).
•
No poison pill.
•
Proxy access bylaw that allows any shareholder to nominate a director nominee.
•
Independent Board leadership.
•
Adoption of Corporate Governance Guidelines.
•
Share ownership requirements for directors and executives.

In addition, the Governance Committee of the Board of Directors, which is currently composed of Messrs. Leebron (Chair), MacMillan, Pamon and Ms. Settle, all of whom are independent directors, reviews our corporate governance practices from time to time, as further described in “Corporate Governance Guidelines.” In 2023, the Board and its committees reviewed and updated the Corporate Governance Guidelines as well as the committee charters to enhance governance practices and oversight.

Corporate Governance Guidelines

The Board of Directors has adopted the Corporate Governance Guidelines, which outline the Board of Directors’ authority, responsibilities, composition and procedures.

The role of the Board of Directors is to supervise the business and affairs of the Company, including:

•
overseeing the strategic and business planning processes and reviewing, approving and monitoring the annual and long-term operating plans, including fundamental financial and business strategies and objectives;
•
reviewing and approving the Company's annual and quarterly financial statements;
•
reviewing and assessing the major risks the Company faces and reviewing, approving and monitoring its approach to addressing such risks;
•
developing and reviewing the CEO’s corporate objectives, annually evaluating the performance of the CEO against these objectives, determining his performance-based compensation annually, providing input into the CEO's evaluation of the performance of principal senior executives, and developing appropriate succession plans, from time to time; and
•
reviewing, monitoring, and maintaining the integrity of the Company’s controls and procedures, including its disclosure controls and procedures, its internal controls and procedures for financial reporting, and its compliance with the Code of Business Conduct and Ethics (the “Code of Ethics”).

A current copy of the Corporate Governance Guidelines, the text of which is incorporated by reference into this Circular, is available, without charge, at www.imax.com.

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Director Independence

Nine of the Company's ten directors are independent as defined under applicable legal, regulatory and stock exchange requirements. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as “independent” unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, and Section 1.2 of NI 58-101 provides that an independent director is a person other than an officer or employee of the Company, or an individual having a material relationship with the Company that in the opinion of the Board of Directors could reasonably interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The NYSE Listed Company Manual and NI 58-101 set forth specific categories of relationships that disqualify a director from being independent.

The Board of Directors has reviewed the independence of each director and considered whether any director has a material relationship with the Company. As a result of this review, the Board of Directors affirmatively determined that each of the following directors, representing nine of our ten directors, is independent within the meaning of the NYSE, Canadian securities regulations, and SEC director independence standards, as currently in effect:

• Gail Berman	• David W. Leebron	• Dana Settle
• Eric A. Demirian	• Michael MacMillan	• Darren Throop
• Kevin Douglas	• Steve R. Pamon	• Jennifer Wong

Our Board of Directors’ independence determination was based on information provided by the directors and discussions among the officers and directors.

In making the foregoing independence determination, the Board of Directors considered that Mr. Douglas is our largest individual shareholder, holding approximately 16.98% of our Common Shares as of April 8, 2024. However, the Board determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

Mr. MacMillan is the ultimate controlling shareholder in Blue Ant Media (“Blue Ant”), a media company which he co-founded in 2011. Prior to February 8, 2024, Blue Ant owned 70% of Beach House Pictures Pte Ltd (“Beach House”). On January 13, 2023, China International Communications Group (“CICG”), Beach House, and the Company entered into an agreement to co-finance a documentary film, The Elephant Odyssey. The total budget for the film is approximately $2.6 million, of which CICG is responsible for $0.3 million or 10%. The Company and Beach House have agreed to finance $1.7 million or 75% and $0.6 million or 25% of the remaining budget, respectively. As of December 31, 2023, the Company has made payments of $1.0 million under the agreement. The Board of Directors determined that the transaction did not constitute a material relationship between Mr. MacMillan and the Company. On February 8, 2024, Blue Ant sold 100% of its interest in Beach House.

By virtue of Mr. Gelfond’s current role as CEO, IMAX Corporation, he is not considered to be an independent director.

All members of the Compensation Committee, Audit Committee and Governance Committee are considered “independent” pursuant to the relevant U.S. and Canadian regulations. In the event any transaction or agreement is proposed in respect of which a director has a material interest, the director will be recused from voting on that matter and removed from the meeting while the transaction at issue is being considered by the Board of Directors.

Board Composition and Refreshment

Our articles provide that the Board of Directors may be comprised of a minimum of one and a maximum of 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. As of the date of this Circular, the size of the Board of Directors has been set at ten directors.

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. The Board of Directors has determined that there is no single, generally accepted approach to providing governance and that the right governance structure for the Board of Directors may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board of Directors’ size and composition on an annual basis in connection with its annual self-evaluation.

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In considering its governance structure, the Board of Directors has taken a number of factors into consideration. The Board of Directors, with a majority of its directors being independent directors, exercises strong, independent oversight. This oversight function is enhanced by the fact that all of the Board Committees and their respective chairpersons are comprised entirely of independent directors. A number of processes and procedures of the Board of Directors and of the Committees provide independent oversight of the CEO’s performance:

•
regular executive sessions of the independent directors;
•
the ability of independent directors to contact one another, the CEO, and other executive officers at any time; and
•
the annual evaluations of the performance of the CEO against pre-determined and other criteria.

The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee the Company and of those who manage it on a day-to-day basis.

The Board of Directors recognizes the importance of Board of Directors refreshment and aims to strike a balance between the knowledge and experience that comes from longer tenures on the Board of Directors with the fresh ideas and perspectives that can come from adding new members.

The Governance Committee regularly considers the size and composition of the Board and assesses whether the composition appropriately aligns with the Company’s evolving business and strategic needs. We are committed to having a Board that reflects diverse perspectives and backgrounds. The Governance Committee also considers succession planning in light of anticipated retirements, and for Board and Committee Chair roles, to maintain relevant expertise and depth of experience. As a result of our ongoing refreshment and diversity efforts, the Board added two female directors in 2023, one of whom is a member of a visible minority group. See “Corporate Governance—Board Composition and Focus on Diversity.”

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors has the flexibility to determine the appropriate Board of Directors leadership structure. In making this determination, the Board of Directors considers many factors, including the needs of the business at the time, the assessment of its leadership needs, and the best interests of shareholders. When the Chair is not an independent director, the independent directors will appoint a lead independent director.

The Board believes that it is currently appropriate to separate the roles of Chair of the Board and CEO. The CEO is responsible for setting our strategic direction and the day-to-day leadership of our business, while the Chair, along with the rest of our independent directors, ensures that the Board’s time and attention are focused on oversight of the Company’s most critical matters. Mr. Throop, an independent director, currently serves as the Chair of the Board. Additionally, we believe the separation of the roles contributes to the independence of the Board in its oversight role and in assessing the CEO and management generally. The Board appointed Mr. Throop to serve as Chairman of the Board due to his many years as a valuable member of our Board, as well as his extensive operational and leadership experience.

The Board of Directors routinely assesses its Board leadership structure with careful consideration of the feedback obtained through shareholder engagement.

Risk Management

The Board of Directors is responsible for overseeing the various risks that we face. In this regard, the Board of Directors seeks to understand and oversee critical business risks. Risks are considered in virtually every business decision and as part of our overall business strategy.

While the Board of Directors is responsible for reviewing and assessing the major risks that we face and for reviewing, approving and monitoring our approach to addressing such risks, our management is charged with managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors through senior management. These include:

•
an enterprise risk management program;
•
regular internal management disclosure committee meetings;
•
the Code of Ethics;
•
a Whistle Blower Program;
•
an Anti-Bribery and Anti-Corruption Policy;
•
the Insider Trading Policy;

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•
a Clawback Policy;
•
rigorous product quality standards and processes; and
•
comprehensive internal and external audit processes.

The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program annually. Management communicates routinely with the Board of Directors and the Audit Committee on the significant risks identified and how they are being managed. The Board of Directors implements its risk oversight function both as a whole and through the Audit Committee. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting, cybersecurity and data privacy, and legal matters. The Audit Committee also oversees the internal audit function and our Whistle Blower Program. In 2023, the Audit Committee updated its charter to, among other things, formally adopt its responsibilities associated with the oversight of cybersecurity and other information technology risks. The Audit Committee members meet separately with our CEO and representatives of the independent auditing firm a minimum of four times per year.

The Governance Committee assists the Board of Directors in its oversight of the Company’s governance structure and other corporate governance matters, including the composition of the Board of Directors. The Governance Committee also assists the Board in the oversight of the Company’s ESG-related initiatives and matters. In 2023, the Governance Committee updated its charter to, among other things, formally incorporate its oversight responsibility of ESG matters into its charter. The Compensation Committee reviews our compensation policies and practices to assess whether such policies and practices could lead to unnecessary risk-taking behavior of our employees.

The Board of Directors regularly engages in discussion of financial, legal, business, technology, economic, political and other risks. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board of Directors also discusses risk in relation to specific proposed actions.

The Board of Directors also recognizes the importance of succession planning to ensure long-term health of the Company and business continuity. The Board plans to review management succession planning, including the CEO succession, as part of its annual strategy session in 2024.

Nomination Process

The Governance Committee is responsible for identifying and recommending candidates for election or re-election to the Board of Directors. Such candidates are then nominated for election by a majority of our independent directors. The Governance Committee does not set forth specific, minimum qualifications that nominees must possess in order for the Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to contribute to our effective governance. In evaluating potential nominees for election and re-election as members of the Board of Directors, the Governance Committee seeks nominees that:

•
manifest the highest integrity and possess the highest personal and professional ethics;
•
have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board of Directors;

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•
have the willingness and an ability to make the necessary time commitment to actively participate as a member of the Board of Directors;
•
exhibit sound business judgment;
•
are committed to representing the long-term interests of our shareholders; and
•
for re-elections, have participated in and contributed to the activities of the Board and have devoted sufficient time and attention to being a director.

Candidates are identified from a number of sources including recommendations from directors, management, shareholders and others. The Governance Committee will consider any nominee recommended by a shareholder under the same criteria as any other potential nominee.

Shareholders who wish to have the Governance Committee consider the nomination of any person for director at the 2025 Annual General Meeting of Shareholders should submit a shareholder proposal made in accordance with the provisions of the CBCA to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary between January 7, 2025 and March 8, 2025, or by submitting a timely notice in compliance with the advance notice procedures set forth in the Second Amended and Restated By-Law No. 1 of the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. We may require that a proposed nominee furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.

Board Composition and Focus on Diversity

The Governance Committee Charter mandates that the Governance Committee review, on a periodic basis, the current composition of the Board of Directors in light of the characteristics of independence, diversity, age, competencies, skills, experience, availability of service to the Company, tenure of the directors and the Board of Directors’ anticipated needs. While the Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in reviewing the current composition of the Board of Directors or in identifying or evaluating candidates for the Board of Directors, the Governance Committee is committed to having a diverse Board of Directors and therefore seeks individuals from different backgrounds with varying perspectives, professional experience, education and skills. As a result of our ongoing refreshment and diversity efforts, the Board added two female directors in 2023, one of whom is a member of a visible minority group.

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The Company has evaluated the number of (i) women; (ii) members of visible minorities; (iii) aboriginal persons; and (iv) persons with disabilities (collectively, the “Designated Groups”) represented on the Board of Directors or in senior management positions. As of the date of this Circular, 40% of our Board of Directors is represented by the Designated Groups, with three female directors (30%) and two directors who identify as members of a visible minority group (20%). One director falls under both categories. This represents an increase in the representation of the Designated Groups in our Board of Directors compared to the representation of the Designated Group in the previous Board of Directors. We currently have five female members on our management team of 17 (29%) and four members on our management team who are members of a visible minority group (24%). None of the other members of our management team identify as any of the other types of Designated Groups. The Company has not independently verified the responses of those who have self-identified as members of the Designated Groups. We do not have a policy or targets on the representation of Designated Groups on the Board of Directors or on our management team, as the Board of Directors does not believe that quotas or strict rules necessarily result in the identification or selection of the best candidates. Rather, the Governance Committee takes into account the competencies, skills and personal qualities described above. However, the Board of Directors is mindful of the benefit of diversity in our leadership positions and the need to maximize the effectiveness of the Board of Directors and management and their decision-making abilities. Accordingly, in searches for new directors and members of senior management, the Board of Directors and its third-party consultants that may be hired to assist in identifying candidates, consider the level of female representation and diversity as one of several factors used in its search process.

Director Term Limits

The Board of Directors has not established any term limits for directors but has adopted a mandatory retirement age of 80. It does not believe there to be a correlation between term of service and effective board performance and renewal. The Board of Directors has adopted processes whereby the Governance Committee, along with the Chair of the Board, periodically reviews the composition of the Board of Directors and the skills and experience required to best meet the needs of the Company. When a vacancy in the Board of Directors occurs, the Governance Committee, in conjunction with the Chair of the Board and the CEO, is responsible for identifying potential candidates for consideration based on the various experience and skills required as a result of such vacancy. In addition, the Governance Committee oversees an annual assessment of the effectiveness of the Board of Directors and Board Committees and self-assessments completed by the directors evaluating their individual performance and contributions to the Board of Directors.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2023, the Board of Directors held nine meetings, the Audit Committee held six meetings, the Compensation Committee held two meetings and the Governance Committee held one meeting. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of the Board on which such director served in 2023. The independent directors are given the opportunity to hold executive sessions (where members of management are not in attendance) at all regularly scheduled Board of Directors meetings. Six such executive sessions of the Board of Directors were held during 2023.

Our Board of Directors does not include a single director chosen to preside over the regularly scheduled (quarterly) executive sessions. Executive sessions that follow Board of Directors meetings are usually informal discussions, which are often led by the Chair of the Board or a chair of one of the Board Committees, depending on the subjects to be discussed. The Chair of the Board reviews the matters to be discussed in executive sessions and determines which director is best placed to preside over the executive session. This process facilitates open and candid discussions among the independent directors.

The following incumbent directors attended the following number of Board of Directors meetings during the fiscal year ended December 31, 2023:

Richard L. Gelfond	9/9	Kevin Douglas	9/9	Dana Settle	8/9
Darren Throop	9/9	David W. Leebron	8/9	Jennifer Wong (1)	7/8
Gail Berman (1)	8/8	Michael MacMillan	9/9
Eric A. Demirian	9/9	Steve R. Pamon	9/9
(1)
Gail Berman and Jennifer Wong joined the Board after the February 2023 board meeting.

All of the members of the Audit Committee are independent directors and hold in camera sessions where members of management are not in attendance at least once each fiscal quarter. A total of four such in camera sessions were held during 2023.

While we encourage directors to attend our Annual General Meeting of Shareholders, there is no formal policy concerning such attendance. All of the directors attended last year’s Annual and Special Meeting of Shareholders.

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Committees of the Board of Directors

To assist it in discharging its duties effectively, the Board of Directors has delegated some of its duties to three committees of the Board: the Audit Committee, the Compensation Committee and the Governance Committee. Each of these committees and their respective chairs are appointed annually by the Board of Directors. Each committee has a written charter that sets out its principal duties and responsibilities. Each committee has the authority to retain special legal, accounting or other advisors. The following table shows the composition of each of our Board Committees on April 26, 2024.

Name	Independent Director	Audit Committee	Governance Committee	Compensation Committee
Gail Berman	✓
Eric A. Demirian	✓	✓ (Chair)
Kevin Douglas	✓			✓ (Chair)
David W. Leebron	✓	✓	✓ (Chair)
Michael MacMillan	✓	✓	✓
Steve R. Pamon	✓		✓	✓
Dana Settle	✓		✓	✓
Darren Throop	✓
Jennifer Wong	✓	✓

Audit Committee

The Audit Committee is currently composed of Messrs. Demirian (Chair), Leebron, MacMillan. and Ms. Wong, each of whom is an independent director who meets the independence and other requirements of the NYSE and Canadian National Instrument 52-110 - Audit Committees standards applicable to Audit Committee members. The Board of Directors has established the Audit Committee for the purpose of overseeing:

•
the quality and integrity of our financial statements and related disclosure;
•
our compliance with legal and regulatory requirements;
•
the independent auditors’ qualifications and independence;
•
the effectiveness of our risk management program, including with respect to cybersecurity and data privacy risk;
•
the performance of our internal audit function;
•
internal controls and procedures; and
•
the performance of the independent auditors.

Each Audit Committee member has experience with various businesses and professions, which is relevant to their understanding of the accounting principles used by the Company in preparing its financial statements and to their understanding of the general applications of such accounting principles in connection with the accounting for estimates, accruals and reserves. These experiences have been with companies, businesses and professional organizations presenting a breadth and level of complexity of accounting issues generally comparable to those reasonably expected to be raised by our financial statements and have provided them with an understanding of internal controls and procedures for financial reporting. For more information on the education and experience of each Audit Committee member, see “Item No. 1 - Election of Directors” on page 9. The Board of Directors has determined that Mr. Demirian qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K as a result of Mr. Demirian’s qualifications as a Chartered Professional Accountant. Mr. Demirian serves as the Chair of the Audit Committee.

The Audit Committee meets with our external auditors, both with and without management present, to review and discuss our accounting policies, our quarterly and year-end financial statements and their presentation, and significant financial issues which may arise for our Company. The Audit Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Audit Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York 10010, Attention: Corporate Secretary.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Douglas (Chair), Pamon and Ms. Settle, each of whom is an independent director. The Compensation Committee is responsible for evaluating and making recommendations to the Board of

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Directors regarding our equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee approves or recommends to the Board of Directors the compensation package (including components, quantum and timing) for our CEO, sets his performance factors, and assesses his performance on a periodic basis. On an annual basis, the Compensation Committee reviews and approves the components and the amount of compensation paid to certain of our senior executives. The Compensation Committee has been actively engaged in implementing changes that will promote greater alignment between executive compensation and shareholder value. See “Compensation Discussion & Analysis—Say-on-Pay and Shareholder Engagement”.

The Compensation Committee has the authority to retain outside consultants to provide independent advice to the Compensation Committee. In 2023, the Compensation Committee did not retain compensation consultants.

The Compensation Committee is responsible for performing the functions required of it under our equity award plans, including the grant of RSUs and PSUs from time to time. The Compensation Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Compensation Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York 10010, Attention: Corporate Secretary.

Governance Committee

The Governance Committee is currently composed of Messrs. Leebron (Chair), MacMillan, Pamon and Ms. Settle, each of whom is an independent director. The Governance Committee is responsible for monitoring and evaluating our corporate polices and governance practices, monitoring significant developments in the law and practice of corporate governance, monitoring and evaluating our compliance with the law, our articles, by-laws and governance agreements, and monitoring the effectiveness of the Board of Directors and Board Committees in the discharge of their general oversight responsibilities. In addition, the Governance Committee oversees our policies and programs concerning corporate social responsibility, including ESG matters. The Governance Committee, together with management, reports updates on the Company’s overall corporate social responsibility strategy, including ESG matters, to the full Board.

The Governance Committee is responsible for identifying and recommending candidates for election to the Board of Directors. The Governance Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of the opportunities and risks facing us and the competencies, skills and personal qualities that are desirable to add value and to contribute to our effective governance. The Governance Committee also has the authority to engage consultants and third-party search firms to assist in identifying qualified candidates for the Board of Directors. The Governance Committee, together with the CEO and other members of the Board of Directors and/or senior management, meet with and interview potential candidates.

The Governance Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Governance Committee Charter is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York 10010, Attention: Corporate Secretary.

Orientation and Education

We have developed and implemented orientation materials and procedures for new directors. When new directors join our Board of Directors, we provide a comprehensive onboarding package, which includes written materials on our industry, business, strategies, and policies. New directors also have access to fellow directors and senior management and are invited to attend orientation sessions as necessary.

For continued education of our directors, we provide reports, presentations, and other written materials, prepared by internal and external experts, relating to our business and on relevant topics such as industry trends, geopolitical and macroeconomic developments, and the evolving ESG landscape on a periodic basis. Directors are also offered annual membership in the National Association of Corporate Directors, at our expense.

Board and Committee Self-Assessment

On an annual basis, each director and committee member completes a review and self-evaluation of the Board of Directors’ and Board Committees’ operating effectiveness as well as his or her own individual performance as a member of the Board of Directors. The evaluation process solicits feedback on a range of issues, including Board and committee structure and compositions, meeting dynamics, interaction with management, and other information and resources available to the Board. The input is summarized on a confidential basis and provided to the Chair of the Governance Committee. The results of the evaluations are reported to the Board of Directors. Any agreed upon improvements are implemented as applicable.

Written Position Descriptions

The Board of Directors is responsible for the appointment of the Chair of the Board and for the appointment of the Chair and members of each Board Committee. The Board of Directors and Committees of the Board each operate within written mandates

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established and periodically reviewed by the Board of Directors. The Chair of each committee is responsible for reporting on the activities of that committee to the full Board of Directors on a periodic basis.

The Board of Directors has not developed a written position description for the CEO. The Board of Directors and the CEO develop, on an annual basis, detailed written corporate objectives and parameters pursuant to which the CEO operates our business. The Board of Directors is also responsible for annually evaluating the CEO against these objectives.

Directors’ Share Ownership Guidelines

To support the alignment of directors’ interests with those of our shareholders, non-management directors are required, in accordance with the Share Ownership Guidelines, to achieve and maintain a minimum level of share ownership. Directors subject to the policy must satisfy the guidelines within four years of the date such director first became subject to the policy. In 2023, the Share Ownership Guidelines were updated to increase the directors' minimum shareholder requirement from 300% of the annual retainer to 400% of the annual retainer. As of April 1, 2024, all of the non-management directors had met their share ownership guidelines within the required time frame.

Name	Guideline (% of Annual Retainer)(1)	Current Ownership (% of Annual Retainer)
Gail Berman(2)	400%	233%
Eric A. Demirian	400%	1,246%
Kevin Douglas	400%	225,759%
David W. Leebron	400%	2,640%
Michael MacMillan	400%	855%
Steve Pamon (3)	400%	542%
Dana Settle	400%	1,464%
Darren Throop	400%	431%
Jennifer Wong(4)	400%	194%
(1)
Pursuant to the Company's Share Ownership Guidelines, compliance with such guidelines is measured as of April 1st of each year.
(2)
Ms. Berman became subject to the Share Ownership Guidelines in 2023 and is currently required to hold 25% of the minimum shareholding requirement.
(3)
Mr. Pamon became subject to the Share Ownership Guidelines in 2021 and is currently required to hold 75% of the minimum shareholding requirement.
(4)
Ms. Wong became subject to the Share Ownership Guidelines in 2023 and is currently required to hold 25% of the minimum shareholding requirement.

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Corporate Responsibility

The Company makes it a priority to operate its business in a responsible and sustainable manner. This effort includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and undertaking initiatives to reduce our environmental impact and to prominently highlight environmental causes. The Company recognizes the importance of protecting our social, financial, informational, environmental, and reputational assets.

Our Board of Directors and management actively oversee sustainability matters. In 2022, we established a steering committee to lead a Company-wide strategy on ESG matters with the aim to integrate into our operations and Company culture an ESG framework that aligns with the Company’s long-term strategy and interests of our stakeholders. The ESG steering committee is a cross-functional committee that reports to the Governance Committee. The Governance Committee is charged with briefing the full Board of Directors, elevating oversight of IMAX’s ESG framework, policies and initiatives to the very highest level of the Company. In 2023, the Board amended the Governance Committee charter to assign formal responsibility for ESG oversight to the Governance Committee. The Company monitors ESG-related regulatory and industry developments and evaluates the materiality of any ESG-related risks as part of its risk assessment.

Environmental Sustainability

We are committed to responsible and sustainable business practices. As one of the world’s leading entertainment technology companies, we believe in making a global social impact through the use of our cutting-edge technology to capture the beauty and fragility of our environment and life on earth in documentaries. IMAX’s catalog of sustainability-themed films includes A Beautiful Planet, Born to be Wild, Pandas, To the Artic, Island of Lemurs: Madagascar, and The Last Glaciers. IMAX works with educators and learning centers to create educational guides for our sustainability-themed documentaries to be used by teachers in classrooms. This is an extension of the Company’s mission to educate, entertain, and inspire audiences globally. We believe in the power of film to promote awareness of and appreciation for the “big picture,” the understanding that the actions we take in our daily lives can significantly impact the future of the planet.

IMAX continually seeks to raise awareness in environmental sustainability and to reduce our environmental footprint by implementing energy efficient measures, reducing waste, reducing use of fresh water, and limiting runoff through the storm water system in the Company’s facilities. In the past, the Company partnered with Credit Valley Conservation to build an environmentally friendly parking lot, plant trees and develop a trail at the Company’s Sheridan Park office in Mississauga, Ontario. In 2022, IMAX was recognized with a “Friend of the Credit Conservation Award” from Credit Valley Conservation in the category of Corporate Leadership. This award recognizes the important work being done to preserve the Credit River Watershed and to adopt new and creative approaches to plan for an environmentally sustainable future. The Company is reviewing sustainability projects for its facilities in Ontario and California.

Community Outreach

As part of our corporate responsibility, we are committed to supporting organizations with deep roots in the communities we operate in and partnering with on-the-ground community organizations who are dedicated to creating a positive impact on marginalized, underserved, or otherwise disadvantaged communities. Among other things, we believe in the power of film to ignite and inspire younger generations of filmmakers and moviegoers and endeavor to provide unique experiences to further their interest in filmmaking.

In 2023, we held our first-ever Company-wide day of service, “IMAX Impact Day,” where we provided opportunities for employees to volunteer their time to charitable organizations and causes worldwide. We worked with 16 partner organizations across 10 corporate IMAX locations in six countries, and our employees directly contributed to these organizations doing important work relating to food insecurity, homelessness, mental illness, environmental preservation and much more. In addition to employee time, IMAX contributed financially to all organizations involved.

Beyond “Impact Day,” in 2022, we partnered with The Boys and Girls Club of America and other local organizations to present exclusive screenings of Black Panther: Wakanda Forever to underserved youth in select cities in the U.S. In addition, in 2022, we became a sponsor of Shine Global's first Children's Resilience in Film Awards. Shine Global is a non-profit media company that gives voice to children and their families by telling stories of their resilience to raise awareness, promote action, and inspire change through film. Children's Resilience in Film Awards honor powerful films and preeminent filmmakers who highlight and celebrate the inspiring strength, creativity, and power of children across the world in the face of the pandemic and ongoing humanitarian crises.

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In addition to above, we provided corporate sponsorships to the Charlize Theron Africa Outreach Project in 2023 and, in 2022, to the National September 11 Memorial & Museum, Rock & Roll Hall of Fame Foundation, National Resources Defense Council, Charlize Theron Africa Outreach Project, and Ronald McDonald House of the Greater Hudson Valley in 2022.

Human Capital

The Company’s mission is to connect the world through extraordinary experiences that inspire us to reimagine what’s possible, together. The Company has the power to inspire, ignite and involve its teams, customers and partners across the 1,772 IMAX Systems in its network to transcend the ordinary. However, we understand that these experiences are only made possible through our employees.

We are committed to acquiring talent and developing internal talent to create a high-performing, diverse workforce. In order to achieve this objective, we offer competitive pay programs and benefits to our people globally. Please see the section titled “Human Capital” in the 2023 Form 10-K for additional information regarding the Company’s employee programs and compensation practices.

Diversity, Equity, and Inclusion

We believe that a culture of diversity and inclusion is a competitive advantage that fuels innovation and strengthens a company’s reputation. We are committed to Diversity, Equity, and Inclusion (“DE&I”) and in particular:

•
fostering a culture of engagement and inclusivity where employees feel a sense of understanding, acceptance, and belonging.
•
Implementing processes, policies, and practices that are fair and equitable.
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Ensuring the diversity of the partners, filmmakers, and audiences IMAX serves are reflected through progressive recruiting and retention efforts.
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Impacting the workplace and communities in which IMAX operates in a positive way.

As of December 31, 2023, women represented approximately 35% of the Company’s global workforce. The Company currently has three female directors (30%) and two directors who identify as members of a visible minority group (20%) on the Board of Directors. One director falls under both categories. We currently have five female members on our management team of 17 (29%) and four members on our management team who are members of a visible minority group (17%). One member of our management team falls under both categories.

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CODE OF BUSINESS CONDUCT AND ETHICS AND INSIDER TRADING POLICY

We have a Code of Ethics applicable to all employees, including our CEO, CFO, and controller and all other persons performing similar functions, and all directors and consultants. Any incidents or reports made in connection with a potential violation of the Code of Ethics are reported to the Audit Committee through (i) the Whistle Blower hotline or (ii) our internal audit function. The Code of Ethics is distributed to applicable individuals on commencement of service and annually thereafter. Such individuals are required annually to acknowledge receipt of, read and agree to abide by the Code of Ethics. A copy of the Code of Ethics, which the Company updated in 2023, is available without charge, at www.imax.com or upon written request at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York 10010, Attention: Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics will be disclosed to the extent required by applicable law or the rules of the NYSE at www.imax.com.

To further align the interests of our directors, officers, and employees with those of our shareholders, we adopted our Insider Trading Policy, which prohibits all directors, officers, and employees from engaging in activities that are designed to hedge or offset decreases or increases in the market value of our securities (including, without limitation, prepaid variable forward contracts, equity swaps, collars, and exchange funds). In addition, directors, officers, and employees may not hold our securities in a margin account or pledge its securities as collateral for a loan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, or any security holder of record as of the date of this Circular who owned, of record or to our knowledge, more than 5% of our outstanding Common Shares, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction, except for the following:

Mr. Douglas is our largest individual shareholder, holding approximately 16.98% of our Common Shares as of April 8, 2024. However, the Board of Directors has determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

Mr. MacMillan is the ultimate controlling shareholder in Blue Ant, a media company which he co-founded in 2011. Prior to February 8, 2024, Blue Ant owned 70% of Beach House. On January 13, 2023, CICG, Beach House, and the Company entered into an agreement to co-finance a documentary film, The Elephant Odyssey. The total budget for the film is approximately $2.6 million, of which CICG is responsible for $0.3 million or 10%. The Company and Beach House have agreed to finance $1.7 million or 75% and $0.6 million or 25% of the remaining budget, respectively. As of December 31, 2023, the Company has made payments of $1.0 million under the agreement. The Board of Directors determined that the transaction didn't constitute a material relationship between Mr. MacMillan and the Company. On February 8, 2024, Blue Ant sold 100% of its interest in Beach House.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, beneficial owners of more than ten percent of our common shares to report ownership and changes in ownership with the SEC on Forms 3, 4, and 5. We believe all of these reports were timely filed in the fiscal year ended December 31, 2023 based upon our review of the reports filed with the SEC, with the exception of Robert D. Lister, who was late reporting seven transactions on March 7, 2023 related to his annual equity grant, vesting of previously granted equity awards and the related net settlement of the vested awards due to an administrative error. The transactions were reported on a Form 4 filed on March 13, 2023.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On a regular basis, we require our directors, nominees for director and executive officers to identify to the Board of Directors transactions and/or relationships that could constitute transactions with a related person as defined in Item 404(a) of Regulation S-K. For any potential transaction in which a director, executive officer, nominee for director, 5% or greater beneficial owner, any immediate family members of the foregoing, or other related person would have a material interest that is expected to exceed $120,000 in a single calendar year, such transaction is reviewed, in advance, by our Chief Legal Officer and Chief Compliance Officer to ensure compliance with our Code of Ethics and to evaluate the disclosure requirements under Item 404(a) of Regulation S-K before being considered for approval by the Board of Directors. In the course of its review and approval or ratification of a related person transaction, the Board of Directors considers:

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the approximate dollar value of the transaction;

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•
the related person’s interest in the transaction and the approximate dollar value of such interest without regard to any profit or loss;
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the position of the related person within the Company or relationship with the Company;
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the materiality of the transaction to the related person and the Company;
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whether the transaction was undertaken in the ordinary course of business of the Company;
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whether the transaction would impair the independence of a non-employee director;
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whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
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the purpose of, and the potential benefits to the Company of, the transaction; and
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any other information regarding the transaction or the related person in the context of the transaction that would be material to investors in light of the circumstances of the particular transaction.

Currently, we do not have a formal written policy governing transactions with related persons. In the event any transaction or agreement occurs in respect of which a director has a material interest, the director will be recused from voting on that matter and will not participate in the meeting while the transaction at issue is being considered by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2023.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023 with senior management. The Audit Committee meets privately with PwC on a periodic basis and PwC has unrestricted access to the Audit Committee. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (which relate to the accountant’s independence from the Company and related entities) and has discussed with PwC the independence of PwC from the Company. As part of its responsibilities for oversight of the Company’s enterprise risk management process, the Audit Committee has reviewed and discussed the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC and the Company’s Annual Information Form for the fiscal year ended December 31, 2023.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

April 26, 2024	Respectfully submitted,

Eric A. Demirian (Chair)
David W. Leebron
Michael MacMillan
Jennifer Wong

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NON-GAAP FINANCIAL MEASURES

In this Circular, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA Margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, net; (iii) realized and unrealized investment gains or losses, (iv) transaction-related expenses; and (v) restructuring and executive transition costs, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income (loss) attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Adjusted Net Income Attributable to Common Shareholders and Adjusted Net Income Per Share

	Twelve Months Ended December 31,
	2023		2022
(in thousands of U.S. Dollars, except per share amounts)	Net Income	Per Diluted Share	Net (Loss) Income	Per Diluted Share
Net income (loss) attributable to common shareholders	$25,335	$(0.46)	$(22,800)	$(0.40)
Adjustments (1):
Share-based compensation	23,184	0.42	26,382	0.46
COVID-19 government relief benefits, net	—	0.00	(373)	(0.01)
Unrealized investment gains	(558)	(0.01)	(70)	—
Transaction-related expenses(2)	3,361	0.06	1,122	0.02
Restructuring and executive transition costs(3)	2,688	0.05	—	—
Tax impact on items listed above	(1,931)	(0.04)	(1,054)	(0.02)
Adjusted net income(1)	$52,079	$0.94	$3,207	$0.06
Weighted average diluted shares outstanding (in '000)		55,146		57,371
(1)
Reflects amounts attributable to common shareholders.
(2)
Reflects costs in connection with the Company’s proposal to acquire the outstanding 96.3 million shares in IMAX China in 2023 and costs incurred associated with the acquisition of SSIMWAVE in 2022.
(3)
Reflects costs in connection with the departure of the President, IMAX Entertainment and Executive Vice President of the Company and other employees to capture efficiencies and centralize certain operational roles.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements, when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) transaction-related expenses; (iv) restructuring and executive transition costs; and (v) write-downs, net of recoveries, including asset impairments and credit loss expense.

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A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA per Credit Facility, is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Adjusted EBITDA per Credit Facility

	Twelve Months Ended December 31 (1)
	2023			2022
(in thousands of U.S. Dollars)	Attributable to Non- Controlling Interests and Common Shareholders	Less: Attributable to Non- Controlling Interests	Attributable to Common Shareholders	Attributable to Non- Controlling Interests and Common Shareholders	Less: Attributable to Non- Controlling Interests	Attributable to Common Shareholders
Reported net income (loss)	$33,066	$7,731	$25,335	$(19,877)	$2,923	$(22,800)
Add (subtract):
Income tax expense	13,051	1,725	11,326	10,108	1,256	8,852
Interest expense, net of interest income	2,101	(408)	2,509	1,272	(251)	1,523
Depreciation and amortization, including film asset amortization	60,022	5,312	54,710	56,661	4,820	51,841
Amortization of deferred financing costs (2)	2,235	—	2,235	3,177	—	3,177
EBITDA	$110,475	$14,360	$96,115	$51,341	$8,748	$42,593
Stock and other non-cash compensation	24,230	774	23,456	27,573	760	26,813
Unrealized investment gains	(465)	(93)	(372)	(70)	—	(70)
Transaction-related expenses(3)	3,569	$208	3,361	1,122	—	1,122
Write-downs, including asset impairments and credit loss expense	3,273	362	2,911	15,723	1,723	14,000
Restructuring and executive transition costs(4)	2,946	258	2,688	—	—	—
Adjusted EBITDA per Credit Facility	$144,028	$15,869	$128,159	$95,689	$11,231	$84,458
(1)
The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.
(3)
Reflects costs incurred resulting from the Company's proposal to acquire the outstanding 96.3 million shares in IMAX China.
(4)
Reflects costs in connection with the departure of the President, IMAX Entertainment and Executive Vice President of the Company and other employees to capture efficiencies and centralize certain operational roles.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

AVAILABLE INFORMATION

We make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as reasonably practicable after such filing has been made with the SEC. Reports are available at www.imax.com or by calling Investor Relations at 1-212-821-0154. Additional information relating to the Company is available at www.sedarplus.ca. Financial information is provided in our comparative financial statements and MD&A for our most recently completed financial year. The text of the current copy of the Corporate Governance Guidelines is incorporated by reference into this Circular.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Circular to each shareholder entitled to receive notice of the Meeting, to each director and to the auditors of the Company have been approved by the Board of Directors.

April 26, 2024

/s/ Kenneth I. Weissman

Kenneth I. Weissman
Deputy General Counsel & Corporate Secretary

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Imax computer share 8th floor, 100 university avenue toronto, ontario m5j 2y1 www.computershare.com 000001 mr a sample designation (if any) security class add1 common shares add2 add3 holder account number add4 add5 c1234567890 xxx add6 fold form of proxy - annual general meeting to be held on june 6, 2024 this form of proxy is solicited by and on behalf of management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the management nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. Ifa date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the management nominees listed on the reverse, this proxy will be voted as recommended by management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting and management information circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by management. Roe proxies submitted must be received by 10:00 a.m., eastern time, on june 4, 2024. Vote using the telephone or internet 24 hours a day 7 days a week! Fold to vote using the telephone to vote using the internet to receive documents electronically to virtually attend the meeting call the number listed below from a touch tone telephone. 1-866-732-vote (8683) toll free go to the following web site: www.investorvote.com smartphone scan the qr code to vote now you can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com. You can attend the meeting virtually by visiting the url provided on the back of this document. If you vote by telephone or the internet, do not mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the internet, you will need to provide your control number listed below. Control number 123456789012345 01ze0a cpuqc01.e.int/000001/i1234

MR SAM SAMPLE C1234567890 XXX 123 Appointment of Proxyholder I/We being holder(s) of securities of IMAX Corporation (the “Company”) hereby appoint: Richard L. Gelfond, or failing this person, Robert D. Lister, or failing this person, Kenneth I. Weissman (the “Management Nominees”) OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. Note: If completing the appointment box above YOU MUST go to http://www.computershare.com/IMAX and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with an invite code to gain entry to the online meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Company to be held online at https://meetnow.global/MUPPDUQ on June 6, 2024 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES 1. Election of Directors 01. Gail Berman 02. Eric A. Demirian 03. Kevin Douglas 04. Richard L. Gelfond 05. David W. Leebro 06. Michael MacMillan 07. Steve Pamon 08. Dana Settle 09. Darren Throop 10. Jennifer Wong For Against For Against For Against If there are more candidates nominated at the Meeting than positions available on the board of directors, then, in accordance with applicable law, “Against” shall instead be read as “Withhold”. Note: Voting Withhold is the equivalent to voting Abstain. For Withhold 2. Appointment of Auditors Appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. Note: Voting Withhold is the equivalent to voting Abstain. For Against Abstain 3. Advisory Vote on Named Executive Officer Compensation Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as set forth in the accompanying Proxy Circular and Proxy Statement. Note: Voting Abstain is the equivalent to voting Withhold. Fold Signature of Proxyholder Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. IMXQ 364676 XXXX AR6 999999999999 01ZE1A MM/DD/YY